Exhibit 10.13

Confidential Treatment Requested by Capital Trust, Inc.

Execution Version

This EXCHANGE AGREEMENT (this “Agreement”), dated as of March 31, 2011, is entered into by and among Capital Trust, Inc., a Maryland corporation (“CT”), CT Legacy Holdings, LLC, a Delaware limited liability company (“CT Legacy Holdings”), CT Legacy Series 1 Note Issuer, LLC, a Delaware limited liability company (“CT Series 1 Note Issuer”), CT Legacy REIT Holdings, LLC, a Delaware limited liability company (“CT Legacy REIT Holdings” and, together with CT, CT Legacy Holdings and CT Series 1 Note Issuer, the “CT Entities” or individually, a “CT Entity”), WestLB AG, New York Branch, as administrative agent (the “Administrative Agent”) and each of WestLB AG, New York Branch, BNP Paribas, Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, N.A.,  (collectively, the “WestLB Lenders” and together with the Administrative Agent and the CT Entities, collectively, the “Parties” and each, individually, a “Party”).

WHEREAS:

A.           Reference is made to that certain Amended and Restated Credit Agreement, dated as of March 16, 2009 (as the same may have been amended, modified or supplemented from time to time, the “Credit Agreement”), among CT, the lenders party thereto and the Administrative Agent.

B.           Concurrently with the execution hereof, CT is consummating a Restructuring (as defined in Exhibit A and Exhibit B hereto) of all of its recourse debt liabilities as described in further detail in Exhibit A hereto consisting of the Legacy Asset Contribution Transaction, the CTLRMB Legacy Asset Downstream Contribution Transaction, the CTLA Legacy Asset Downstream Contribution Transactions, the Mezzanine Loan Contribution Transaction, the REIT Stock Contribution Transaction, the Note Exchange Transactions, the Repurchase Financing Assumption Transactions, the WestLB Loan Termination Transaction, the Old JSN Discharge Transaction, the Non-EOD Restructure 1 Contribution Transaction, the EOD CDO Redemption Transaction, the Old JSN 2 Discharge Transaction and the JSN Opt-Out Exchange Transaction.

C.           As of the date hereof, the aggregate principal amount outstanding under the Credit Agreement is $98,123,658.88, and the amount owed to each WestLB Lender under the Credit Agreement is as set forth next to such WestLB Lender’s name on Exhibit C hereto (the outstanding aggregate principal amount and any interest accrued thereon to the Closing Date shall be referred to as the “Credit Agreement Obligations”), which amounts are secured by all of CT’s right, title and interest in the property described in Section 2.1 (the “Collateral”) of that certain Pledge and Security Agreement, dated as of March 16, 2009, by and between CT, as Pledgor thereunder, for the benefit of WestLB AG, New York Branch, as collateral agent on behalf of the WestLB Lenders (as the same may have been amended, modified or supplemented from time to time, the “WestLB Pledge Agreement”).

D.           In furtherance of the Restructuring, CT has formed CT Legacy Manager, LLC (“CT Legacy Manager”), CT Legacy Holdings, CT Series 1 Note Issuer, CT Series 2 Note Issuer, CT Legacy REIT Holdings, CT Legacy REIT Mezz Borrower, CT Legacy Asset, CT Legacy MS and CT Legacy Citi and CT will cause an existing wholly owned corporation to be converted and renamed into CT Legacy JPM.

E.           In furtherance of the Restructuring, the Parties desire to consummate the WestLB Loan Termination Transaction, whereby the CT Entities shall make certain payments of cash, deliver Class A-2 Units of CT Legacy REIT Holdings and deliver notes of CT Series 1 Note Issuer to the WestLB Lenders (as listed in Exhibit C hereto) in exchange for and in full satisfaction of the Credit Agreement Obligations and the release of the Collateral and Liens and the termination and discharge of the Credit Agreement and the Security Agreements.

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1.            Definitions.           This Agreement, the Units, the Series 1 LLC Interest Secured Notes, the Pledge Agreements and the Control Agreements are collectively referred to herein as the “Operative Documents.”  All other capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in Exhibit A hereto.  The following terms shall have the following meanings:

“Administrative Agent” has the meaning set forth in the introductory paragraph hereof.

“Affiliates” means, as applied to any person, any other person directly or indirectly controlling, controlled by, or under common control with, that person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the any securities having ordinary voting power for the election of directors of such person or (ii) to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Cash” has the meaning set forth in Section 2(a).

“CERCLA” has the meaning set forth in Section 4(y).

“Closing” has the meaning set forth in Section 2(b).

“Closing Date” has the meaning set forth in Section 2(b).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.

“Collateral” has the meaning set forth in the Recitals.

“Collateral Agent” shall mean U.S. Bank, National Association.

“Commission” has the meaning set forth in Section 4(bb).

“Company Counsel” has the meaning set forth in Section 3(b).

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“Control Agreements” shall mean the Dividends Account Control Agreement and Sale Proceeds Account Control Agreement (as such terms are defined in the Pledge Agreements).

“Credit Agreement” has the meaning set forth in the Recitals.

“Credit Agreement Obligations” has the meaning set forth in the Recitals.

“CT” has the meaning set forth in the introductory paragraph hereof.

“CT Entities” has the meaning set forth in the introductory paragraph hereof.

“CT Legacy Holdings” has the meaning set forth in the introductory paragraph hereof.

“CT Legacy Manager” has the meaning set forth in the Recitals.

“CT Legacy REIT Holdings” has the meaning set forth in the introductory paragraph hereof.

“CT Series 1 Note Issuer” has the meaning set forth in the introductory paragraph hereof.

“Environmental Law” has the meaning set forth in Section 4(y).

“Equity Interests” means with respect to any person (a) if such a person is a partnership, the partnership interests (general or limited) in a partnership, (b) if such person is a limited liability company, the membership interests in a limited liability company and (c) if such person is a corporation, the shares or stock interests (both common stock and preferred stock) in a corporation.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange” has the meaning set forth in Section 2(a).

“Exchange Act” has the meaning set forth in Section 4(e).

“Exchange Act Reports” means the documents of CT filed with or submitted to the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by CT’s most recent Annual Report on Form 10-K.

“Financial Statements” has the meaning set forth in Section 4(cc).

“GAAP” has the meaning set forth in Section 4(u).

“Governmental Entities” has the meaning set forth in Section 4(l).

“Governmental Licenses” has the meaning set forth in Section 4(o).

“Hazardous Materials” has the meaning set forth in Section 4(y).

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“Indemnified Parties” has the meaning set forth in Section 8(a).

“Interim Financial Statements” has the meaning set forth in Section 4(cc).

“Investment Company Act” has the meaning set forth in Section 4(g).

“Lien” has the meaning set forth in Section 2(b)(vii).

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities or assets of the entity or any of its subsidiaries taken as a whole.

“Mezzanine Loan Agreement” has the meaning set forth in Section 4(p).

“Mezzanine Loan Lender” shall mean Five Mile Capital II CT Mezz SPE LLC, a Delaware limited liability company.

 “New LLC Interests” has the meaning set forth in Section 2(a).

“Party” has the meaning set forth in the introductory paragraph hereof.

“Pledge Agreement” has the meaning set forth in Section 2(b)(iii).

“Properties” has the meaning set forth in Section 4(y).

“Regulation D” has the meaning set forth in Section 4(c).

“REIT” has the meaning set forth in Section 4(gg).

“RLF” has the meaning set forth in Section 3(b).

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§77a et seq., as amended, and the rules and regulations promulgated thereunder.

“Securities Account Control Agreement” means that certain Securities Account Control Agreement, dated as of March 16, 2009, by and among CT, the Administrative Agent and Bank of America, National Association, as the same may have been amended, modified or supplemented from time to time.

“Security Agreements” means the Securities Account Control Agreement and the WestLB Pledge Agreement and all Liens thereunder, including, without limitation, in the Collateral.

“Series 1 LLC Interest Secured Notes” has the meaning set forth in Section 2(a).

“Series 2 Notes” has the meaning set forth in Section 7(a).

“Significant Subsidiary” has the meaning set forth in Commission Regulation S-X.

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“Tax” has the meaning set forth in Section 4(t).

“Tax Returns” has the meaning set forth in Section 4(t).

“Units” has the meaning set forth in Section 2(a).

“Venable” has the meaning set forth in Section 3(b).

“WestLB Lenders” has the meaning set forth in the introductory paragraph hereof.

“WestLB Pledge Agreement” has the meaning set forth in the Recitals.

2.            Exchange and Closing.

(a)           Subject to the terms and conditions contained herein, on the Closing Date, CT, CT Legacy Holdings and CT Series 1 Note Issuer, as applicable, agree to issue and/or deliver, as applicable, to the WestLB Lenders or, upon request, any of their respective Affiliates, an aggregate of (1) $22,932,203.89 in cash in immediately available funds (the “Cash”), (2) 2,415,625 Class A-2 Units of CT Legacy REIT Holdings (the “Units”) and (3) $2,777,777.75 principal amount of 8.19% series 1 secured notes due 2016 of CT Series 1 Note Issuer in the form attached as Exhibit D hereto (the “Series 1 LLC Interest Secured Notes”), secured by an aggregate of 1,287,946 Class A-1 Units and 437,500 Class A-2 Units of CT Legacy REIT Holdings (the “New LLC Interests”), in each case, in the amounts set forth next to each WestLB Lender’s name on Exhibit C attached hereto and have requested that the WestLB Lenders accept such Cash, Units and Series 1 LLC Interest Secured Notes in exchange for and in full satisfaction of the Credit Agreement Obligations and the release of the Collateral and Liens and the termination and discharge of the Credit Agreement and the Security Agreements, and the WestLB Lenders agree to accept such Cash, Units and Series 1 LLC Interest Secured Notes in exchange for and in full satisfaction of the Credit Agreement Obligations and to release the Collateral and Liens and terminate and discharge the Credit Agreement and the Security Agreements (the “Exchange”).

(b)           The closing of the Exchange and the other transactions between the Parties hereto contemplated herein shall occur at the offices of Company Counsel in New York, New York (the “Closing”), or such other place as the Parties hereto shall agree, at 11:00 a.m. New York time, on March 31, 2011 or such later date as the Parties may agree (such date and time of delivery the “Closing Date”). The CT Entities and the Administrative Agent and WestLB Lenders hereby agree that prior to or at the Closing of the Exchange the following transactions will occur and items will be delivered:

(i)           The LLC Agreement of each of CT Series 1 Note Issuer and CT Legacy REIT Holdings, in the form attached as Exhibits E-1 and E-2 hereto, shall become effective, and each WestLB Lender, upon delivery of the Units, shall execute and deliver a counterpart signature page to the LLC Agreement of CT Legacy REIT Holdings as contemplated therein.

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(ii)           CT will pay the Cash to each WestLB Lender in the amounts set forth next to each WestLB Lender’s name on Exhibit C attached hereto in accordance with the wire transfer instructions on Exhibit F hereto.

(iii)           CT Series 1 Note Issuer, each WestLB Lender and the Collateral Agent shall enter into a pledge and security agreement, in the form attached as Exhibit G hereto (the “Pledge Agreement”), relating to the pledge by CT Series 1 Note Issuer of the New LLC Interests securing the Series 1 LLC Interest Secured Notes, with each WestLB Lender being the secured party under the terms of the Pledge Agreement for the number of New LLC Interests as set forth next to each WestLB Lender’s name on Exhibit C attached hereto.

(iv)           CT Legacy Holdings shall deliver certificates for the Units to each WestLB Lender or its Affiliates for the number of interests set forth next to each WestLB Lender’s name on Exhibit C attached hereto.

(v)           CT Legacy Holdings shall deliver the Series 1 LLC Interest Secured Notes to each WestLB Lender in the aggregate principal amounts set forth next to each WestLB Lender’s name on Exhibit C attached hereto.

(vi)           CT shall pay to (A) the Administrative Agent all of its reasonable legal fees for Sidley Austin LLP, costs and other expenses in connection with the Exchange and (B) the WestLB Lenders all reasonable out of pocket expenses incurred by such WestLB Lenders, including reasonable fees, charges and disbursements of counsel for the WestLB Lenders, in connection with the Exchange.

(vii)           Effective at Closing and upon satisfaction of the conditions precedent in Section 3 hereof, each WestLB Lender irrevocably and without further action releases CT, together with its predecessors, successors, assigns, subsidiaries, affiliates and agents and all of their respective past, present and future officers, directors, shareholders, employees, contractors and attorneys and their respective predecessors, heirs, successors and assigns, from any and all claims, actions and liabilities with respect to the Credit Agreement Obligations and the Security Agreements and in the case of officers, directors, employees and agents with respect to any other agreement, relationship or matter in connection with the Credit Agreement Obligations and the Security Agreements and the related transactions arising prior to the date hereof; provided, however, that none of the foregoing shall be released of claims, actions and liabilities arising from fraud, mutual mistake, misrepresentation, misappropriation or omission of any material fact or other similar claims.  In connection with the Exchange, the Administrative Agent shall deliver to CT a pay-off letter in the form attached as Exhibit H hereto.  CT irrevocably and without further action releases the Administrative Agent and each WestLB Lender, together with each of their respective predecessors, successors, assigns, subsidiaries, affiliates and agents and all of their respective past, present and future officers, directors, shareholders, employees, contractors and attorneys and their respective predecessors, heirs, successors and assigns, from any and all claims, actions and liabilities with respect to the Credit Agreement and all transactions related thereto arising prior to the date hereof.  The Administrative Agent shall release all of the Collateral pursuant to a collective release under the Credit Agreement and the Security Agreements and shall cancel all security interests, pledges, liens, claims, encumbrances and interests (each, a “Lien”) with respect thereto.

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(viii)           Prior to or simultaneously with the occurrence of the events described in subsections (i) through (vii) above in connection with the Exchange and the WestLB Loan Termination Transaction, the other transactions in connection with the Restructuring, including, without limitation, the Legacy Asset Contribution Transaction, the CTLRMB Legacy Asset Downstream Contribution Transaction, the CTLA Legacy Asset Downstream Contribution Transactions, the Mezzanine Loan Contribution Transaction, the REIT Stock Contribution Transaction, the Note Exchange Transactions, the Repurchase Financing Assumption Transactions, the Old JSN Discharge Transaction and the Non-EOD CDO Restructure 1 Contribution Transaction, the EOD CDO Redemption Transaction, the Old JSN 2 Discharge Transaction and the JSN Opt-Out Exchange Transaction, shall occur.

3.            Conditions Precedent.  The obligations of the Parties under this Agreement are subject to the following conditions precedent:

(a)           The representations and warranties contained herein shall be accurate as of the Closing Date.

(b)           Paul, Hastings, Janofsky & Walker LLP, counsel for the CT Entities (the “Company Counsel”), shall have delivered an opinion, dated the Closing Date, addressed to the Administrative Agent and each WestLB Lender, in substantially the form set out in Annex A-I hereto, Venable LLP, Maryland counsel for CT (“Venable”), shall have delivered an opinion, dated the Closing Date, addressed to the Administrative Agent, in substantially the form set out in Annex A-II hereto, and Richards, Layton & Finger, P.A., counsel to CT Legacy Holdings, CT Legacy REIT Holdings and CT Series 1 Note Issuer (“RLF”), shall have delivered an opinion, dated the Closing Date, addressed to the Administrative Agent, in substantially the form set out in Annex A-III hereto.  In rendering its opinion, the Company Counsel, RLF and Venable may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of CT Entities and by government officials, and by and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel, RLF  and Venable opinions.  The Company Counsel, RLF and Venable may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction.

(c)           Each of the other transactions in connection with the Restructuring, including, without limitation, the Legacy Asset Contribution Transaction, the CTLRMB Legacy Asset Downstream Contribution Transaction, the CTLA Legacy Asset Downstream Contribution Transactions, the Mezzanine Loan Contribution Transaction, the REIT Stock Contribution Transaction, the Note Exchange Transactions, the Repurchase Financing Assumption Transactions, the Old JSN Discharge Transaction, the Non-EOD CDO Restructure 1 Contribution Transaction, the EOD CDO Redemption Transaction, the Old JSN 2 Discharge Transaction and the JSN Opt-Out Exchange Transaction, shall occur prior to or substantially concurrently with the Closing, and in the order contemplated hereby and described in and pursuant to the documents described in, and by Exhibit A hereto.

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(d)           The CT Entities shall each have furnished a certificate of such CT Entity to the Administrative Agent, executed by the secretary or a person performing a similar function of such CT Entity, in his or her capacity as such, dated as of the Closing Date, as to (i) and (ii) below, certifying:

(i)           as to the incumbency, signature and authority of the officers of such CT Entity authorized to execute, deliver and perform, as applicable, the Operative Documents to which such CT Entity is a party and all other documents, instruments or agreements related thereto to be executed by such CT Entity; and

(ii)           that the certificate of incorporation and bylaws or certificate of formation and limited liability company agreement, as applicable, of such CT Entity, including, in each case, all amendments thereto, attached to the certificate are true, correct and complete, in effect on the Closing Date and were duly adopted.

(e)           Each of the CT Entities shall have furnished to the Administrative Agent a certificate of such CT Entity, signed by the Chief Executive Officer, President or an Executive Vice President, and the Chief Financial Officer, Treasurer or Assistant Treasurer of each CT Entity, in their capacities as such, dated as of the Closing Date, to the effect that the representations and warranties in this Agreement are true and correct on and as of the Closing Date, and each CT Entity has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(f)           Simultaneously with the Closing, each of the documents listed in Section 2(b) shall be executed and delivered and each of the items in Section 2(b)(i)-(vii) shall have occurred, in each case as provided in Section 2(b).

Each certificate signed by any officer of the CT Entities and delivered to the holders of the Units or Series 1 LLC Interest Secured Notes or their counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the CT Entities, and not by such officer in any individual capacity.

4.            Representations and Warranties of CT, CT Legacy Holdings, CT Series 1 Note Issuer and CT Legacy REIT Holdings.  Each of CT, CT Legacy Holdings, CT Series 1 Note Issuer and CT Legacy REIT Holdings represents, warrants and covenants to the WestLB Lenders as follows:

(a)           It (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, and (ii) has full power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents to which it is a party.

(b)           It has not engaged any broker, finder or other entity acting under the authority of it or any of its affiliates that is entitled to any broker’s commission or other fee in connection with the transaction for which the WestLB Lenders or any of their Affiliates could be responsible.

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(c)           None of the CT Entities nor any of their “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act), nor any person acting on their behalf, has, directly or indirectly, made offers or sales of any security of CT Series 1 Note Issuer or CT Legacy REIT Holdings, or solicited offers to buy any security of CT Series 1 Note Issuer or CT Legacy REIT Holdings, under any circumstances that would require the registration of any of the Units or Series 1 LLC Interest Secured Notes under the Securities Act.

(d)           None of the CT Entities nor any of their Affiliates, nor any person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Units or Series 1 LLC Interest Secured Notes.

(e)           The Units and the Series 1 LLC Interest Secured Notes (a) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (b) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under Section 8 of the Investment Company Act, and the Units and the Series 1 LLC Interest Secured Notes otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act.

(f)           Neither it nor any of its Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Units or the Series 1 LLC Interest Secured Notes.

(g)           Neither CT Series 1 Note Issuer nor CT Legacy REIT Holdings is, and immediately following consummation of the transactions contemplated hereby, will be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(h)           This Agreement and the consummation of the transactions contemplated herein have been duly authorized, executed and delivered by the CT Entities and, assuming due authorization, execution and delivery by the Administrative Agent and the WestLB Lenders, constitutes a legal, valid and binding obligation of the applicable CT Entities enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(i)           It is the owner of the Units, the Series 1 LLC Interest Secured Notes and the New LLC Interests, as applicable, and shall deliver the Units, the Series 1 LLC Interest Secured Notes and the New LLC Interests pursuant to this Agreement free and clear of any Lien.

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(j)           The Units have been duly authorized by CT Legacy REIT Holdings, and upon the issuance and delivery of the Units to the WestLB Lenders in exchange and in full satisfaction of the Credit Agreement Obligations and the release of the Collateral and Liens and the termination and discharge of the Credit Agreement and the Security Agreements and the other transactions contemplated herein, on the Closing Date, will be validly issued, fully paid and non-assessable.  The New LLC Interests have been duly authorized by CT Legacy REIT Holdings and are validly issued, fully paid and non-assessable.  The Series 1 LLC Interest Secured Notes have been duly authorized by CT Series 1 Note Issuer and, on the Closing Date, when delivered to the WestLB Lenders in exchange for and in full satisfaction of the Credit Agreement Obligations and the release of the Collateral and Liens and the termination and discharge of the Credit Agreement and the Security Agreements and the other transactions contemplated herein, will constitute legal, valid and binding obligations of CT Series 1 Note Issuer, enforceable against CT Series 1 Note Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(k)           The Pledge Agreement has been duly authorized, executed and delivered by CT Series 1 Note Issuer and, assuming due authorization, execution and delivery by the Collateral Agent and the WestLB Lender party thereto, constitutes a legal, valid and binding obligation of CT Series 1 Note Issuer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(l)           Neither the issuance of the Units nor Series 1 LLC Interest Secured Notes and exchange of the Units and Series 1 LLC Interest Secured Notes for and in full satisfaction of the Credit Agreement Obligations and the release of the Collateral and Liens and the termination and discharge of the Credit Agreement and the Security Agreements, nor the execution and delivery of and compliance with the Operative Documents by the CT Entities, as applicable, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of (x) the charter or by-laws or similar organizational documents of the CT Entities, as applicable, or any subsidiary of the CT Entities, or any other Operative Document or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the CT Entities or any of their subsidiaries or their respective properties or assets (collectively, the “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default under, or result in the creation or imposition of any Lien upon any property or assets of the CT Entities or any of their subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the CT Entities or any of their subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of clause (i)(y) or this clause (ii), for such conflicts, breaches, violations, defaults, or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a Material Adverse Effect on the CT Entities or (iii) will require the consent, approval, authorization or order of any court or Governmental Entity.

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(m)           Each CT Entity has all requisite power and authority to own, lease and operate its properties and assets and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure of such CT Entity to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(n)           Each of CT Legacy Holdings and CT Legacy REIT Holdings has no subsidiaries that are material to its business, financial condition or earnings, other than those Significant Subsidiaries listed in Schedule A attached hereto (which Schedule A includes each such Significant Subsidiaries).  Each Significant Subsidiary is a corporation, partnership or limited liability company duly and properly incorporated or organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized or formed, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts.  Each Significant Subsidiary is duly qualified to transact business as a foreign corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(o)           Each CT Entity holds all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct its respective businesses as now being conducted, and such CT Entity has not received any notice of proceedings relating to the revocation or modification of any such Governmental License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and such CT Entity is in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

(p)           All of the issued and outstanding Equity Interests of CT Legacy Holdings and CT Legacy REIT Holdings and each of their subsidiaries are validly issued, fully paid and non-assessable; all of the issued and outstanding Equity Interests owned by each consolidated subsidiary of CT Legacy Holdings and CT Legacy REIT Holdings is owned by CT Legacy Holdings or CT Legacy REIT Holdings, as applicable, directly or through subsidiaries, free and clear of any Lien, claim, or equitable right (in each case, other than preferred equity interests issued by CDO subsidiaries and the Equity Interests of CT Legacy Asset, which are pledged pursuant to that loan agreement, entered into as of the date hereof, between the Mezzanine Loan Lender and CT Legacy REIT Mezz Borrower (the “Mezzanine Loan Agreement”); and none of the issued and outstanding Equity Interests of CT Legacy Holdings or CT Legacy REIT Holdings or any subsidiary thereof was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws, or similar organizational documents of such entity or under any agreement to which CT Legacy Holdings or CT Legacy REIT Holdings or any of their subsidiaries is a party.

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(q)           No CT Entity nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which any CT Entity or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(r)           No labor dispute with the employees of any CT Entity or any of its subsidiaries exists or, to the knowledge of any CT Entity, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

(s)           Each CT Entity and each of its subsidiaries has good and marketable title to all of its respective real and personal property, in each case free and clear of all Liens and defects, except for the Equity Interests of CT Legacy Asset, which are pledged pursuant to the Mezzanine Loan Agreement and those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which any CT Entity or any of its subsidiaries holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and neither any CT Entity nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of any CT Entity or any subsidiary of any CT Entity under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

(t)           Each CT Entity and Significant Subsidiary, as applicable, has timely and duly filed (or filed extensions thereof (and which extensions are presently in effect)) all Tax Returns required to be filed by them, except where such would not, singly or in the aggregate, have a Material Adverse Effect, and all such Tax Returns are true, correct and complete in all material respects.  Each CT Entity and Significant Subsidiary, as applicable, has timely and duly paid in full all Taxes required to be paid by them (whether or not such amounts are shown as due on any Tax Return), except for any Taxes that are being disputed in good faith and for which adequate reserves are held.  There are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect any CT Entity or any of the Significant Subsidiaries, and no such audits or assessments have been threatened in a writing received by it or them.  As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract.  As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

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(u)           The books, records and accounts of each CT Entity and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, each CT Entity and its subsidiaries.  Each CT Entity and each of its subsidiaries maintains a system of internal accounting controls to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v)           No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the CT Entities of their obligations under the Operative Documents, as applicable, or the consummation by the CT Entities of the transactions contemplated by the Operative Documents.

(w)           Each CT Entity and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby including but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against.  All policies of insurance and fidelity or surety bonds insuring such CT Entity or any of the Significant Subsidiaries or its or their respective businesses, assets, employees, officers and directors are in full force and effect.  Each of the CT Entities and the Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither CT nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  Within the past twelve months, neither CT nor any Significant Subsidiary has been denied any insurance coverage it has sought or for which it has applied.

(x)           Each CT Entity and its subsidiaries or any person acting on behalf of each CT Entity and its subsidiaries including, without limitation, any director, officer, agent or employee of each CT Entity or its subsidiaries has not, directly or indirectly, while acting on behalf of each CT Entity and its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any other unlawful payment.

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(y)           Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) to each CT Entity’s actual knowledge, each CT Entity and its subsidiaries have been and are in compliance with applicable Environmental Laws, (ii) to each CT Entity’s actual knowledge neither any CT Entity, nor any of its subsidiaries has at any time released (as such term is defined in CERCLA) or otherwise disposed of Hazardous Materials on, to, in, under or from any of the real properties currently or previously owned, leased or operated by any CT Entity or any of its subsidiaries (collectively, the “Properties”) other than in compliance with all Environmental Laws, (iii) to each CT Entity’s actual knowledge, neither any CT Entity nor any of its subsidiaries has used the Properties, other than in compliance with applicable Environmental Laws, (iv) neither any CT Entity nor any of its subsidiaries has received any written notice of, or has any actual knowledge of any occurrence or circumstance which, with notice or passage of time or both, is reasonably likely to give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, or their respective assets or arising out of the conduct of each CT Entity or its subsidiaries, (v) to each CT Entity’s actual knowledge, none of the Properties are included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (vi) to each CT Entity’s actual knowledge, none of any CT Entity, any of its subsidiaries or agents or any other person or entity for whose conduct any of them is reasonably likely to be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, (vii) to each CT Entity’s knowledge, no Lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material, and (viii) none of any CT Entity, any of its subsidiaries or, to each CT Entity’s actual knowledge, any other person or entity for whose conduct any of them is reasonably likely to be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Properties or any facilities or improvements or any operations or activities thereon.

As used herein, “Hazardous Materials” shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an “Environmental Law” and collectively, the “Environmental Laws”) or by any Governmental Entity.

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(z)           CT (i) is a sophisticated entity with respect to the Exchange, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon the Administrative Agent, the WestLB Lenders or any of their Affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the Administrative Agent’s and the WestLB Lenders’ express representations, warranties, covenants and agreements in this Agreement.  It acknowledges that neither the Administrative Agent nor the WestLB Lenders or any of their Affiliates has given it any investment advice, credit information or opinion on whether the Exchange is prudent.

(aa)           There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of it after due inquiry, threatened against or affecting it or any of its subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by this Agreement or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which it or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

(bb)           The accountants of CT who certified the Financial Statements are independent public accountants of CT and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.

(cc)           The audited consolidated financial statements (including the notes thereto) and schedules of CT and its consolidated subsidiaries for the fiscal year ended December 31, 2009, filed with the Commission in CT’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “Financial Statements”) and the interim unaudited consolidated financial statements of CT and its consolidated subsidiaries for the quarter ended September 30, 2010 (the “Interim Financial Statements”) are the most recent publicly available audited and unaudited consolidated financial statements of CT and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with GAAP, the financial position of CT and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject in the case of Interim Financial Statements, to year-end adjustments.  Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein and subject to normal recurring adjustments in the ordinary course).

(dd)           Neither CT nor any of its subsidiaries has any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against CT or any of its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of CT and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements and Interim Financial Statements and (iii) as described in the Exchange Act Reports.

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(ee)           Since the respective dates of the Interim Financial Statements, there has not been (A) any Material Adverse Effect or (B) any dividend or distribution of any kind declared, paid or made by CT on any class of its Equity Interests, other than regular quarterly dividends on CT’s common stock.

(ff)           The documents of CT filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by CT’s most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by CT with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and, at the date of this Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to CT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which CT or any of its subsidiaries is a party that are required to be so filed.  To the actual knowledge of the Chief Financial Officer of CT, CT is in compliance with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

(gg)           Commencing with its taxable year ending December 31, 2003, CT has been, and upon the completion of the transactions contemplated hereby, CT will continue to be (for as long as the board of directors of CT believes it is in CT’s best interest to qualify as a REIT), organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code, and CT’s organizational structure and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.  As long as the board of directors of CT believes it is in CT’s best interests to qualify as a REIT, CT expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending December 31, 2011 and succeeding taxable years.

(hh)           The information regarding the transactions contemplated by this Agreement provided by CT to the Administrative Agent and the WestLB Lenders does not, as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.            Representations and Warranties of the WestLB Lenders.  Each of the WestLB Lenders, for itself and its Affiliates to which any Units or Series 1 LLC Interest Secured Notes may be delivered, if applicable, represents and warrants to each of the CT Entities as follows:

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(a)           It is a company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite power and authority (i) to execute, deliver and perform its obligations under the Operative Documents to which it is a party, (ii) to make the representations and warranties specified herein and therein and (iii) to consummate the transactions contemplated in the Operative Documents.

(b)           This Agreement has been duly authorized, executed and delivered by it and, on the Closing Date, assuming due authorization, execution and delivery by the CT Entities, as applicable, constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(c)           No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any Governmental Entity or any other person, other than those that have been made or obtained, is necessary or required for the performance by such Party of its obligations under this Agreement or to consummate the transactions contemplated herein.

(d)           It is a “Qualified Purchaser” as such term is defined in Section 2(a)(51) of the Investment Company Act.  It is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(e)           It is the beneficial owner of the aggregate amount Credit Agreement Obligations as set forth next to its name on Exhibit C hereto.

(f)           It is aware that the Units and Series 1 LLC Interest Secured Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(g)           It understands and acknowledges that (i) no public market exists for any of the Units or Series 1 LLC Interest Secured Notes and that it is unlikely that a public market will ever exist for the Units or Series 1 LLC Interest Secured Notes, (ii) it is receiving the Units and Series 1 LLC Interest Secured Notes for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, and it agrees to the legends and transfer restrictions applicable to the Units and Series 1 LLC Interest Secured Notes, and (iii) it has had the opportunity to ask questions of, and receive answers and request additional information from, the CT Entities and is aware that it may be required to bear the economic risk of an investment in the Units and Series 1 LLC Interest Secured Notes forever.

(h)           It is aware that the Units and Series 1 LLC Interest Secured Notes may not be transferred if such transfer results in the assets being deemed “plan assets” for purposes of ERISA or Section 4975 of the Code.

(i)           It has not engaged any broker, finder or other entity acting under its authority that is entitled to any broker’s commission or other fee in connection with this Agreement and the consummation of transactions contemplated in this Agreement for which the CT Entities could be responsible.

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(j)           It (i) is a sophisticated entity with respect to the Exchange and the transactions contemplated hereby, (ii) has such knowledge and experience so as to be aware of the risks and uncertainties inherent in the Exchange and the transactions contemplated hereby and (iii) has independently based on such information as it has deemed appropriate, made its own analysis and decision to acquire the Units and Series 1 LLC Interest Secured Notes, and acknowledges that it has relied upon the CT Entities’ express representations, warranties, covenants and agreements in the Operative Documents and the other documents delivered by the CT Entities in connection therewith.

6.           Financing Covenant.  To the extent permitted under the Mezzanine Loan Agreement and the agreements entered into in connection with the Repurchase Finance Assumption Transactions, CT Legacy REIT Mezz Borrower may finance or refinance Legacy Assets.  CT Legacy REIT Mezz Borrower covenants and agrees that, in pursuing any such financing or refinancing, whether before or after the satisfaction of the Mezzanine Loan Agreement, CT Legacy REIT Mezz Borrower will in good faith undertake to obtain any such financing or refinancing of the Legacy Assets or any other new debt on the most favorable prevailing market-based terms available under the circumstances, including with respect to any financing obtained from any stockholder of CT REIT Mezz Borrower, CT, or any Affiliate thereof, and CT Legacy REIT Mezz Borrower will enter into such financings, refinancings or any other debt only to the extent that it maximizes the return on the Legacy Assets to all of its shareholders and is not intended to unfairly delay the distribution of dividends to its shareholders.

7.            Prepayment Restrictions; Continuing Reporting Obligations.

(a)           Except for prepayments pursuant to the payment of dividends or distributions on the New LLC Interests and the Class A-1 Units of CT Legacy REIT Holdings securing those certain 8.19% series 2 secured notes due 2016 issued by CT Legacy Series 2 Note Issuer, LLC (the “Series 2 Notes”), neither CT Legacy Holdings nor any of its subsidiaries shall prepay either the Series 1 LLC Interest Secured Notes or the Series 2 Notes unless any prepayment is made pro rata among both the Series 1 LLC Interest Secured Notes and the Series 2 Notes based on the outstanding principal amount thereof, including any payment in kind interest accrued thereon and added thereto.

(b)           For so long as any WestLB Lender or any of its Affiliates is the holder of the Units, CT Legacy REIT Holdings shall provide such holders thereof (and any beneficial owner previously notified to CT Legacy REIT Holdings in writing so long as such beneficial owner agrees to be bound by the provisions of Section 19 hereof) with copies of the monthly, quarterly and annual financial reports required to be provided to the Mezzanine Loan Lender under the Mezzanine Loan Agreement, as in effect on the date hereof as and when required to be provided hereunder, regardless of whether such mezzanine loan is then outstanding or the Mezzanine Loan Lender actually requests or receives such reports.

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8.            Payment of Expenses.  On the Closing Date, in addition to the obligations agreed to by CT under Section 2(b)(vi) herein, the CT Entities shall pay all reasonable costs and expenses incurred by the Administrative Agent and the WestLB Lenders in connection with the authorization, execution and delivery of this Agreement and the transactions contemplated hereby, including the reasonable fees of Sidley Austin LLP for the Administrative Agent and the WestLB Lenders.  The CT Entities shall pay the fees and all reasonable expenses of the Collateral Agent appointed under the Pledge Agreements and the Control Agreements, including the fees and disbursements of one counsel for the Collateral Agent until these agreements are terminated in accordance with their terms.

9.            Indemnification.

(a)  The CT Entities agrees to indemnify and hold harmless the Administrative Agent and the WestLB Lenders, and their respective directors, officers, employees and agents and each person, if any, who controls them within the meaning of the Securities Act or the Exchange Act (collectively, the “Indemnified Parties”) against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements contained in any information provided by the CT Entities, in light of the circumstances under which they were made, not misleading, (ii) the breach or alleged breach of any representation, warranty, or agreement of the CT Entities contained herein, or (iii) the execution and delivery by the CT Entities of the Operative Documents and the consummation of the transactions contemplated herein and therein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that the CT Entities may otherwise have.

(b)           Promptly after receipt by an Indemnified Party under this Section 9 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above.  The Indemnified Parties shall be entitled to appoint counsel to represent the Indemnified Parties in any action for which indemnification is sought.  An indemnifying party may participate at its own expense in the defense of any such action.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless an Indemnified Party elects to engage separate counsel because such Indemnified Party believes that its interests are not aligned with the interests of another Indemnified Party or that a conflict of interest might result.  An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

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10.            Representations and Indemnities to Survive.  The respective agreements, representations, warranties and other statements of the Parties and/or their officers set forth in or made pursuant to this Agreement will remain in full force and effect and will survive the Exchange.  The provisions of Sections 6 through 20 shall survive the termination or cancellation of this Agreement.

11.            Amendments.  This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the Parties hereto.

12.            Notices.  All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed or by any other reasonable means of communication, including by electronic mail, to the relevant Party at its address specified in Exhibit F.

13.            Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the Parties hereto and the Affiliates, directors, officers, employees, agents and controlling persons and their successors, assigns, heirs and legal representatives, any right or obligation hereunder.  None of the rights or obligations of the CT Entities under this Agreement may be assigned, whether by operation of law or otherwise, without the prior written consent of the WestLB Lenders.

14.            Applicable Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

15.            Submission to Jurisdiction.  ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

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16.            Waiver of Jury Trial  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY OPERATIVE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

17.            Counterparts and Facsimile.  This Agreement may be executed by any one or more of the Parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  This Agreement may be executed by any one or more of the Parties hereto by facsimile.

18.           Transactions Steps.  The Parties hereby acknowledge that the transactions contemplated by this Agreement involve a series of steps as more fully described in the Recitals to this Agreement and as set forth in Exhibit A hereto, and represent that it is their intention that the various steps set forth in such Recitals be consummated in the sequence set forth therein.

19.           Confidentiality. Each of the Parties shall not disclose the terms of this Agreement hereof without the prior written consent of the other Parties; provided, however, that each Party may disclose such terms to (i) their respective affiliates, directors, officers, employees, attorneys, accountants, partners, members and financial and other advisors, prospective transferees and transferees (ii) pursuant to a subpoena or order issued by a court, arbitrator or governmental body or agency, or as otherwise required by law or regulation or stock exchange requirements, (iii) in connection with the exercise of any remedies hereunder or under any other Operative Document or any suit, action or proceeding relating to this Agreement or any other Operative Document or the enforcement of rights hereunder or under any other Operative Document, or (iv) to the extent such terms or information (x) becomes publicly available other than as a result of a breach of this Section 19 or (y) becomes available to any Party on a non-confidential basis from a source other than another Party hereto.  Notwithstanding any other provision herein to the contrary, each of the Parties hereto (and each employee, representative or other agent of each such Party) may disclose to any and all persons, without limitation of any kind, any information with respect to the United States, federal, state and local “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereto and all materials of any kind (including opinions or other tax analyses) that are provided to such party or its representatives relating to such tax treatment and tax structure; provided that no person may disclose any pricing terms or other nonpublic business or financial information that is unrelated to the United States federal, state and local tax treatment of the transaction and is not relevant to understanding the United States federal, state and local tax treatment of the transaction, without complying with the provisions of this Section 19; provided, further, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local tax treatment or tax structure of the transactions contemplated hereby.

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20.           Entire Agreement.  This Agreement constitutes the entire agreement of the Parties to this Agreement and supercedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

[Signature Pages Follows]

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IN WITNESS WHEREOF, this Agreement has been entered into as of the date first written above.

CAPITAL TRUST, INC.

By:	/s/ Geoffrey G. Jervis
Name: Geoffrey G. Jervis Title: Chief Financial Officer

CT LEGACY HOLDINGS, LLC

By:	/s/ Geoffrey G. Jervis
Name: Geoffrey G. Jervis Title: Chief Financial Officer

CT LEGACY SERIES 1 NOTE ISSUER, LLC

By:	/s/ Geoffrey G. Jervis
Name: Geoffrey G. Jervis Title: Chief Financial Officer

CT LEGACY REIT HOLDINGS, LLC

By:	/s/ Geoffrey G. Jervis
Name: Geoffrey G. Jervis Title: Chief Financial Officer

(Signatures continue on the next page)

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WESTLB AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Christian Grane
Name: Christian Grane Title: Executive Director

By:	/s/ Peter J. Pasqua
Name: Peter J. Pasqua Title: Director

(Signatures continue on the next page)

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WESTLB AG, NEW YORK BRANCH

By:	/s/ Christian Grane
Name: Christian Grane Title: Executive Director

By:	/s/ Peter J. Pasqua
Name: Peter J. Pasqua Title: Director

BNP PARIBAS

By:	/s/ Albert A. Young
Name: Albert A. Young Title: Managing Director

By:	/s/ Brock Harris
Name: Brock Harris Title: Managing Director

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Su Yeo
Name: Su Yeo Title: Executive Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ Susan E. Atkins
Name: Susan E. Atkins Title: Managing Director

(Signatures continue on the next page)

25

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ James Rolison
Name: James Rolison Title: Managing Director

By:	/s/ Perry Forman
Name: Perry Forman Title: Director

WELLS FARGO BANK, N.A

By:	/s/ Sam Supple
Name: Sam Supple Title: Senior Vice President

26

EXHIBIT A

Secured and Unsecured Obligations

Set forth below is a list of certain secured and unsecured debt obligations (the “Legacy Debt Obligations”) of Capital Trust, Inc., a Maryland corporation (“CT”):

1.
$42,369,695 due and payable under that certain master repurchase agreement, dated as of July 30, 2007, by and among CT, as seller (“Citi Seller”) and Citigroup Global Markets Inc., as securities buyer (“Citi Securities Buyer”) and Citigroup Financial Products Inc., as loan buyer (“Citi Loan Buyer”, together with Citi Securities Buyer, “Citi Buyers”), as amended by that certain amendment No. 2 to master repurchase agreement, dated as of July 24, 2008, by and between Citi Seller and Citi Buyers, as further amended by that certain amendment No. 3 to master repurchase agreement, dated as of March 16, 2009, by and between Citi Seller and Citi Buyers, as further amended by that certain amendment No. 4 to master repurchase agreement, dated as of October 1, 2009, by and between Citi Seller and Citi Buyers.

2.
$131,939,582 due and payable under that certain master repurchase agreement, dated as of October 24, 2008, by and among CT and CT BSI Funding Corp., as sellers (collectively, “JPM 1 Sellers”) and JPMorgan Chase Bank, N.A., as buyer (“JPM 1 Buyer”), as amended by that certain amendment No. 1 to master repurchase agreement, dated as of March 16, 2009, by and among JPM 1 Sellers, JPM 1 Buyer and JPMorgan Chase Bank, N.A., as affiliated hedge counterparty.

3.
$61,833,585 due and payable under that certain master repurchase agreement, dated as of November 21, 2008, by and among CT and CT BSI Funding Corp., as sellers (collectively, “JPM 2 Sellers”) and JPMorgan Chase Funding Inc., as buyer (“JPM 2 Buyer”), as amended by that certain amendment No. 1 to master repurchase agreement, dated as of March 16, 2009, by and among JPM 2 Sellers, JPM 2 Buyer and JPMorgan Chase Bank., N.A., as affiliated counter party.

4.
$104,106,223 due and payable under that certain master repurchase agreement, dated as of July 29, 2005, by and among CT, CT RE CDO 2004-1 Sub, LLC, and CT RE CDO 2005-1 Sub, LLC, as sellers (collectively, “MS Sellers”) and Morgan Stanley Bank, N.A., as buyer (“MS Buyer”), as amended by that certain amendment No. 1 to master repurchase agreement, dated as of November 4, 2005, by and among MS Sellers and MS Buyer, as further amended by that certain amendment No. 2 to master repurchase agreement, dated as of November 16, 2005, by and among MS Sellers and MS Buyer, as further amended by that certain amendment No. 3 to master repurchase agreement, dated as of April 6, 2006, by and among MS Sellers and MS Buyer, as further amended by that certain amendment No. 4 to master repurchase agreement, dated as of April 26, 2006, by and among MS Sellers and MS Buyer, as further amended by that certain letter agreement, dated June 23, 2006, from CT to Morgan Stanley, as further amended by that certain amendment No. 5 to master repurchase agreement, dated as of February 14, 2007, by and among MS Sellers and MS Buyer, as further amended by that certain joinder and amendment, dated as of June 5, 2007, by and among, CT Investment Management Co., LLC (“CT Investment”), MS Sellers, MS Buyer, Deutsche Bank National Trust Company (“Custodian”) and Midland Loan Services, Inc. (“Servicer”), as further amended by that certain amendment No. 6 to master repurchase agreement, dated as of December 14, 2007, by and among MS Sellers and MS Buyer, as further amended by that certain amendment No. 7 to master repurchase agreement, dated as of June 30, 2008, by  and among MS Sellers, CT Investment (together with MS Sellers, “New MS Sellers”) and MS Buyer, as further amended by that certain amendment No. 8 to master repurchase agreement, dated as of July 28, 2008, by and among New MS Sellers and MS Buyer, as further amended by that certain joinder No. 2 and amendment No. 9 to master repurchase agreement, dated as of February 13, 2009, by and among CT XLC Holding, LLC (“XLC”), New MS Sellers, MS Buyer, Custodian and Servicer, as further amended by that certain amendment No. 10 to master repurchase agreement, dated as of March 16, 2009, by and among MS Sellers, XLC and MS Buyer, as further amended by that certain amendment No. 11 to master repurchase agreement, dated as of October 1, 2009, by and among MS Sellers, XLC and MS Buyer, as further amended by that certain joinder No. 3 and amendment No. 12 to master repurchase agreement, dated as of February 3, 2011, by and among MS Sellers, XLC, and Bellevue CT Holdings, LLC, as sellers (collectively, “New MS Sellers II”), MS Buyer, as buyer, Custodian, and Servicer, as further amended by that certain joinder No. 4 and amendment No. 13 to master repurchase agreement, dated as of February 3, 2011, by and among New MS Sellers II and CNL Hotel JV, LLC, as sellers (collectively, “New MS Sellers III”), MS Buyer, as buyer, Custodian, and Servicer.

5.
$99,338,851 due and payable under that certain amended and restated credit agreement, dated as of March 16, 2009, among CT, WestLB, AG, New York Brach, BNP Paribas, Morgan Stanley Bank N.A., JPMorgan Chase Bank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, N.A. and WestLB AG, New York Branch, as administrative agent for the lenders.

6.
$143,752,750 due and payable under that certain junior subordinated indenture, dated as of March 16, 2009, between CT and The Bank of New York Mellon Trust Company, National Association (“BNYM”), as trustee, and that certain junior subordinated indenture, dated as of May 14, 2009, by and between CT and BNYM, as trustee.

Legacy Assets

Set forth on Exhibit B to the Agreement to which this Exhibit A is attached is a list of certain assets owned by CT or its subsidiaries to be contributed to CT Legacy REIT Mezz Borrower (as defined below) in connection with the Restructuring (as defined below) (the “Legacy Assets”).

Restructuring

CT has undertaken to restructure and/or settle the Legacy Debt Obligations pursuant to a plan (the “Restructuring”) that contemplates the following steps and transactions:

1.
The transfer of the Legacy Assets to CT Legacy REIT Mezz Borrower, Inc., a Maryland corporation (“CT Legacy REIT Mezz Borrower”) in exchange for cash and the issuance to CT Legacy Holdings, LLC, a Delaware limited liability company (“CT Legacy Holdings”), of shares of Class A-1 Common Stock, Class A-2 Common Stock, Class B Common Stock of CT Legacy REIT Mezz Borrower and the issuance to CT of Class A Preferred Stock (each of the foregoing as defined herein) of CT Legacy REIT Mezz Borrower pursuant to that certain contribution agreement, dated as of the date hereof, by and among CT, CT Legacy REIT Mezz Borrower and CT Legacy Holdings (the “Legacy Asset Contribution Transaction”);

2.
The transfer of the Legacy Assets by CT Legacy REIT Mezz Borrower as a contribution to CT Legacy Asset, LLC, a Delaware limited liability company (“CT Legacy Asset”), pursuant to that certain contribution agreement, dated as of the date hereof, by and between CT Legacy REIT Mezz Borrower and CT Legacy Asset (the “CTLRMB Legacy Asset Downstream Contribution Transaction”);

3.
The transfer of certain of the Legacy Assets by CT Legacy Asset as a contribution to CT Legacy MS SPV, LLC, a Delaware limited liability company (“CT Legacy MS”), CT Legacy Citi SPV, LLC, a Delaware limited liability company (“CT Legacy Citi”) and CT Legacy JPM SPV, LLC, a Delaware limited liability company (“CT Legacy JPM”), pursuant to that certain contribution agreement, dated as of the date hereof, by and among CT Legacy Asset, on the one hand, and each of CT Legacy MS, CT Legacy Citi and CT Legacy JPM, on the other hand (the “CTLA Legacy Asset Downstream Contribution Transactions”);

4.
The funding of cash to CT Legacy REIT Mezz Borrower pursuant to that certain mezzanine loan agreement, dated as of the date hereof, by and between CT Legacy REIT Mezz Borrower, as borrower, and Five Mile Capital II CT Mezz SPE LLC (“Five Mile Lender”), as lender (the “Mezzanine Loan Agreement”), the pledge by CT Legacy REIT Mezz Borrower of 100% of its membership interests in CT Legacy Asset, and certain other assets of CT Legacy REIT Mezz Borrower, all pursuant to a pledge and security agreement, dated as of the date hereof, by CT Legacy REIT Mezz Borrower, as security for CT Legacy REIT Mezz Borrower’s obligations under the Mezzanine Loan Agreement and related mezzanine loan promissory note (the “Mezzanine Pledge”), and the non-recourse carve-out guaranty thereof by CT pursuant to that certain guaranty, dated as of the date hereof, pursuant to that certain contribution agreement, dated as of the date hereof, by and among Five Mile Lender, Five Mile Capital II CT Equity SPE LLC (“Five Mile Shareholder”) and CT Legacy REIT Mezz Borrower, in exchange for the issuance by CT Legacy REIT Mezz Borrower to Five Mile Lender of the related mezzanine loan promissory note and Five Mile Shareholder of shares of Class A-2 Common Stock of CT Legacy REIT Mezz Borrower (the “Mezzanine Loan Contribution Transaction”);

5.
The contribution to CT Legacy REIT Holdings, LLC, a Delaware limited liability company (“CT Legacy REIT Holdings”) of Class A-1 Common Stock and Class A-2 Common Stock held by CT Legacy Holdings and Five Mile Shareholder in exchange for the issuance to CT Legacy Holdings and Five Mile Shareholder of Class A-1 Units and/or Class A-2 Units of CT Legacy REIT Holdings pursuant to that certain contribution agreement, dated as of the date hereof, by and among CT Legacy REIT Holdings, CT Legacy Holdings and Five Mile Shareholder (the “REIT Stock Contribution Transaction”);

6.
The transfer by CT Legacy Holdings of Class A-1 Units and/or Class A-2 Units of CT Legacy REIT Holdings to each of CT Legacy Series 1 Note Issuer, LLC, a Delaware limited liability company (“CT Series 1 Note Issuer”) and CT Legacy Series 2 Note Issuer, LLC, a Delaware limited liability company (“CT Series 2 Note Issuer”) in exchange for the issuance to CT Legacy Holdings by CT Series 1 Note Issuer of those certain series 1 secured notes, dated as of the date hereof, secured by Class A-1 Units and Class A-2 Units of CT Legacy REIT Holdings (the “Series 1 Notes”), pursuant to that certain exchange agreement, dated as of the date hereof, by and between CT Legacy Holdings and CT Series 1 Note Issuer (the “Series 1 Note Exchange Transaction”), and the issuance to CT Legacy Holdings by CT Series 2 Note Issuer of those certain series 2 secured notes, dated as of the date hereof, secured by Class A-1 Units of CT Legacy REIT Holdings (the “Series 2 Notes”), pursuant to that certain exchange agreement, dated as of the date hereof, by and between CT Legacy Holdings and CT Series 2 Note Issuer (the “Series 2 Note Exchange Transaction” and together with the Series 1 Note Exchange Transaction, the “Note Exchange Transactions”);

7.	The assumption of certain Legacy Debt Obligations by newly acquired and converted or formed subsidiaries of CT Legacy Asset pursuant to:

(a)	that certain amended and restated master repurchase agreement, dated as of the date hereof, by and between CT Legacy JPM and JPMorgan Chase Bank, N.A.;

(b)	that certain amended and restated master repurchase agreement, dated as of the date hereof, by and between CT Legacy JPM and JPMorgan Chase Funding Inc.;

(c)
that certain amended and restated master repurchase agreement, dated as of the date hereof, by and among CT Legacy MS, CT XLC Holding, LLC, Bellevue C2 Holding, LLC, CNL Hotel JV, LLC and Morgan Stanley Asset Funding Inc.; and

(d)
that certain amended and restated master repurchase agreement, dated as of the date hereof,  by and between CT Legacy Citi and Citigroup Financial Products, Inc. and Citigroup Global Markets, Inc. ((a), (b), (c) and (d) together, the “Repurchase Financing Assumption Transactions”);

8.
The satisfaction and discharge of certain Legacy Debt Obligations pursuant to that certain exchange agreement, dated as of the date hereof, by and among CT, CT Legacy Holdings, CT Legacy REIT Holdings, CT Series 1 Note Issuer and WestLB AG, New York Branch, BNP Paribas, Wells Fargo Bank, N.A., JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. and Deutsche Bank Trust Company Americas (collectively, the “WestLB Lenders”) that provides for the delivery to the WestLB Lenders by CT and CT Legacy Holdings of cash, Class A-2 Units of CT Legacy REIT Holdings and the Series 1 Notes (the “WestLB Loan Termination Transaction”);

9.
The discharge of certain Legacy Debt Obligations upon the delivery of Class B Common Stock by CT Legacy Holdings and the issuance by JSN Restructure Vehicle 1 Ltd., a newly formed exempted company incorporated under the laws of the Caymans Islands and owned by a third party (“Restructure 1”), of new notes pursuant to that certain indenture, dated as of the date hereof, by and between Restructure 1 and BNYM, as trustee, in exchange for such Legacy Debt Obligations held by the holders thereof and the simultaneous delivery of such obligations to CT for cancellation by the trustee (the “Old JSN Discharge Transaction”) and immediately thereafter the contribution by CT and CT Legacy Holdings of cash, shares of Class B Common Stock and certain Series 2 Notes to Restructure 1, pursuant to that certain contribution and exchange agreement, dated as of the date hereof, by and among CT, CT Legacy Holdings, CT Series 2 Note Issuer, CT Legacy REIT Mezz Borrower, Restructure 1 and the holders of such Legacy Debt Obligations named therein (the “Non-EOD CDO Restructure 1 Contribution Transaction”);

10.
The discharge of certain Legacy Debt Obligations held by certain holders thereof upon the redemption of such obligations in exchange for cash and certain Series 2 Notes, upon the exercise by CT of redemption rights contained in that certain supplemental indenture, dated as of the date hereof, between CT and BNYM, as trustee, to the junior subordinated indenture, dated as of March 16, 2009, between CT and BNYM, as trustee, (the “EOD CDO Redemption Transaction”), whereby such Legacy Debt Obligations shall be cancelled by the trustee, and in connection therewith, the execution of those certain redemption agreements, dated as of the date hereof, among CT, CT Legacy Holdings, CT Series 2 Note Issuer, CT Legacy REIT Mezz Borrower and the holders of such Legacy Debt Obligations (the “Old JSN 2 Discharge Transaction”);

11.
The discharge of certain Legacy Debt Obligations upon the exchange of such obligations by the holders thereof for cash, shares of Class B Common Stock and certain Series 2 Notes, pursuant to that certain exchange agreement, dated as of the date hereof, by and among CT, CT Legacy Holdings, CT Series 2 Note Issuer, CT Legacy REIT Mezz Borrower and the holders of the foregoing Legacy Debt Obligations (the “JSN Opt-Out Exchange Transaction”).

For purposes of the foregoing, the term “Class A-1 Common Stock” means the shares of class A-1 common stock, par value $0.001 per share, of CT Legacy REIT Mezz Borrower, the term “Class A-2 Common Stock” means the shares of class A-2 common stock, par value $0.001 per share, of CT Legacy REIT Mezz Borrower, the term “Class B Common Stock” means the shares of class B common stock, par value $0.001 per share, of CT Legacy REIT Mezz Borrower, the term “Class A Preferred Stock” means the shares of class A preferred stock, par value $0.001 per share, of CT Legacy REIT Mezz Borrower and the term “Stock” means each of the Class A-1 Common Stock, the Class A-2 Common Stock, the Class B Common Stock and the Class A Preferred Stock.

EXHIBIT B

LEGACY ASSETS

I.	UNENCUMBERED ASSETS

	ASSET	INTEREST

1.	[***]	[***]

2.	[***]	[***]

3.	[***]	[***]

4.	[***]	[***]

5.	[***]	[***]

6.	[***]	[***]

7.	[***]	[***]

8.	[***]	[***]

II.	ASSETS TO BE PLEDGED TO JPMORGAN CHASE BANK, N.A.

	ASSET	INTEREST

1.	[***]	[***]

2.	[***]	[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.	[***]	[***]

4.	[***]	[***]

5.	[***]	[***]

6.	[***]	[***]

7.	[***]	[***]

8.	[***]	[***]

9.	[***]	[***]

10.	[***]	[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.	[***]	[***]

12.	[***]	[***]

III.	ASSETS TO BE PLEDGED TO JPMORGAN CHASE FUNDING INC.

	ASSET	INTEREST

13.	[***]	[***]

14.	[***]	[***]

15.	[***]	[***]

16.	[***]	[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17.	[***]	[***]

18.	[***]	[***]

19.	[***]	[***]

20.	[***]	[***]

21.	[***]	[***]

22.	[***]	[***]

23.	[***]	[***]

24.	[***]	[***]

IV.	ASSETS TO BE HELD BY CT LEGACY MS SPV, LLC

	ASSET	INTEREST

1.	[***]	[***]

2.	[***]	[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.	[***]	[***]

4.	[***]	[***]

V.	EQUITY MEMBERSHIP INTERESTS TO BE HELD BY CT LEGACY MS SPV, LLC

	COMPANY	INTEREST HELD BY COMPANY

5.	[***]	[***]

6.	[***]	[***]

7.	[***]	[***]

VI.	ASSETS TO BE HELD BY CT LEGACY CITI SPV, LLC

	ASSET	INTEREST

1.	[***]	[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.	[***]	[***]

3.	[***]	[***]

4.	[***]	[***]

5.	[***]	[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

Entity	Principal Amount Outstanding under the Credit Agreement	Cash	Number of Class A-2 Units of CT Legacy REIT Holdings	Amount of Series 1 Secured Note	Number of Class A-1 Units of CT Legacy REIT Holdings Pledged as Collateral to Series 1 Secured Note	Number of Class A-2 Units of CT Legacy REIT Holdings Pledged as Collateral to Series 1 Secured Note
WestLB AG, New York Branch	$24,530,914.72	$5,733,050.97	603,906	$694,444.44	321,987	109,375
BNP Paribas	$24,530,914.72	$5,733,050.97	603,906	$694,444.44	321,987	109,375
Morgan Stanley Senior Funding, Inc.	$12,265,457.36	$2,866,525.49	301,953	$347,222.22	160,993	54,687
JPMorgan Chase Bank, N.A.	$12,265,457.36	$2,866,525.49	301,953	$347,222.22	160,993	54,687
Deutsche Bank Trust Company Americas	$9,812,365.89	$2,293,220.39	241,563	$277,777.77	128,794	43,750
Wells Fargo Bank, N.A.	$14,718,548.83	$3,439,830.58	362,344	$416,666.66	193,192	65,626

C-1

EXHIBIT D

FORM OF SERIES 1 LLC INTEREST SECURED NOTE DUE 2016

THIS SECURED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”).  THIS SECURED NOTE MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO TRANSFER OF THIS SECURED NOTE MAY BE MADE TO THE EXTENT THAT SUCH TRANSFER WOULD (IN EACH CASE, AS REASONABLY DETERMINED BY THE ISSUER): (I) BE MADE TO A PROPOSED TRANSFEREE WHO IS NOT AN “ACCREDITED INVESTOR” AS THAT TERM IS DEFINED UNDER RULE 501(A) PROMULGATED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED;  (II) BE MADE TO A PROPOSED TRANSFEREE WHO IS NOT A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND AS SUCH TERM IS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT; (III) BE MADE TO A PROPOSED TRANSFEREE WHO IS A “BENEFIT PLAN INVESTOR” AS DEFINED IN SECTION 3(42) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”); (IV) RESULT IN THE ASSETS OF CT LEGACY SERIES 1 NOTE ISSUER, LLC (“CT SERIES 1 NOTE ISSUER”), CT LEGACY HOLDINGS, LLC (“CT LEGACY HOLDINGS”), CT LEGACY REIT HOLDINGS, LLC (“CT LEGACY REIT HOLDINGS”), OR CT LEGACY REIT MEZZ BORROWER, INC. (“CT LEGACY REIT MEZZ BORROWER”) BEING DEEMED “PLAN ASSETS” FOR PURPOSES OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (V) RESULT IN THE DISQUALIFICATION OF CT LEGACY REIT MEZZ BORROWER, AS A REAL ESTATE INVESTMENT TRUST FOR PURPOSES OF THE CODE OR OTHERWISE VIOLATE THE CHARTER OF CT LEGACY REIT MEZZ BORROWER; OR (VI) CAUSE THE LEGACY ASSET CONTRIBUTION TRANSACTION (AS DEFINED IN THAT CERTAIN EXCHANGE AGREEMENT, DATED AS OF MARCH [●], 2011, BY AND AMONG  CAPITAL TRUST, INC., CT LEGACY HOLDINGS, CT SERIES 1 NOTE ISSUER, CT LEGACY REIT HOLDINGS, WESTLB AG, NEW YORK BRANCH, AS ADMINISTRATIVE AGENT, AND EACH OF WESTLB AG, NEW YORK BRANCH, BNP PARIBAS, MORGAN STANLEY SENIOR FUNDING, INC., JPMORGAN CHASE BANK, N.A., DEUTSCHE BANK TRUST COMPANY AMERICAS AND WELLS FARGO BANK, N.A.) TO FAIL TO QUALIFY FOR NON-RECOGNITION TREATMENT UNDER SECTION 351 OF THE CODE.  THIS SECURED NOTE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS HEREIN AND IN WHOLE AND NOT IN PART.

SERIES 1 SECURED NOTE

$[●] No. [●]	March [●], 2011

FOR VALUE RECEIVED, CT Legacy Series 1 Note Issuer, LLC, a Delaware limited liability company (the “Issuer”), hereby promises to pay to [●] (the “Holder”), the principal amount of [●] United States Dollars ($[●]) (the “Initial Principal Amount”), as represented by this Secured Note (this “Note”), in accordance with the terms herein.

1)	Definitions. The following terms as used in this Note shall have the following meanings:

a)
The term “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

b)	The term “Banking Holiday” shall mean any day on which banking institutions in New York, New York are authorized or required by law to close.

c)	The term “Business Day” shall mean a day other than a Saturday, Sunday or Banking Holiday.

d)	The term “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.

e)	The term “Collateral” shall have the meaning ascribed to such term in Section 6 of this Note.

f)	The term “Collateral Agent” shall mean U.S. Bank, National Association.

g)	The term “Control Agreements” shall mean the Dividend Account Control Agreement and Sales Proceeds Account Control Agreement (as such terms are defined in the Pledge Agreement).

h)	The term “CT” shall mean Capital Trust, Inc.

i)	The term “CT Legacy Holdings” shall mean CT Legacy Holdings, LLC.

j)	The term “CT Legacy REIT Holdings” shall mean CT Legacy REIT Holdings, LLC.

k)	The term “CT Legacy REIT Mezz Borrower” shall mean CT Legacy REIT Mezz Borrower, Inc.

l)	The term “Cure Period” shall have the meaning ascribed to such term in Section 5(a)(ii) of this Note.

m)	The term “Date of Issuance” shall have the meaning ascribed to such term in Section 2(a) of this Note.

n)	The term “Date of Maturity” shall have the meaning ascribed to such term in Section 2(b) of this Note.

o)	The term “ERISA” shall have the meaning ascribed to such term in Section 9(l)(ii) of this Note.

p)	The term “Event of Default” shall have the meaning ascribed to such term in Section 5(a) of this Note.

q)
The term “Exchange Agreement” shall mean that certain Exchange Agreement dated as of the date hereof, entered into by and among CT, CT Legacy Holdings, the Issuer, CT Legacy REIT Holdings, WestLB AG, New York Branch, as administrative agent, and each of WestLB AG, New York Branch, BNP Paribas, Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, N.A.

r)
The term “Foreign Holder” shall mean a Person that is organized under the laws of a jurisdiction other than that in which the Issuer is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

s)
The term “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any arbitration panel, any court, any commission, any agency or any instrumentality of the foregoing.

t)	The term “Holder” shall have the meaning ascribed to such term in the introductory paragraph of this Note.

u)	The term “Initial Principal Amount” shall have the meaning ascribed to such term in the introductory paragraph of this Note.

v)	The term “Investment Company Act” means the Investment Company Act of 1940, as amended.

w)	The term “Issuer” shall have the meaning ascribed to such term in the introductory paragraph of this Note.

x)
The term “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

y)	The term “Mezzanine Loan Lender” shall mean Five Mile Capital II CT Mezz SPE LLC, a Delaware limited liability company.

z)	The term “Note” shall have the meaning ascribed to such term in the introductory paragraph of this Note.

aa)
The term “Obligations” shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Issuer to the Holder, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not arising under this Note, the Pledge Agreement or any other related documents.  This term includes all principal (including the Prepayment Amount, if applicable), interest (including PIK Interest and all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of the Issuer, whether or not allowed in such proceeding) and all other amounts due and owing by the Issuer under this Note or the Pledge Agreement whether on account of fees, expenses, indemnification or otherwise.

bb)	The term “Offer Notice” shall have the meaning ascribed to such term in Section 9(l) of this Note.

cc)	The term “OID” shall have the meaning ascribed to such term in Section 8(a) of this Note.

dd)	The term “Operative Documents” means, collectively, this Note, the Control Agreements and the Pledge Agreement.

ee)	The term “Patriot Act” shall have the meaning ascribed to such term in Section 9(o) of this Note.

ff)
The term “Person” shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government, or any agency or political subdivision thereof, or any other entity of whatever nature.

gg)	The term “PIK Interest” shall have the meaning ascribed to such term in Section 2(a) of this Note.

hh)	The term “PIK Interest Accrual Date” shall have the meaning ascribed to such term in Section 2(a) of this Note.

ii)
The term “Pledge Agreement” shall mean that certain Pledge and Security Agreement, dated as of the date hereof, entered into by and among the Issuer, the Holder and the Collateral Agent, relating to the pledge by the Issuer of [●] Class A-1 Units and [●] Class A-2 Units, it holds in CT Legacy REIT Holdings.

jj)	The term “Prepayment Amount” shall have the meaning ascribed to such term in Section 3 of this Note.

kk)	The term “Principal Amount” shall mean the Initial Principal Amount, as increased from time to time pursuant to Section 2(a) or decreased from time to time pursuant to Section 3.

ll)	The term “Taxes” shall have the meaning ascribed to such term in Section 2(e) of this Note.

2)	Payment Terms of the Note.

a)
Interest Rates and Payments.  The Issuer covenants and agrees that the Principal Amount shall bear interest at a rate equal to 8.19% per annum (the “PIK Interest”), which shall accrue beginning on the date of this Note (the “Date of Issuance”), and shall accrue quarterly in arrears on the last day of each quarter (the “PIK Interest Accrual Date”) during the term hereof and on the Date of Maturity, and without any action on the part of the Issuer and the Holder shall be payable on and added to the Principal Amount, with the first such PIK Interest Accrual Date where the PIK Interest accruing from the Date of Issuance shall be added to the Principal Amount being June 30, 2011.

b)
Repayment of the Notes.  The Issuer covenants and agrees to repay to the Holder the unpaid Principal Amount, in full, on March 31, 2016 (the “Date of Maturity”), to the extent such amount has not previously been repaid.

c)
Maximum Lawful Rate.  In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to the Holder exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, interest and fees would otherwise be payable to the Holder in excess of the maximum amount permissible under applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law.  If from any circumstance, the Holder shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the Principal Amount, in such manner as may be determined by the Holder, or if such excessive interest exceeds the unpaid balance of the Principal Amount, such excess shall be refunded to the Issuer.

d)	Application of Payments. Any payments or any prepayments hereunder shall generally be applied to the outstanding Principal Amount.

e)
Withholding.  Except as required by law, any and all payments made by the Issuer in accordance with the terms of this Note to the Holder shall be made free and clear of and without deduction or withholding for any taxes (including interest and penalties thereon or additions thereto) (“Taxes”).  To the extent the Issuer is required by law to deduct and withhold in respect of any Taxes with respect to this Note, the amount withheld shall be treated as a payment under this Note in the amount of the withholding and the Issuer shall not be responsible for nor have an obligation hereunder to pay to the Holder any additional amounts as would be necessary to restore the amount received and retained by the Holder to an amount equal to the amount it would have received and retained had no such deduction, withholding or Taxes been imposed.  Holder agrees that, prior to the first date on which any payment is due hereunder, it will deliver to Issuer two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or W-9 or successor applicable form, as the case may be, certifying in each case that such Holder is entitled to receive payments under the Note, without deduction or withholding of any United States federal income taxes.  To the extent the Holder is a Foreign Holder that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Issuer is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Note, the W-8BEN it delivers (or such other properly completed and executed documentation prescribed by applicable law or reasonably requested by the Issuer) may be completed so as to establish eligibility for such treaty benefits as to permit such payments to be made without withholding or at a reduced rate.  In addition, in the case of a Foreign Holder that is claiming exemption from the withholding of U.S. federal income tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” such Foreign Holder agrees that, prior to the first date on which any payment is due hereunder, it will deliver to Issuer a certificate to the effect that such Foreign Holder is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Issuer within the meaning of Section 881(c)(3)(B) of the Code (which, in the case of a Foreign Holder that is a partnership for U.S. federal income tax purposes, shall be determined at the partner level in accordance with Treasury Regulations Section 1.871-14(g)), or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code.  Each Holder that delivers to Issuer any certificate, a Form W-8BEN or W-8ECI or W-9 pursuant to the preceding sentences further undertakes to deliver to Issuer two further copies of such forms, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires (which, in the case of a Form W-8ECI or W-8BEN, is generally the last day of the third succeeding calendar year ending on or after the date such form is signed) or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Issuer, and such other extensions or renewals thereof as may reasonably be requested by Issuer, certifying in the case of Form W-9 that such Holder is exempt from United States backup withholding and in the case of a Form W-8BEN or W-8ECI that such Holder is entitled to receive payments under the Note without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, applicable law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Holder from duly completing and delivering any such form with respect to it and such Holder advises Issuer that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

3)
Prepayments.  The Issuer shall have the right to prepay all or any portion of this Note at the option of the Issuer at any time at a price (adjusted to be pro rata for partial prepayments) equal to the greater of: (i) the outstanding Principal Amount plus all accrued interest incurred since the last PIK Interest Accrual Date up to and including the date of such prepayment, and (ii) 150% of the Principal Amount on the Date of Issuance (as the same may be reduced by any prepayments made in accordance with this Section 3) (such amount in (ii) hereof, the “Prepayment Amount”).

4)	Affirmative Covenants. So long as all or any of the Principal Amount shall remain outstanding, the Issuer covenants as follows:

a)
The Issuer shall promptly pay when due all payment obligations of the Issuer to the Holder under this Note and shall promptly perform all other terms, covenants, conditions and obligations of the Issuer to the Holder under this Note.

b)
To the extent the Issuer receives any cash on the Collateral pledged pursuant to the Pledge Agreement, the Issuer, in accordance with the terms of Section 3 hereof, shall apply such amount of cash to the outstanding Principal Amount on the date thereof.

c)
The Issuer shall provide the Holder (and any beneficial owner previously notified to the Issuer in writing so long as such beneficial owner agrees to be bound by the provisions hereof, including, without limitation, Section 9(m)) with copies of the quarterly and annual financial reports required to be provided to the Mezzanine Loan Lender under its loan agreement with CT Legacy REIT Mezz Borrower regardless of whether such mezzanine loan is then outstanding or the Mezzanine Loan Lender actually requests or receives such reports.

d)
The Issuer will not merge into or consolidate with any other company unless (i) the Issuer is the surviving company or (ii) if the Issuer is not the surviving company, the surviving company assumes the obligations of the Issuer hereunder and under the Pledge Agreement, and, in the case of (i) or (ii), the Issuer receives the prior written consent of the Holder, not to be unreasonably withheld.

e)	The Issuer shall not amend its limited liability company operating agreement.

5)	Events of Default.

a)	Events of Default. An Event of Default shall mean the occurrence of one or more of the following events:

i)
the Issuer shall fail to pay the interest or the Principal Amount in accordance with Sections 2(a) and 2(b) of this Note within fifteen (15) days after the date on which such payment is due and payable;

ii)
the Issuer shall fail to perform or cause to be performed any obligation or observe any condition, covenant, term, agreement or provision required to be performed or observed by the Issuer under this Note or the Pledge Agreement; provided, however, that if such failure by its nature can be cured and the value of the Issuer or the Issuer’s assets is not impaired, threatened or jeopardized, then the Issuer shall have a period (the “Cure Period”) of fifteen (15) days of the earlier of (x) after the Issuer obtains knowledge of such failure and (y) receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period;

iii)	any representation or warranty made in this Note, the Pledge Agreement or the Exchange Agreement shall prove to be false or misleading in any material respect when made or deemed to be made;

iv)
the Issuer (i) files a voluntary petition in bankruptcy or is adjudicated bankrupt or insolvent or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under present or any future federal, state or other statute or law; (ii) seeks or consents to or acquiesces in the appointment of any trustee, receiver or similar officer of the Issuer or of all or any substantial part of the property of the Issuer, or all or a substantial part of the assets of the Issuer are attached, seized, subjected to a writ or distress warrant or are levied upon; (iii) discontinues its business or operations, dissolves, merges or sells substantially all of its assets, other than a disposition permitted by this Note, or consented to by the Holder in writing; (iv) admits in writing to its inability to pay its debts as they mature; (v) makes a general assignment for the benefit of creditors; (vi) is adjudicated bankrupt or insolvent; or (vii) the taking of any corporate or other similar action in respect of any of the foregoing;

v)
the filing or commencement of any involuntary petition in bankruptcy against the Issuer of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the appointment of a receiver, trustee or similar officer for all or any substantial part of the property of the Issuer, which shall remain undismissed or undischarged for a period of sixty (60) days; or

vi)
the Pledge Agreement or any Control Agreement at any time for any reason ceases to be in full force and effect in all material respects or the Pledge Agreement or any Control Agreement ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby.

b)
Consequences of Event of Default- Remedies Conferred upon Holder.  Upon the occurrence and during the continuation of any Event of Default, the greater of (i) the entire unpaid Principal Amount of this Note and (ii) the Prepayment Amount in each case, together with all Obligations may be declared by the Holder to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer; and in the case of any event described in Section 5(a)(iv) and 5(a)(v), the greater of (i) the entire unpaid Principal Amount of this Note and (ii) the Prepayment Amount in each case, together with all Obligations, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer.  The rights and remedies hereunder and under the other Operative Documents are cumulative and not exclusive of any rights or remedies the Holder would otherwise have.

6)	Secured Obligations.

This Note and the amounts payable hereunder, including principal and accrued interest, shall be secured obligations of the Issuer, and shall be secured by those certain limited liability company interests in CT Legacy REIT Holdings (the “Collateral”), in accordance with the terms of the Pledge Agreement and the Control Agreements.  The Issuer agrees that it shall cause all cash dividends and other cash distributions received by it on or with respect to the Collateral to be remitted to an account designated by the Holder on the signature page hereto or any other account subsequently designated by the Holder by providing notice to the Issuer in accordance with Section 9(j) hereto.

7)	Voting of Collateral.

The Issuer shall be entitled to vote the Collateral unless there is an Event of Default that has occurred and is continuing in accordance with the terms of the Pledge Agreement.

8)	Tax Treatment of the Note.

a)
Original Issue Discount.  This Note is issued with original issue discount (“OID”), within the meaning of Section 1273 of the Code.  Beginning no later than 10 days after the Date of Issuance, Douglas Armer, whose address is c/o Capital Trust, Inc., 410 Park Avenue, New York, NY  10022, will promptly make available to the Holder, upon request, information regarding the issue price, the amount of OID, the issue date and the yield to maturity of the Note.  Additionally, the Issuer and the Holder agree that for U.S. federal income tax purposes, Treasury Regulations Section 1.1275-4(c) applies to the Note.

b)
Note to be Treated as Debt.  The Issuer and the Holder agree that this Note is intended to be debt for U.S. federal, state and local income and franchise tax purposes and agree to treat the Note accordingly for all such purposes, unless otherwise required by a taxing authority.

9)	Miscellaneous.

a)
Payments.  Except as provided in Section 2(e), all payments required to be made hereunder shall be made by the Issuer without setoff or counterclaim of any kind or nature by wire transfer of immediately available funds in accordance with the instructions received from the Holder to be provided upon the request of the Issuer.

b)
Payments Due on Non-business Days.  If any payment on this Note becomes due and payable on a Saturday, Sunday or Banking Holiday, then the date for payment thereof shall be extended to the next Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in United States Dollars.

c)
No Notice of Presentment Required.  All payments made hereunder shall be payable without notice and without presentment, demand or any other notice of any kind, all of which are hereby expressly waived by the Issuer.

d)
Lost, Stolen, Mutilated or Destroyed Note.  If this Note shall be mutilated, lost, stolen, or destroyed, the Issuer shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen, or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen, or destroyed but only upon receipt of evidence (which may consist of a signed affidavit of the Holder), of such loss, theft, or destruction of such Note, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Issuer.

e)
Entire Agreement; Amendments.  This Note and the Pledge Agreement constitute the entire agreement with respect to the subject matters hereof and supersede any and all prior negotiations and agreements (other than the Exchange Agreement).  No modification, change, waiver or amendment of this Note shall be deemed to be effective and enforceable unless such modification, change, waiver or amendment is evidenced by a writing signed by the Issuer and the Holder, and each such modification, change, waiver or amendment, if any, shall apply only with respect to the specific instance or instances involved.

f)
Captions.  The captions to the various sections and subsections of this Note have been included for convenience of reference only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

g)
Governing Law.  THIS NOTE AND ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

h)
Jurisdiction, Consent to Service of Process. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED ON OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE SHALL AFFECT ANY RIGHT THE HOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE AGAINST THE ISSUER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE IN ANY STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY TO THIS NOTE IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES HEREIN. NOTHING IN THIS NOTE WILL AFFECT THE RIGHT OF ANY PARTY TO THIS NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

i)
Jury Trial Waiver. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS NOTE, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS NOTE AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

j)
Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Note shall be in writing and shall be deemed to have been given (i) when personally delivered or sent by facsimile or electronic transmission (with hard copy to follow), (ii) one day after being sent by reputable overnight express courier (charges prepaid) or (iii) five days following mailing by certified or registered mail, postage prepaid and return receipt requested.  Unless another address is specified in writing, notices, demands and communications to the Holders and Issuers shall be sent to the addresses indicated below:

If to the Issuer or CT:	CT Legacy Series 1 Note Issuer, LLC 410 Park Avenue 14th Floor New York, New York 10022 Attention: Geoffrey G. Jervis Telephone No.: 212-655-0220 Facsimile No.: 212-655-0044
with a copy to:	Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street New York, New York 10022 Attention: Michael L. Zuppone, Esq. Telephone No.: 212-696-6000 Facsimile No.: 212-319-4090
If to the Holder:	[●] Attention: [●] Telephone No.: [●] Facsimile No.: [●]

k)
Successors and Assigns.  This Note shall be binding upon and inure the benefit of the parties hereto and their respective permitted successors and assigns, except that the Holder may not assign or transfer this Note except as set forth herein.  In the event the Holder assigns or transfers this Note in accordance with the provisions hereof, the Holder must surrender this Note to the Issuer with written notice to cancel this Note and to re-issue a note in the name of the assignee or transferee, as applicable, on the same terms and conditions as this Note.  The Issuer may not assign this Note without the consent of the Holder.

l)	Transfers.

i)
So long as no Event of Default shall have occurred and be continuing, except as provided in Section 9(l)(ii), no transfer of this Note or an interest herein may be made without CT’s prior written consent, which shall not be unreasonably withheld.  Any transfer made with CT’s prior written consent shall be viewed, to the knowledge of CT, to be made in full compliance with Section 9(l)(ii)(e) and (f).

ii)
No transfer of this Note or an interest herein may be made if such transfer would (a) be made to a proposed transferee who is not a “Qualified Purchaser” within the meaning of Section 3(c)(7) of the Investment Company Act, and as such term is defined in Section 2(a)(51) thereof; (b) result in the Issuer, CT Legacy Holdings, CT Legacy REIT Holdings or CT REIT Mezz Borrower being subject to regulation under the Investment Company Act; (c) be made to a proposed transferee who is a “benefit plan investor” as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (d) result in the assets of Issuer, CT Legacy Holdings, CT Legacy REIT Holdings or CT Legacy REIT Mezz Borrower being deemed “plan assets” for purposes of ERISA or Section 4975 of the Code; (e) result in the disqualification of CT Legacy REIT Mezz Borrower as a real estate investment trust for purposes of the Code or otherwise violate the charter of CT Legacy REIT Mezz Borrower; or (f) cause the Legacy Asset Contribution Transaction (as defined in the Contribution and Exchange Agreement) to fail to qualify for non-recognition treatment under Section 351 of the Code.

iii)
This Note may only be transferred in accordance with the provisions herein and in whole and not in part.  Within five (5) Business Days of any transfer of this Note, the transferee shall provide the Issuer with its name and contact information in accordance with Section 9(j) hereof.

iv)
No transfer of this Note or an interest herein may be made unless the Holder shall have complied with the terms of this Section 9(l)(iv).  The Holder shall give written notice to CT (the “Offer Notice”), which notice shall specify (i) the price at which the Holder is willing to sell this Note or any interest herein and (ii) to the fullest extent permitted by law, irrevocably offer to sell this Note or the interest herein at such price to CT or its Affiliates.  CT or its Affiliates shall provide written notice within five (5) Business Days of receipt of the Offer Notice to state that CT or its Affiliates agree to purchase this Note or the interest herein on the terms set forth in the Offer Notice which shall be binding on CT or its Affiliates. In the event CT or one of its Affiliates fails to deliver such notice within the foregoing time period, the Holder may sell this Note or the interest herein to a third party at the same or a higher price offered in the Offer Notice subject to the other provisions of Section 9(l).  To the extent that this Note or interest herein offered for sale pursuant to this Section 9(l)(iv) remains unsold after the date 180 days after expiration of the foregoing time period or the Holder offers to sell this Note or any interest herein at a lower price, the transfer of this Note or interest herein shall again become subject to the procedures required under this Section 9(l)(iv).  The foregoing transfer restrictions of this Section 9(l)(iv) shall not apply to any transfers to Affiliates of the Holder.

m)
Confidentiality.  The Holder shall not disclose the terms of this Note or any information provided under Section 4(c) hereof without the written consent of the Issuer; provided, however, that the Holder may disclose such terms (i) to its respective Affiliates, directors, officers, employees, attorneys, accountants, partners, members, financial and other advisors, investors, prospective investors, lenders, prospective lenders, transferees, prospective transferees and representatives, (ii) pursuant to a subpoena or order issued by a court, arbitrator or governmental body or agency, or as otherwise required by law or regulation, (iii) in connection with the exercise of any remedies hereunder or under any other Operative Document or any suit, action or proceeding relating to this Note or any other Operative Document or the enforcement of rights hereunder or under any other Operative Document, or (iv) to the extent such terms or information (x) becomes publicly available other than as a result of a breach of this Section 9(m) or (y) becomes available to the Holder on a non-confidential basis from a source other than the Issuer.  Notwithstanding any other provision herein to the contrary, each of the parties hereto (and each employee, representative or other agent of each such party) may disclose to any and all persons, without limitation of any kind, any information with respect to the United States, federal, state and local “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereto and all materials of any kind (including opinions or other tax analyses) that are provided to such party or its representatives relating to such tax treatment and tax structure; provided that no person may disclose any pricing terms or other nonpublic business or financial information that is unrelated to the United States federal, state and local tax treatment of the transaction and is not relevant to understanding the United States federal, state and local tax treatment of the transaction, without complying with the provisions of this Section 9(m); provided further, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local tax treatment or tax structure of the transactions contemplated hereby.

n)
Severability.  In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

o)
USA PATRIOT Act.  To the extent the Holder is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), the Holder hereby notifies the Issuer that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Issuer, which information includes the name and address of the Issuer and other information that will allow such Holder to identify the Issuer in accordance with the Patriot Act.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and delivered on the date first written above.

CT LEGACY SERIES 1 NOTE ISSUER, LLC

By:
Name: Geoffrey G. Jervis Title: Chief Financial Officer

 [SIGNATURE PAGE TO SERIES 1 SECURED NOTE]

AGREED TO:

[●]

By:
Name: Title:

By:
Name: Title:

Account Information:

EXHIBIT E-1

FORM OF LLC AGREEMENT OF CT LEGACY REIT HOLDINGS

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

CT LEGACY REIT HOLDINGS, LLC

Dated as of March [     ], 2011

E-I-1

AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
CT LEGACY REIT HOLDINGS, LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CT LEGACY REIT HOLDINGS, LLC, a Delaware limited liability company (the “Company”), dated as of March [    ], 2011 (this “Agreement”), is entered into by and among CT Legacy Manager, LLC, as the initial member of the Company and as the manager of the Company (the “Manager”), the members of the Company admitted to the Company as members of the Company on the date hereof, as identified on Schedule 1 hereto (the “Effective Date Members”) and each Person (as defined in Article X hereof) as may from time to time hereafter acquire any Units (as defined in Article X hereof), be admitted to the Company as a member of the Company in accordance with the terms of this Agreement and become bound by this Agreement (each such Person, together with the Effective Date Members, in their capacities as members of the Company, are referred to herein individually as a “Member” and collectively as the “Members”).

RECITALS:

WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time (the “Act”), upon the filing and acceptance of a Certificate of Formation of the Company (the “Certificate”) with the Secretary of State of the State of Delaware on March 3, 2011 and the entering into of a Limited Liability Company Operating Agreement of the Company, dated as of March 3, 2011 (the “Initial Operating Agreement”), by CT Legacy Manager, LLC, in its capacity as the initial member of the Company.

WHEREAS, the Company was formed in furtherance of the Restructuring that Capital Trust, Inc. (“Capital Trust”) has proposed to restructure and settle certain of its previously incurred and outstanding secured and unsecured debt obligations.

WHEREAS, the Manager and each of the Effective Date Members desire to amend and restate the Initial Operating Agreement in its entirety in order to: (a) reflect the withdrawal of the Manager as a member of the Company; (b) admit each of the Effective Date Members as members of the Company; and (c) enter into certain agreements with regard to the management, operation and ownership of the Company and certain other matters, in each case upon and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby amend and restate the Initial Operating Agreement in its entirety as follows:

E-I-2

ARTICLE I

THE COMPANY

SECTION 1.01                                Formation; Company Name.

(a)                The Company has been formed as a Delaware limited liability company under the Act by the filing of the Certificate of Formation on March 3, 2011 with the Secretary of State of the State of Delaware.  All actions previously taken by any authorized person, representative or agent of the Company, in the name of or on behalf of the Company are hereby adopted, ratified, confirmed and approved by the Members and the Manager in all respects as the act and deed of the Company.  The Manager and each officer of the Company is hereby designated as an “authorized person” of the Company within the meaning of the Act and shall continue as a designated “authorized person” of the Company within the meaning of the Act.  The parties hereto hereby agree to continue the Company as a limited liability company under and pursuant to the provisions of the Act and agree that the rights and duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein.  Immediately following the admission of the Effective Date Members as members of the Company on the date hereof, the Manager shall cease to be a member of the Company (but shall remain as Manager), and upon such cessation as a member of the Company, the Manager’s $100 capital contribution to the Company shall be returned to the Manager without any interest or deduction and the Manager shall thereafter have no right, power, or interest in the Company as a member of the Company.  The name of the Company is CT Legacy REIT Holdings, LLC.  All business of the Company shall be conducted under such name and such name shall be used at all times in connection with the Company’s business and affairs.  However, the business of the Company may be conducted under any other name designated by the Manager from time to time.  After the execution of this Agreement, to the extent necessary, the Manager shall promptly execute, file and record with the proper offices in the State of Delaware such certificates, and shall cause to be made such publications, as shall be required by the Act.

(b)                Notwithstanding any provision of this Agreement and without the consent of the Manager, any Member or other Person, on the date hereof, upon their execution of a counterpart or joinder to this Agreement, (i) each of the Effective Date Members is hereby admitted to the Company as a member of the Company, and (ii) each of the Effective Date Members is issued and/or otherwise  deemed to own the Units set forth opposite such Person's name on Schedule 1 hereto, which Units shall be deemed fully paid and non-assessable limited liability company interests in the Company.

SECTION 1.02                                Place of Business.  The principal place of business of the Company shall be at c/o Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, NY 10022, or such other place or places as the Manager may designate.

SECTION 1.03                                Purposes and Powers of the Company.

(a)                The sole and exclusive business and purpose of the Company shall be to hold, sell, dispose of, exchange, transfer, pledge, vote or otherwise deal in and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to the Common Stock, and no other business or purpose may be conducted and promoted by the Company unless all Members consent in writing to such other business or purpose.

E-I-3

(b)                In all circumstances subject to and as limited by Section 1.03(a), the Company:

(i)           shall have full power to transfer, pledge, sell or otherwise deal with its property and exercise all rights, powers, privileges and other incidents of ownership or possession with respect thereto; and

(ii)           may enter into, make and perform contracts, agreements and undertakings of all kinds as may be necessary, advisable or incidental to the carrying out of its purposes.

(c)                In addition to the powers specified above, but in all circumstances subject to and as limited by Sections 1.03(a) and 3.01(c) hereof, the Company shall have the power to do all and everything necessary, suitable or proper for the accomplishment of or in furtherance of any of the purposes set forth herein, and to do every other act or acts, thing or things, incidental or appurtenant to or arising from or connected with any of such purposes; provided, however, that nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the Act.

(d)                The Company, and the Manager or any officer of the Company on behalf of the Company, may enter into and perform (i) the Contribution Agreement, (ii) the Exchange Agreement, (iii) the Side Letter and (iv) any documents contemplated by or related to any of the foregoing and any amendments thereto, without any further act, vote or approval of any Person, including any Member, notwithstanding any other provision of this Agreement (including, without limitation, Section 1.03(e) and Section 3.01(c)).  The foregoing authorization shall not be deemed a restriction on the powers of the Manager or any officer of the Company to enter into other agreements on behalf of the Company.

(e)                Notwithstanding anything to the contrary contained in this Section 1.03, or in any other provision of this Agreement, the Company shall not (i) incur any indebtedness, (ii) earn any income other than dividends in respect of the Common Stock, capital gains from the sale of the Common Stock, or interest income in respect of a bank account or other low-risk short term investments (e.g., certificates of deposit or treasury bills), held in the name of the Company or (iii) without the unanimous consent of the Members, sell, dispose, exchange, transfer, pledge any Common Stock.

SECTION 1.04                                Registered Office and Agent.  The registered office of the Company in the State of Delaware shall be c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, or such other address within the State of Delaware as may be designated from time to time by the Manager.  The name and address of the registered agent for service of process on the Company in the State of Delaware shall be The Corporation Trust Company at the above address, or such other agent and address as may be designated from time to time by the Manager.

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SECTION 1.05                                Qualification in Other Jurisdictions.  The Company, and the Manager or any officer of the Company on behalf of the Company, shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to continue to be qualified to do business in the State of New York and in order to qualify in any other jurisdiction in which the Company may wish to conduct business.

SECTION 1.06                                Term.  The Company shall continue indefinitely until the earlier of: (a) the date upon which all of the outstanding Common Stock is disposed by the Company or is otherwise liquidated as a result of action taken by CT Legacy REIT Mezz Borrower; and (b) the date upon which shall occur any other circumstance that, by the Act or this Agreement, would require that the Company be dissolved.

ARTICLE II

LIMITATION OF LIABILITY; UNITS;
CONTRIBUTIONS; certificates

SECTION 2.01                                Limitation of Liability.  The liability of the Members to the Company shall be limited to the amount of their respective Capital Contributions.  Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Members nor the Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager of the Company.

SECTION 2.02                                Units.  The Members’ respective units of limited liability company interests in the Company shall be expressed as “Class A-1 Units” or “Class A-2 Units” (collectively, “Units”), in each case possessing the rights, interests and obligations set forth herein.  Each Member who holds any Class A-1 Units is referred to herein as a “Class A-1 Unitholder” and each Member who holds any Class A-2 Units is referred to herein as a “Class A-2 Unitholder.”  The Company shall keep a current schedule of the number of outstanding Class A-1 Units and Class A-2 Units (the “Schedule of Outstanding Units”) with the books and records of the Company.  Attached as Schedule 1 hereto is the Schedule of Outstanding Units as of the date hereof, evidencing the Units that have been issued and/or transferred to the Members as of the date hereof in accordance with the terms of the Restructuring and this Agreement.  Attached as Schedule 2 hereto is a schedule setting forth the Capital Accounts of such Members with respect to such Units, as of the date hereof.  Each Unit issued to a Member in accordance with this Agreement shall be a fully paid and non-assessable limited liability company interest in the Company.

SECTION 2.03                                Contributions.

(a)                Except as otherwise provided herein, no Member shall be obligated to or have the right to, make any contribution to the capital of the Company (a “Capital Contribution”) or make any loan to the Company without the written approval of all of the Members.  Notwithstanding any provision to the contrary herein, no Member shall be obligated to make any Capital Contribution or make any loan to the Company.

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(b)                As of the date of this Agreement, the Members agree that: (i) CT Legacy Holdings is contributing to the Company 4,393,750 shares of Class A-1 Common Stock and 3,190,625 shares of Class A-2 Common Stock and (ii) Five Mile is contributing to the Company 2,415,625 shares of Class A-2 Common Stock pursuant to the Contribution Agreement.  Manager and all Members agree that the adjusted tax basis in the Common Stock contributed by the Members equals fair market value as of the date of this Agreement.

(c)                The provisions of this Section 2.03 are not intended to be for the benefit of any creditor or other Person to whom any debts, liabilities or obligations are owed by, or who otherwise has any claim against, the Company or any of the Members; and, to the fullest extent permitted by law, no such creditor or other Person shall obtain any right under any such provision or by reason of any such liability, obligation or otherwise against the Company or any of the Members.

SECTION 2.04                                Withdrawal of Capital; Redemption of Units.  No Member shall have the right to withdraw its capital in the Company or require that the Company redeem such Member’s Units, in whole or in part, prior to the dissolution and winding up of the affairs of the Company without the prior written consent of the Manager.

SECTION 2.05                                Certificates.  The issued and outstanding Units shall be represented by certificates substantially in the form of Annex A attached hereto, which certificates shall bear the following legend:

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES UNDER THE ACT OR (II) OR ANY AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO DISPOSITION OF SECURITIES.

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER SET FORTH IN ARTICLE V OF THE OPERATING AGREEMENT (AS DEFINED BELOW).  ANY PURPORTED TRANSFER OF SHARES OF UNITS THAT, IF EFFECTIVE, WOULD (I) RESULT IN UNITS BEING HELD BY PERSONS THAT ARE NOT “QUALIFIED PURCHASERS” WITHIN THE MEANING OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND AS SUCH TERM IS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT (II) BE MADE TO A PROPOSED TRANSFEREE WHO IS A “BENEFIT PLAN INVESTOR” AS DEFINED IN SECTION 3(42) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (III) RESULT IN THE COMPANY’S OR CT LEGACY REIT MEZZ BORROWER, INC’S ASSETS BEING DEEMED “PLAN ASSETS” FOR PURPOSES OF ERISA OR SECTION 4975 OF THE CODE (AS DEFINED IN THE OPERATING AGREEMENT), (IV) RESULT IN THE DISQUALIFICATION OF CT LEGACY REIT MEZZ BORROWER, INC. AS A REAL ESTATE INVESTMENT TRUST FOR PURPOSES OF THE CODE (AS DEFINED IN THE OPERATING AGREEMENT) OR OTHERWISE VIOLATE THE CHARTER OF CT LEGACY REIT MEZZ BORROWER, INC. OR (V) CAUSE THE LEGACY ASSET CONTRIBUTION TRANSACTION (AS DEFINED IN THE OPERATING AGREEMENT) TO FAIL TO QUALIFY FOR NON-RECOGNITION TREATMENT UNDER SECTION 351 OF THE CODE (AS DEFINED IN THE OPERATING AGREEMENT), SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE VOID AB INITIO AND THE INTENDED TRANSFEREE SHALL ACQUIRE NO RIGHTS IN SUCH UNITS.

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THE UNITS REPRESENTED BY THIS CERTIFICATE AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS AND AGREEMENTS CONTAINED IN THAT CERTAIN UNIT RIGHT OF FIRST OFFER AGREEMENT, BY AND AMONG CAPITAL TRUST, INC. AND CERTAIN OF THE MEMBERS OF THE COMPANY. A COPY OF SUCH AGREEMENT WILL BE FURNISHED BY THE COMPANY TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

Each such certificate shall be executed by manual or facsimile signature of the Manager or an officer of the Company on behalf of the Company.  The Company shall maintain books for the purpose of registering the transfer of Units.  In connection with a transfer in accordance with this Agreement of any Units, the certificate(s) evidencing the Units shall be delivered to the Company for cancellation, and the Company shall thereupon issue a new certificate to the transferee evidencing the Units that were transferred and, if applicable, the Company shall issue a new certificate to the transferor evidencing any Units registered in the name of the transferor that were not transferred.

Each Unit shall constitute a “security” within the meaning of, and governed by, (a) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware and (b) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

ARTICLE III

MANAGEMENT

SECTION 3.01                                Management.

(a)                The business and the affairs of the Company shall be conducted and managed in accordance with the provisions of this Article.  Except as otherwise provided in this Agreement, the Members hereby delegate to and vest with the Manager, in its capacity as the manager of the Company, the full, exclusive and complete right, power and discretion to manage the Company.  Except as otherwise provided herein, the business and affairs of the Company shall be conducted and managed solely by the Manager, whose written approval shall be required to constitute Company action, and the Manager has the authority to bind the Company.  The Manager may only be removed and replaced by Members (excluding for such purposes, Affiliates of the Manager) holding 82% or more of the issued and outstanding Units following a For Cause Removal Event.

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(b)                Notwithstanding any other provision of this Agreement, in the event a matter is presented for action by the stockholders of CT Legacy REIT Mezz Borrower at any annual or special meeting of stockholders, or pursuant to the written consent of stockholders, the Manager shall provide written notice to each Member ten (10) Business Days prior to the date it plans to exercise the voting and consent rights associated with the Common Stock on behalf of the Company as the holder of record of the Common Stock and shall offer to pass through the right to vote or provide consent at the direction of each such Member.  In the event a Member has not provided its voting or consent instructions to the Manager on or before the second (2nd) Business Day prior to the date the Manager plans to exercise such voting and consent rights, the Manager shall deliver a duplicate written notice to each applicable Member by both email and overnight delivery service (or by hand (with written confirmation of receipt) on such date to each such Member.  Each Member shall provide its voting or consent instructions to the Manager whereupon the Manager shall as so instructed  vote or provide consent for the number of votes associated with the Common Stock as set forth opposite the name of each such Member on Schedule 1. Schedule 1 shall be updated from time to time by the Manager to reflect the transfer of pass through voting rights upon any Transfer of Units pursuant to this Agreement on pro rata basis in relation to the number of Units Transferred.  The Manager may, in its sole discretion, exercise such voting and consent rights with respect to any Member who fails to provide the Manager with direction with regard thereto within such ten (10) Business Day period.

(c)                Notwithstanding any other provision of this Agreement to the contrary, without the prior unanimous written consent of the Members, the Company shall not do any of the following (except to the extent otherwise contemplated or permitted herein):

(i)           issue any additional Units or admit any additional members of the Company other than pursuant to Article V;

(ii)           accept any Capital Contribution from any Member or deliver a capital call notice to any Member requiring such Member to make a Capital Contribution;

(iii)           create any mortgage, charge, lien, encumbrance or other third party right over any of the Company’s assets or give any guarantee or indemnity to or become surety for any third party with respect to Company assets;

(iv)           make any loan or create, renew or extend any borrowing by the Company;

(v)           acquire, construct or lease items of tangible or intangible property;

(vi)           enter into any obligation requiring the payment of cash or property;

(vii)           register securities of the Company or any of its subsidiaries under any securities laws;

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(viii)           merge with another Person, recapitalize, consolidate, reorganize, or offer itself for sale;

(ix)           dissolve or terminate the Company, except only as expressly set forth in Section 1.06 and Article VII;

(x)           take any action, or fail to take any action, in contravention of the express terms of this Agreement; or

(xi)           approve or take any action other than as permitted by Section 1.03 and in furtherance of the business of the Company as described in Section 1.03.

SECTION 3.02                                Officers.

(a)                The Manager may, in its sole discretion, from time to time appoint officers of the Company and assign any titles to such officers, each of which shall have such rights, powers and authority to act on behalf of the Company as the Manager may, in its sole discretion, from time to time delegate in writing (by written consent or otherwise) to any such officer; provided that no officer of the Company will have any authority to bind the Company unless such officer has been authorized to do so by the Manager.  The initial officers of the Company designated by the Manager are listed on Schedule 3 hereto.

(b)                Each officer of the Company may be appointed for an indefinite term; provided, however, that each officer will be deemed removed upon such officer’s death and; provided, further, that the Manager may, in its sole discretion, at any time remove and replace any officer with or without cause.  Each such officer will be designated a “manager” within the meaning of the Act.  The Manager may, in its sole discretion, appoint a replacement upon the removal, death, retirement or any other circumstance necessitating the replacement of such officer.

SECTION 3.03                                Members.  No Member, as such, shall participate in the control of the business or operations of the Company.  No Member shall have any right or power to sign for or to bind the Company in any manner or for any purpose whatsoever, or have any rights or powers with respect to the Company, except those expressly granted to such Member by the terms of this Agreement or those conferred upon such Member by law.  No prior consent or approval of the Members shall be required in respect of any act or transaction to be taken by the Manager or any authorized officer on behalf of the Company unless otherwise provided in this Agreement.

SECTION 3.04                                 Compensation; Reimbursement.  None of the Members, the Manager or any officer of the Company shall be entitled to receive any salary or other remuneration from the Company in exchange for such Person’s provision of any services to the Company pursuant to this Agreement.

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SECTION 3.05                                Outside Interests; Duties.  The Manager shall devote such time and attention to the business and affairs of the Company as is reasonably necessary to perform its obligations hereunder, but it is understood that the Manager has other business interests and therefore shall not be obligated to devote their time exclusively to the business of the Company.  Notwithstanding any duty (fiduciary or otherwise) existing at law or in equity, the Manager and each Member may engage, invest, participate in or otherwise enter into other business ventures of any kind, nature and description, individually and with others, and the Company shall not have any rights in or to such ventures.  To the fullest extent permitted by law and notwithstanding any other provision of this Agreement or in any agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Agreement a Person is permitted or required to make a decision (a) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, such Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Member, or any other Person, or (b) in its “good faith” or under another express standard, such Person shall act under such express standard and shall not be subject to any other or different standard; provided that nothing in this Section shall be construed as limiting the implied contractual covenant of good faith and fair dealing.  To the extent that, at law or in equity, a Person has duties (including fiduciary or statutory duties) and liabilities relating thereto to the Company or to any Member, such Person acting under this Agreement shall not be liable to the Company or any Member for its good faith reliance on the provisions of this Agreement.  The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Person.

SECTION 3.06                                Conflicts of Interest.  Notwithstanding any duty (fiduciary or otherwise) existing at law or in equity, any Person retained by the Company in connection with the operation and management of the business of the Company may also be employed or retained by the Manager or any Member in connection with other business ventures of the Manager or such Member, as the case may be.  Notwithstanding any duty (fiduciary or otherwise) existing at law or in equity, the Manager, any Member and any Affiliate of the Manager or any Member may be directly or indirectly interested in or connected with any Person so employed by the Company or from whom the Company may buy merchandise, services or other property.

SECTION 3.07                                Meetings of Members; Voting.  The Company shall not be required to hold annual or other meetings of Members. With respect to any matter presented to the Members for approval or consent of the Members, the Members shall vote or provide consent as a single class of Units with each Unit representing one (1) vote on the matter presented for Member action.

SECTION 3.08                                Consent Dividends.  In the event that CT Legacy REIT Mezz Borrower requests that its holders of consent stock (as determined for purposes of Section 565 of the Code) agree to consent dividends (within the meaning of Section 565 of the Code), and the Manager determines that such consent dividends with respect to a taxable year are necessary or appropriate to ensure or maintain the status of CT Legacy REIT Mezz Borrower as a real estate investment trust for federal income tax purposes and/or avoid the imposition of any federal income or excise tax, the Members (individually and as Members) hereby authorize the Manager to take any and all actions necessary or appropriate under (a) the Code, (b) any regulations promulgated thereunder and (c) any court decision or any administrative positions of the United States Department of Treasury (including any Internal Revenue Service (“IRS”) forms or other forms), in each case to result in consent dividends sufficient to maintain CT Legacy REIT Mezz Borrower’s status as a real estate investment trust status and/or avoid federal income or excise tax for such taxable year.  In furtherance of such authorization, each Member shall, on or before the time such Person becomes a Member, provide the Manager with a duly executed power of attorney on IRS Form 2848 completed consistently with such authorization, and will, upon the expiration of such IRS Form 2848 (and any subsequent form) complete and provide to the Manager a duly executed replacement IRS Form 2848.

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SECTION 3.09                                Tax Efficiency.

(a)                The Manager shall in good faith use commercially reasonable efforts to maximize the amount of funds that are available to the Company net of taxes for the benefit of the Company and all of the Members in respect of their ownership interests in the Units of the Company (or in the equity ownership interests in any successor to the Company).

(b)                Subject to Section 3.09(a), the Company shall in good faith use commercially reasonable efforts to avoid causing the Members, in respect of their ownership interests in the Units of the Company (or in the equity ownership interests of any successor to the Company), to derive (i) “effectively connected income” within the meaning of Section 864(c) of the Code or (ii) “unrelated trade or business taxable income” within the meaning of Section 511 through 514 of the Code (“UBTI”) (without regard to any actions taken by the Members in connection with their ownership of their Units).

ARTICLE IV

ACCOUNTING AND REPORTING PROVISIONS

SECTION 4.01                                Fiscal Year.  The fiscal year of the Company shall be the calendar year.

SECTION 4.02                                Books and Accounts.

(a)                Complete and accurate books and accounts shall be kept and maintained for the Company at the principal place of business of the Company on such basis as is determined by the Manager.  Such books and records shall include such separate accounts for each Member as shall be necessary to reflect accurately the rights and interests of the respective Members.  Each Member or such Member’s duly authorized representative, for a purpose reasonably related to such Member’s interest in the Company and at such Member’s own expense, shall at all reasonable times have access to, and may inspect and copy, such books and accounts and other records of the Company.

(b)                All funds received by the Company shall be deposited in the name of the Company in such bank account or accounts as the Manager may designate from time to time and withdrawals therefrom shall be made upon such signature or signatures on behalf of the Company as the Manager may designate from time to time.  No funds of the Company shall be deposited in any other account and no funds of other Persons shall be deposited in any Company account.

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SECTION 4.03                                Reports.  As soon as reasonably practicable after they have been made available to the Company, the Manager shall cause to be furnished to each Member the quarterly and annual financial statements of CT Legacy REIT Mezz Borrower.

SECTION 4.04                                Tax Reports.  The Manager, at the Company’s expense, shall cause the Company to prepare and file, in a timely manner, all tax returns of the Company for each taxable year of the Company.  The Company shall transmit to each Member information necessary for the preparation of each Member’s federal, state and local tax returns, including a Schedule K-1 or other applicable form showing each Member’s pro rata share of income, credit and deductions for the prior taxable year, which information shall be transmitted to each Member by 90 days following the last day of the prior taxable year.

SECTION 4.05                                Tax Elections.  At the election of CT Legacy Holdings, the Manager shall cause the Company to make an election pursuant to the provisions of Section 754 of the Internal Revenue Code of 1986, as amended (the “Code”).  The Company shall not elect to be treated as a corporation for U.S. federal income tax purposes or any applicable state tax purposes.  The Company may make any other applicable tax elections permitted by the Code that Manager reasonably approves.

SECTION 4.06                                Tax Matters Partner.  CT Legacy Holdings shall serve as the “tax matters partner” of the Company, as such term is defined in Section 6231(a)(7) of the Code.  CT Legacy Holdings, in its capacity as “tax matters partner” of the Company, shall promptly furnish the Internal Revenue Service with information, if any, sufficient to cause each Member to be treated as a “notice partner” as defined in Section 6231(a)(8) of the Code.

ARTICLE V

TRANSFERS; RESIGNATION; OTHER

SECTION 5.01                                General Restriction on Transfer.

(a)                 Except as otherwise set forth in this Agreement, no Member shall, directly or indirectly, sell, exchange, pledge, give, transfer, assign or in any other way whatsoever encumber or dispose of (collectively, “Transfer”) any Units now or hereafter owned by such Member, or any interest therein, or the right to receive the same, or any certificates representing the same, unless such Member has complied with the provisions set forth in this Article V.  To the fullest extent permitted by law, any purported Transfer of any Units in violation of the provisions of this Agreement shall be null and void ab initio and no distributions shall be made with respect to, nor voting or other rights accorded to, any Units so purportedly Transferred.  Notwithstanding the foregoing and any other provision of this Agreement and without the consent of the Manager, any Member or any other Person, the Transfer of Units by CT Legacy Holdings to the WestLB Lenders or their Affiliates pursuant to the Exchange Agreement, the Transfer of Units by CT Legacy Holdings to CT Legacy Series 1 Note Issuer, LLC and CT Legacy Series 2 Note Issuer, LLC (the “Secured Note Issuers”) pursuant to  Series 1 Note Issuer Exchange Agreement and Series 2 Note Issuer Exchange Agreement, and the pledges by the Secured Note Issuers of Units pursuant to the Pledge and Security Agreements are hereby authorized, permitted, ratified and confirmed.  The Company acknowledges that each of the Pledges shall be a pledge not only of profits and losses of the Company allocable to the Members that hold of such Units, but also a pledge of all rights and obligations of such Members.  Notwithstanding anything to the contrary in this Agreement but subject to Section 5.01(b) hereof, upon a foreclosure, sale or other transfer of the Units subject to a Pledge, each holder of such Units shall, upon the execution of a counterpart to this Agreement, automatically be admitted as a member of the Company, with all of the rights and obligations of the Member that had made such a Pledge.

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(b)                No Transfer of all or any portion of a Member’s Units may be made to the extent that such Transfer would (in each case, as reasonably determined by the Manager): (i) be made other than as permitted under the Securities Act of 1933, as amended, and applicable state securities laws, pursuant to a registration thereunder or a valid exemption therefrom; (ii) be made to a proposed transferee who is not a “qualified purchaser” within the meaning of Section 3(c)(7) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and as such that term is defined in Section 2(a)(51) of the Investment Company Act; (iii) be made to a proposed transferee who is a “benefit plan investor” as defined in Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (iv) result in the Company’s or CT Legacy REIT Mezz Borrower’s assets being deemed “plan assets” for purposes of ERISA or Section 4975 of the Code; (v) result in the disqualification of CT Legacy REIT Mezz Borrower as a real estate investment trust for purposes of the Code or otherwise violate the charter of CT Legacy REIT Mezz Borrower; or (vi) cause the Legacy Asset Contribution Transaction to fail to qualify for non-recognition treatment under Section 351 of the Code.

SECTION 5.02                                Expenses of Transfer; Indemnification. All expenses, including reasonable attorneys’ fees and expenses, incurred by the Company in connection with any Transfer of any Units shall be fully borne, in a manner reasonably satisfactory to the Manager, by the transferring Member and/or such Member’s transferee.  In addition, to the fullest extent permitted by law, the transferring Member and such transferee shall, in a manner reasonably satisfactory to the Manager, indemnify the Company against any losses, claims, damages, liabilities or expenses to which the Company may become subject arising out of or based upon any false representation or warranty made by, or breach or failure to comply with any covenant or agreement of, such transferring Member or such transferee in connection with such Transfer.

SECTION 5.03                                Recognition of Transfer.

(a)                The Company shall not recognize for any purpose any purported Transfer of any Units (including some or all of a Member’s rights or obligations hereunder) unless:

(i)           the applicable provisions of this Agreement shall have been complied with;

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(ii)           the Company shall have been furnished with the documents effecting such Transfer, in form and substance satisfactory to the Manager, in its sole (but reasonable) discretion, executed and acknowledged by both transferor and the transferee;

(iii)           such Transfer shall have been made in accordance with all applicable laws and regulations and all necessary governmental consents shall have been obtained and requirements satisfied; and

(iv)           the books and records of the Company shall have been changed by the Manager (which change the Company shall cause to be made as promptly as practicable) to reflect the Transfer to, and admission of, such transferee as a Member.

(b)                Each transferee, as a condition of the Company’s recognition of such Transfer, shall execute and acknowledge such instruments, in form and substance reasonably satisfactory to the Manager, as the Manager deems necessary or desirable in its sole reasonable discretion, to effectuate such Transfer and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to any rights and/or obligations represented by the Units acquired by such transferee.

SECTION 5.04                                Effect of Transfer.  Upon the Transfer by a Member of all or any portion of such Member’s Units in accordance with the provisions of this Agreement, the related transferee shall be deemed to be admitted as a Member hereunder and under the Act and shall succeed to the rights and obligations of the transferor under this Agreement and the Act (to the extent of the Units so transferred). The transferring Member shall cease to be a Member upon the occurrence of both the Transfer of all of all of such Member’ Units and the admission of the transferee as a member of the Company in accordance with the provisions of this Agreement.

SECTION 5.05                                Resignation. No Member shall have the right to resign as a member of the Company without the prior written consent of the Manager and, if such consent is given, may resign only on such terms as may be determined by the Manager. Effective on the date of a permitted resignation, such resigning Member shall no longer be a member of the Company for purposes of this Agreement and the Act.  From and after the effective date of such resignation, the resigning Member shall have no rights of a member of the Company under this Agreement or the Act.

SECTION 5.06                                Other. If the Company shall distribute to the Members in kind the Common Stock, the Members agree that they shall enter into an agreement with Capital Trust effective as of the date of the distribution substantially in the form of the Unit Right of First Offer Agreement to apply the transfer restrictions prescribed therein to the Common Stock distributed to the Members.

ARTICLE VI

DISTRIBUTIONS AND ALLOCATIONS

SECTION 6.01                                Distributions.

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(a)                Class A-1 Distributable Cash.  Promptly following the Company’s receipt of any dividends, distributions or other cash proceeds in respect of the Class A-1 Common Stock, the Company shall distribute the related Class A-1 Distributable Cash to the Class A-1 Unitholders, pro rata (based upon the number of Class A-1 Units held by each Class A-1 Unitholder).

(b)                Class A-2 Distributable Cash.  Promptly following the Company’s receipt of any dividends, distributions or other cash proceeds in respect of the Class A-2 Common Stock, the Company shall distribute the related Class A-2 Distributable Cash to the Class A-2 Unitholders, pro rata (based upon the number of Class A-2 Units held by each Class A-2 Unitholder).

SECTION 6.02                                Allocations of Class A-1 Net Losses.  Class A-1 Net Losses shall be allocated among the Class A-1 Unitholders as follows:

(a)                First, in proportion to their positive Class A-1 Capital Accounts until the Class A-1 Capital Account of each Class A-1 Unitholder has been reduced to zero, and

(b)                Second, to each Class A-1 Unitholder, pro rata (based upon the number of Class A-1 Units held by each Class A-1 Unitholder).

SECTION 6.03                                Allocations of Class A-1 Net Income.  Class A-1 Net Income shall be allocated among the Class A-1 Unitholders as follows:

(a)                First, to each Class A-1 Unitholder in an amount equal to the Class A-1 Net Losses previously allocated to such Class A-1 Unitholder Member, and

(b)                Second, to each Class A-1 Unitholder, pro rata (based upon the number of Class A-1 Units held by each Class A-1 Unitholder).

SECTION 6.04                                Allocations of Class A-2 Net Losses.  Class A-2 Net Losses shall be allocated among the Class A-2 Unitholders as follows:

(a)                First, in proportion to their positive Class A-2 Capital Accounts until the Class A-2 Capital Account of each Class A-2 Unitholder has been reduced to zero, and

(b)                Second, to each Class A-2 Unitholder, pro rata (based upon the number of Class A-2 Units held by each Class A-2 Unitholder).

SECTION 6.05                                Allocations of Class A-2 Net Income.  Class A-2 Net Income shall be allocated among the Class A-2 Unitholders as follows:

(a)                First, to each Class A-2 Unitholder in an amount equal to the Class A-2 Net Losses previously allocated to such Class A-2 Unitholder Member, and

(b)                Second, to each Class A-2 Unitholder, pro rata (based upon the number of Class A-2 Units held by each Class A-2 Unitholder).

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SECTION 6.06                                Other Allocations.  Any other items of income, gain, loss or deduction that are not Class A-1 Net Income, Class A-1 Net Losses, Class A-2 Net Income, or Class A-2 Net Losses shall be allocated amongst the Members in any reasonable manner that reflects the economic arrangement among the Members

SECTION 6.07                                No Right to Receive Property.  No Member shall have the right to demand and receive property from the Company other than cash pursuant to Section 6.01 or Article VII.

SECTION 6.08                                No Distribution which would Violate Applicable Law.  Notwithstanding any provision of this Agreement to the contrary, the Company shall not make any distribution to any Member if such distribution would violate the Act or other applicable law.

SECTION 6.09                                Set-Off; Withholding.

(a)                Notwithstanding anything to the contrary contained in this Agreement, the Company may, in the Manager’s sole discretion, set-off against, or withhold from, any distribution to any Member pursuant to this Agreement, any amounts due from such Member to the Company pursuant to this Agreement, to the extent not otherwise paid.  Any amounts so set-off or withheld pursuant to this Section shall be applied by the Company to discharge the obligation in respect of which such amounts were withheld.  All amounts set-off or withheld pursuant to this Section with respect to any Member shall be treated as amounts distributed to such Member for all purposes under this Agreement.  The Company shall give written notice of any such set-off or withholding to each Member subject thereto within ten (10) days after the occurrence of such set-off or withholding.

(b)                The Company shall comply with withholding requirements under U.S. federal, state, and local law and shall remit amounts withheld to and file required forms with the applicable jurisdictions.  To the extent the Company is required to withhold and pay over any amount to any authority with respect to distributions or allocations to any Member, the amount withheld shall be deemed to be a distribution by the Company to such Member in the amount of the withholding.

(c)                If any amount is withheld on income received by the Company and the amount of the withholding was calculated, under applicable law, with respect to income allocable to some (but not all) of the Members, such withholding (and any related tax or book income or deduction item) shall be allocated, in a manner reasonably determined by the Manager, to the Members with respect to whom the withholding was calculated, and distributions shall be adjusted accordingly.  In the event that the Company is required to withhold in respect of any Member, to the extent such withholding is in an amount greater than the amount that is distributable to such Member at that time or the Company previously distributed to the Member amounts that are subsequently determined to be subject to withholding, such Member shall reimburse the Company for the excess of the withholding tax paid on its behalf.  If such Member fails to so reimburse the Company, such excess will be treated as an advance repayable out of the first available amounts that would otherwise be payable to such Member.

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ARTICLE VII

DISSOLUTION AND WINDING UP OF THE AFFAIRS OF THE COMPANY

SECTION 7.01                                General.

(a)                Upon the dissolution of the Company in accordance with the terms hereof, the Company shall be dissolved and its affairs wound up in accordance with this Article and the Act.  The Company shall be dissolved upon the earliest to occur of the following events:

(i)           upon the expiration of the term of the Company pursuant to Section 1.06 hereof;

(ii)           at any time there are no members of the Company, unless the Company is continued in accordance with the Act; or

(iii)           when required by a decree of judicial dissolution of the Company entered under Section 18-802 of the Act.

(b)                The dissolution and winding up of the affairs of the Company shall be conducted and supervised by the Manager or such Person who is designated by the Manager for such purpose (the “Wind Up Agent”).  The Wind Up Agent shall be the “liquidating trustee” of the Company within the meaning of the Act and shall have all of the rights and powers with respect to the assets and liabilities of the Company in connection with the dissolution and winding up of the affairs of the Company as provided in the Act and that the Manager would have with respect to the assets and liabilities of the Company during the term of the Company, and the Wind Up Agent is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the dissolution and winding up of the affairs of the Company and the transfer of any assets or liabilities of the Company.

SECTION 7.02                                Statements on Dissolution.  Each Member shall be furnished with a statement prepared by the Company’s independent outside accountant which shall set forth the assets and liabilities of the Company as at the date of dissolution, and each Member’s share thereof.  Once all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Members in the manner provided for in this Agreement, the Wind Up Agent shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware and other documents, instruments and certificates as may be required in connection with such filing or otherwise by the Act.

SECTION 7.03                                Priority on Winding Up; Distribution of Non-Liquid Assets.  Subject to the Act, to the extent the proceeds are sufficient therefor, as the Wind Up Agent shall deem appropriate, the proceeds of such winding up shall be applied in the following order of priority:

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(a)                first, to the creditors of the Company in satisfaction (whether by payment or the reasonable provision for payment) of debts and liabilities of the Company, to the fullest extent permitted by law, including the establishment of any reserves that the Wind Up Agent may deem reasonably necessary to satisfy any contingent, conditional or unmatured liabilities of the Company, and the satisfaction of the costs and expenses of the dissolution, liquidation and winding up of the Company; and

(b)                the balance, if any, shall be distributed to the Members in accordance with Section 6.01 hereof.

SECTION 7.04                                Orderly Wind Up.  A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities so as to minimize the losses normally attendant upon a dissolution and winding up.

SECTION 7.05                                Source of Distributions.  No Member shall be personally liable for the return of another Member’s Capital Contributions, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

SECTION 7.06                                Deficit in Capital Account.  During the term of the Company and upon the dissolution of the Company, no Member shall be liable to the Company or the other Members for any deficit in such Member’s Capital Account, and no such deficit shall be deemed an asset of the Company.

SECTION 7.07                                Bankruptcy of Member.  Notwithstanding any provision in this Agreement, the bankruptcy (as defined in the Act) of a Member shall not cause such Member to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

ARTICLE VIII

INDEMNIFICATION; EXCULPATION

SECTION 8.01                                Exculpation.  To the fullest extent permitted by applicable law, none of the Company’s officers, Affiliates and other agents (including, without limitation, the Wind Up Agent) or the Manager, its members, directors, officers, employees, Affiliates and other agents (collectively, the “Covered Persons”) shall be liable to the Company or any of the Members for monetary damages for any losses, claims, damages or liabilities (“Damages”) arising from any act or omission performed or omitted by such Covered Persons arising out of or in connection with this Agreement or the Company’s business or affairs, except to the extent that any such Damages are established by a court order of final adjudication to be attributable to the gross negligence, willful misconduct or bad faith of such Covered Person.

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SECTION 8.02                                Indemnification.

(a)                The Company shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each Covered Person against any Damages to which such Covered Person may become subject in connection with any matter arising out of or in connection with this Agreement or the Company’s business or affairs, except to the extent that any such Damages are established by a court order of final adjudication to be attributable to the gross negligence, willful misconduct or bad faith of such Covered Person.  If a Covered Person becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this Agreement or the Company’s business or affairs, the Company shall reimburse such Covered Person for its reasonable legal and other expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith.  If for any reason (other than by reason of the exclusions from indemnification set forth above) the foregoing indemnification is unavailable to such Covered Person, or insufficient to hold it harmless, then the Company shall, to the fullest extent permitted by law, contribute to the amount paid or payable by such Covered Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and such Covered Person on the other hand or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations.

(b)                Notwithstanding anything else contained in this Agreement, the obligations of the Company under this Section shall (i) be in addition to any other liability which the Company may otherwise have and (ii) inure to the benefit of the Covered Persons, and any successors, assigns, heirs and personal representatives of such Covered Persons.

(c)                The provisions of this Section shall survive for a period of three years from the date of dissolution of the Company; provided that if at the end of such period there are any actions, proceedings or investigations then pending, the provisions of this Section shall survive with respect to each such action, proceeding or investigation (or any related action, proceeding or investigation based upon the same or similar claim) until such date that such action, proceeding or investigation is finally resolved; and provided, further, that the obligations of the Company under this Section shall be satisfied solely out of Company assets, subject to the right of the Wind Up Agent to establish reserves for contingent, conditional, or unmature obligations under this Section.

ARTICLE IX

NOTICES

SECTION 9.01                                Notices.  All notices required to be delivered hereunder shall be in writing and must be delivered either by hand in person, by facsimile transmission, by electronic mail, by U.S. certified mail, return receipt requested, or by nationally recognized overnight delivery service (receipt request) and shall be deemed given when so delivered by hand (with written confirmation of receipt), sent by facsimile transmission or electronic mail (with confirmation of receipt of transmission from sender’s equipment) or, if mailed by U.S. certified mail, three (3) days after the date of deposit in the U.S. mail, or if delivered by overnight delivery service when received by the addressee, in each case at the appropriate addresses set forth below (or to such other addresses as a party may designate for that purpose upon fifteen (15) days prior written notice to the other parties).

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If to the Company (or the Manager), at:

c/o Capital Trust, Inc.
410 Park Avenue
14th Floor
New York, NY 10022
Attn:  Geoffrey G. Jervis
Facsimile Number:  212-655-0044
Email:  gjervis@capitaltrust.com

with copies to:

Paul, Hastings, Janofsky &Walker LLP
75 East 55th Street
New York, New York 10022
Attention:  Michael L. Zuppone, Esq.
Facsimile Number:  212-230-7752
Email:  michaelzuppone@paulhastings.com

If to a Member, to such Member at such Member’s address as set forth on the Schedule of Outstanding Units.

SECTION 9.02                                Routine Communications.  Notwithstanding the provisions of Section 9.01 hereof, routine communications such as distribution checks or financial statements of the Company may be sent by first-class mail, postage prepaid.  The Company shall cause distributions to be made by means of wire transfer to any Member who requests the same and who provides the Company with wire transfer instructions or by such other electronic means as are agreed to by the Company and such Member.

ARTICLE X

DEFINITIONS

SECTION 10.01                                Definitions.  For the purposes of this Agreement, the following terms shall have the following meanings:

“Act” shall have the meaning given to such term in the Recitals hereof.

“Affiliate” shall mean, with respect to any Person, any Person Controlling, Controlled by, or under common Control with, such Person.

“Agreement” shall have the meaning given to such term in the introductory paragraph hereof.

“Authorized Representative” shall have the meaning given to such term in Section 11.13 hereof.

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“Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized by law to be closed.

“Capital Account” shall mean, with respect to each Member, such Member’s Class A-1 Capital Account and/or Class A-2 Capital Account, as applicable.

“Capital Contribution” shall have the meaning given to such term in Section 2.03(a) hereof.

“Capital Trust” shall have the meaning given to such term in the Recitals hereof.

“Certificate” shall have the meaning given to such term in the Recitals hereof.

“Class A-1 Capital Account” shall mean, with respect to each Member, the sum of the Capital Contributions, if any, made by such Member in exchange for Class A-1 Units and the Gross Asset Value of property contributed by such Member in exchange for Class A-1 Units (or, in each case, to which a transferee Member has succeeded), increased by the aggregate amount of Class A-1 Net Income allocated to such Member pursuant to this Agreement and decreased by (a) the aggregate amount of Class A-1 Net Losses allocated to such Member pursuant to this Agreement and (b) all amounts paid or distributed to such Member pursuant to this Agreement in respect of such Member’s Class A-1 Units.

“Class A-1 Common Stock” shall mean shares of class A-1 common stock, par value $0.001 per share, of CT Legacy REIT Mezz Borrower.

 “Class A-1 Costs” shall mean the Company’s costs and expenses paid or created and reserves established by the Manager, and in each case, which are ratably allocated among and attributed to the Company’s interest in the Class A-1 Common Stock.

“Class A-1 Distributable Cash” shall mean the amount by which the Company’s cash receipts from dividends, distributions and other proceeds in respect of the Class A-1 Common Stock exceed the Class A-1 Costs.

“Class A-1 Net Income” or “Class A-1 Net Loss” shall mean the Net Income or Net Loss of the Company attributable to the dividends, distributions and proceeds received by the Company in respect of the Class A-1 Common Stock and the Class A-1 Costs.

“Class A-1 Unit” shall have the meaning given to such term in Section 2.02 hereof.

“Class A-1 Unitholder” shall have the meaning given to such term in Section 2.02 hereof.

“Class A-2 Capital Account” shall mean, with respect to each Member, the sum of the Capital Contributions, if any, made by such Member in exchange for Class A-2 Units and the Gross Asset Value of property contributed by such Member in exchange for Class A-2 Units (or, in each case, to which a transferee Member has succeeded), increased by the aggregate amount of Class A-2 Net Income allocated to such Member pursuant to this Agreement and decreased by (a) the aggregate amount of Class A-2 Net Losses allocated to such Member pursuant to this Agreement and (b) all amounts paid or distributed to such Member pursuant to this Agreement in respect of such Member’s Class A-2 Units.

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“Class A-2 Common Stock” shall mean shares of class A-2 common stock, par value $0.001 per share, of CT Legacy REIT Mezz Borrower.

“Class A-2 Costs” shall mean the Company’s costs and expenses paid or created and reserves established by the Manager, and in each case, which are ratably allocated among and attributed to the Company’s interest in the Class A-2 Common Stock.

 “Class A-2 Distributable Cash” shall mean the amount by which the Company’s cash receipts from dividends, distributions and other proceeds in respect of the Class A-2 Common Stock exceed the Class A-2 Costs.

 “Class A-2 Net Income” or “Class A-2 Net Loss” shall mean the Net Income or Net Loss of the Company attributable to the dividends, distributions and proceeds received by the Company in respect of the Class A-2 Common Stock and the Class A-2 Costs.

 “Class A-2 Unit” shall have the meaning given to such term in Section 2.02 hereof.

 “Class A-2 Unitholder” shall have the meaning given to such term in Section 2.02 hereof.

 “Code” shall have the meaning given to such term in Section 4.05 hereof.

“Common Stock” shall mean the Class A-1 Common Stock and the Class A-2 Common Stock.

“Company” shall have the meaning given to such term in the introductory paragraph hereof.

“Contribution Agreement” means that certain contribution agreement, dated as of March [    ], 2011, by and among CT Legacy Holdings, Five Mile and the Company, with respect to the contribution of Common Stock to the Company.

 “Control” shall mean, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of another Person.

“Covered Person” shall have the meaning given to such term in Section 8.01 hereof.

“CT Legacy Holdings” shall mean CT Legacy Holdings, LLC, a Delaware limited liability company.

“CT Legacy REIT Mezz Borrower” shall mean CT Legacy REIT Mezz Borrower, Inc., a Maryland corporation.

“Damages” shall have the meaning given to such term in Section 8.01 hereof.

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“Depreciation” shall mean, for each taxable year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such taxable year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such taxable year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such taxable year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such taxable year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

“Effective Date Members” shall have the meaning given to such term in the introductory paragraph hereof and shall include CT Legacy Holdings, Five Mile, the Secured Note Issuers, WestLB CapTrust Holding LLC, BNP Paribas VPG CT Holdings, LLC, Morgan Stanley & Co. Incorporated, JPMorgan Chase Bank, N.A., Deutsche Bank Trust Company Americas and ATC Realty One, LLC.

“ERISA” shall have the meaning given to such term in Section 5.01(b) hereof.

“Exchange Agreement” means that certain exchange agreement, dated as of March [    ], 2011, by and among the Capital Trust, CT Legacy Holdings, LLC, CT Legacy Series 1 Note Issuer, LLC, the Company, WestLB AG, New York Branch, as administrative agent, and each of WestLB AG, New York Branch, BNP Paribas, Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A., Deutsche Bank Trust Company Americas and Wells Fargo Bank, N.A.

“Five Mile” means Five Mile Capital II CT Equity SPE LLC, a Delaware limited liability company.

“For Cause Removal Event” shall mean a final, non-appealable judgment of a court of competent jurisdiction that the Manager has misappropriated funds from, or perpetrated a fraud upon, the Company.

“Gross Asset Value” shall mean, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)                  The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the fair market value of such asset as determined by the Manager at the time that such assets is accepted by the Company, unreduced by any liability secured by such asset, as determined by the Manager.

(b)                The Gross Asset Values of all Company assets may be adjusted in the discretion of the Manager to equal their respective fair market values, unreduced by any liabilities secured by such assets, as determined by the Manager as of the following times: (i) the acquisition of additional Units by any new or existing Member in exchange for a Capital Contribution; (ii) the distribution by the Company to a Member of an amount of cash or property as consideration for Units; (iii) the grant of Units as consideration for the provision of services to or for the benefit of the Company by an existing or new Member; and (iv) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g).

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(c)               The Gross Asset Value of any asset of the Company distributed to any Member shall be adjusted to equal the fair market value of such asset, unreduced by any liability secured by such asset, on the date of distribution as determined by the Manager.

(d)              The Gross Asset Value of the Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or 743(b) of the Code but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (a), (b) or (d) of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Initial Operating Agreement” shall have the meaning given to such term in the Recitals hereof.

“Investment Company Act” shall have the meaning given to such term in Section 5.01(b) hereof.

“IRS” shall have the meaning given to such term in Section 3.08 hereof.

“Legacy Asset Contribution Transaction” shall have the meaning given to such term in the Contribution Agreement.

“Manager” shall have the meaning given to such term in the introductory paragraph hereof.

“Member” shall have the meaning given to such term in the introductory paragraph hereof.  The Members constitute a single group or class of members for purposes of the Act.

“Net Income” or “Net Loss” shall mean, for any period, taxable income or loss, as determined for federal income tax purposes, with the following adjustments:

(a)           any income of the Company which is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss hereunder will be added to such taxable income or loss; and

(b)           any expenditures of the Company which are described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to applicable Regulations under Code Section 704 and not otherwise taken into account in computing Net Income or Net Loss hereunder will be subtracted from such taxable income or loss.

“OFAC” shall have the meaning given to such term in Section 11.14 hereof.

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“Person” shall mean a natural person, company, joint venture, corporation, limited liability company, partnership, trust or other entity.

“Pledge” shall mean any pledge made pursuant to and governed by any Pledge and Security Agreement.

“Pledge and Security Agreements” shall mean (a) each of the Pledge and Security Agreements, by CT Legacy Series 1 Note Issuer, LLC, as pledgor, for the benefit of U.S. Bank National Association, as collateral agent on behalf of certain holders of certain Series 1 Secured Notes to be issued on the date hereof by CT Legacy Series 1 Note Issuer, LLC and (b) each of the Pledge and Security Agreements, by CT Legacy Series 2 Note Issuer, LLC, as pledgor, for the benefit of U.S. Bank National Association, as collateral agent on behalf of certain holders of Series 2 Secured Notes to be issued on the date hereof by CT Legacy Series 2 Note Issuer, LLC, in connection with the Restructuring.

“Regulations” shall mean the applicable Treasury Regulations under the Code.  Any and all references herein to specific provisions of the Regulations will be deemed to refer to any corresponding successor provision.

“Restructuring” shall have the meaning ascribed to such term in the Contribution Agreement.

“Schedule of Outstanding Units” shall have the meaning given to such term in Section 2.02 hereof.

“SDN” shall have the meaning given to such term in Section11.14 hereof.

“SDN List” shall have the meaning given to such term in Section11.14 hereof.

“Secured Note Issuers” shall have the meaning given to such term in Section 5.01(a) hereof.

“Series 1 Note Issuer Exchange Agreement” shall mean that certain exchange agreement, to be entered into by and between CT Legacy Holdings, LLC and CT Legacy Series 1 Note Issuer, LLC.

“Series 2 Note Issuer Exchange Agreement” shall mean that certain exchange agreement, to be entered into by and between CT Legacy Holdings, LLC and CT Legacy Series 2 Note Issuer, LLC.

“Side Letter” shall mean that certain side letter, dated as of March [    ], 2011, by and between the Company and the beneficiaries party thereto.

“Transfer” shall have the meaning given to such term in Section 5.01 hereof.

“WestLB Lenders” shall have the meaning ascribed to such term in the Exchange Agreement.

“Wind Up Agent” shall have the meaning given to such term in Section 7.01(b) hereof.

“Units” shall have the meaning given to such term in Section 2.02 hereof.

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“Unit Right of First Offer Agreement” shall mean that certain unit right of first offer agreement, to be entered into by and between Capital Trust and certain Members with respect to certain prescribed restrictions of Transfer of the Units.

ARTICLE XI

GENERAL PROVISIONS

SECTION 11.01                                Entire Agreement.  This Agreement constitutes the entire understanding among the Members and the Manager with respect to the subject matter hereof.

SECTION 11.02                                Amendment and Consents.  This Agreement (including any provisions incorporated herein by reference) may be amended, and any provision hereof may be waived, by written instrument executed by Members holding 88% or more of the issued and outstanding Units and the Manager (based upon the aggregate number of Units then issued and outstanding, and not the voting rights associated with such Units); provided that Section 2.05 hereof may not be amended so long as the obligations secured by the Pledge and Security Agreements are outstanding without the written consent of all Members; provided, further, that no such amendment or waiver that materially adversely affects the rights of any Member disproportionately to other Members shall be permitted without the consent of the Member so disproportionately affected.

SECTION 11.03                                Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws and decisions of the State of Delaware, without regard to the conflicts of law provisions thereof.

SECTION 11.04                                Jurisdiction.  Any legal action or proceeding with respect to this Agreement may be brought in any court of competent jurisdiction in the State of New York or the State of Delaware and, by execution and delivery of this Agreement, each Member to the fullest extent permitted by law, (a) accepts, generally and unconditionally, the non-exclusive jurisdiction of the state and federal courts of the State of New York and the State of Delaware, and irrevocably agrees to be bound by any judgment or order rendered thereby in connection with this Agreement, (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum, and (c) agrees that service of process may be made upon it by mail in the manner set forth in Section 9.01.

SECTION 11.05                                Captions.  The captions used herein are intended for convenience of reference only, shall not constitute part of this Agreement and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement.

SECTION 11.06                                Successors.  Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the respective heirs, executors, administrators, legal representatives, and permitted successors and assigns of the parties hereto.

SECTION 11.07                                Construction.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company, any of the Members or the Manager.

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SECTION 11.08                                Severability.  In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in an way be affected or impaired thereof.

SECTION 11.09                                Further Assurances.  The parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

SECTION 11.10                                Gender and Number.  Whenever required by the context hereof, the singular shall include the plural and the plural shall include the singular.  The masculine gender shall include the feminine and neuter genders.

SECTION 11.11                                No Third-Party Rights.  Nothing in this Agreement shall be deemed to create any right in any Person not a party hereto (other than the Covered Persons and the permitted successors and assigns of a party hereto) and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party (except as aforesaid).

SECTION 11.12                                Counterparts.  This Agreement may be executed and delivered in counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 11.13                                Confidentiality.  Unless otherwise approved in writing by the Manager, each Member agrees to keep confidential, and not to make any use of (other than for purposes reasonably related to its interest as a Member or for purposes of filing such Member’s tax returns or for other routine matters required by law) nor to disclose to any Person, any information or matter relating to the Company and its business and affairs, including information contained in financial statements furnished pursuant to Section 4.03 (other than disclosure to such Member’s owners, employees, agents, advisors investors, prospective investors, lenders, prospective lenders, transferees, prospective transferees or representatives (each such Person being hereinafter referred to as an “Authorized Representative”), except that a Person who is not subject to the direction or control of such Member will not constitute an Authorized Representative unless such Person shall agree for the benefit of the Company and the Manager to be bound by a confidentiality undertaking on substantially the same terms as set forth in this Section); provided that such Member and its Authorized Representatives may make such disclosure to the extent that: (a) the information being disclosed is publicly known at the time of any proposed disclosure by such Member or Authorized Representative; (b) the information subsequently becomes publicly known through no act or omission of such Member or Authorized Representative; (c) the information otherwise is or becomes legally known to such Member other than through disclosure by the Company or the Manager; or (d) such disclosure, in the opinion of legal counsel of such Member or Authorized Representative, is required by law or regulation or to any regulatory or other governmental agency or body exercising jurisdiction over a Member.  Prior to making any disclosure required by law and unless otherwise restricted by applicable law, the applicable Member shall notify the Manager of such disclosure and advise the Manager as to the opinion referred to above.  Prior to any disclosure to any Authorized Representative, the applicable Member shall advise such Authorized Representative of the obligations set forth in this Section, inform such Authorized Representative of the confidential nature of such information and direct such Authorized Representative to keep all such information in the strictest confidence and to use such information only for purposes relating to such Member’s Units.  The provisions of this Section will survive for a period of three years from the date of termination of the Company.  The provisions of this Section were negotiated in good faith by the parties hereto and the parties hereto agree that such provisions are reasonable and are not more restrictive than is necessary to protect the legitimate interests of the Members, the Manager and the Company.

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SECTION 11.14                                OFAC.  Each Member represents and warrants, to its knowledge, that: (i) it is not on an SDN List (defined below), nor is it directly or indirectly owned or controlled by an SDN (defined below); and (ii) such Member’s execution of this Agreement and its ownership of Units, and the consummation of any other transaction with respect to such Member contemplated by this Agreement, will not violate any country sanctions program administered and enforced by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury. For the purposes hereof, an “SDN List” is defined as one of the lists published by OFAC of individuals and companies owned or controlled by, or acting for or on behalf of, OFAC targeted countries, as well as individuals, groups, and entities, such as terrorists and narcotics traffickers, designated under OFAC programs that are not country-specific, and an “SDN” is one of the individuals or companies listed on an SDN List.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

THE INITIAL MEMBER AND THE MANAGER: CT LEGACY MANAGER, LLC

	By:	CAPITAL TRUST, INC., as member

By:
Name: Title:

THE MEMBERS: CT LEGACY HOLDINGS, LLC

By:
Name: Title:

FIVE MILE CAPITAL II CT EQUITY SPE LLC

By: Five Mile Capital II Equity Pooling LLC, a Delaware limited liability company, its sole member By: Five Mile Capital Partners LLC, a Delaware limited liability company, its manager

By:
Name: Title:

JOINDER

In connection with the transfer (as contemplated in Section 5.01(a) of the Agreement (as defined below)) to the undersigned of the Units representing limited liability company interests in CT Legacy REIT Holdings, LLC (the “Company”) originally issued to, and owned by, CT Legacy Holdings, LLC, each of the undersigned hereby joins the Amended and Restated Limited Liability Company Operating  Agreement of the Company, dated as March [   ] (the “Agreement”), as a Member, and agrees to be bound by the terms of the Agreement.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Joinder on and effective as of the [     ] day of March, 2011.

THE MEMBERS: CT LEGACY SERIES 1 NOTE ISSUER, LLC

By:
Name: Title:

CT LEGACY SERIES 2 NOTE ISSUER, LLC

By:
Name: Title:

WESTLB CAPTRUST HOLDING LLC

By:
Name: Title:

THE MEMBERS (continued): BNP PARIBAS VPG CT HOLDINGS, LLC

By:
Name: Title:

MORGAN STANLEY & CO. INCORPORATED

By:
Name: Title:

JPMORGAN CHASE BANK, N.A.

By:
Name: Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name: Title:

ATC REALTY ONE, LLC

By:
Name: Title:

Schedule 1

Schedule of Outstanding Units

(as of March [    ], 2011)

Member	Class A-1 Units	Class A-2 Units	Pass Though Votes for Underlying Class A-1 Common Stock	Pass Though Votes for Underlying Class A-2 Common Stock
CT Legacy Holdings, LLC Address: c/o Capital Trust, Inc. 410 Park Avenue 14th Floor New York, NY 10022	4,393,750	3,190,625	26,362,500	3,190,625
Five Mile Capital II CT Equity SPE LLC Address: c/o Five Mile Capital Partners LLC Three Stamford Plaza 301 Tresser Blvd, 12th Floor Stamford, CT 06901	0	2,415,625	0	2,415,625

Schedule 1

Schedule of Outstanding Units

(following transfer of Units to Members executing Joinders to the Agreement as of March [   ], 2011)

Member	Class A-1Units	Class A-2 Units	Pass Though Votes for Underlying Class A-1 Common Stock	Pass Though Votes for Underlying Class A-2 Common Stock
CT Legacy Holdings, LLC Address: c/o Capital Trust, Inc. 410 Park Avenue 14th Floor New York, NY 10022	0	337,500	0	337,500
Five Mile Capital II CT Equity SPE LLC Address: c/o Five Mile Capital Partners LLC Three Stamford Plaza 301 Tresser Blvd, 12th Floor Stamford, CT 06901	0	2,415,625	0	2,415,625
CT Legacy Series 1 Note Issuer, LLC Address: c/o Capital Trust, Inc. 410 Park Avenue 14th Floor New York, NY 10022	1,287,946	437,500	7,727,676	437,500
CT Legacy Series 2 Note Issuer, LLC Address: c/o Capital Trust, Inc. 410 Park Avenue 14th Floor New York, NY 10022	3,105,804	0	18,634,824	0

Member	Class A-1Units	Class A-2 Units	Pass Though Votes for Underlying Class A-1 Common Stock	Pass Though Votes for Underlying Class A-2 Common Stock
WestLB CapTrust Holding LLC Address: c/o Peter J. Pasqua Director WestLB AG FU PEG 7 World Trade Center New York, NY 10007 Phone: (212)-597-1449 Peter_Pasqua@westlb.com	0	603,906	0	603,906
BNP Paribas VPG CT Holdings, LLC Address: Nancy Faingar BNP Paribas Private Equity Portfolio Management 520 Madison Avenue, 2nd Floor New York, NY 10022 Phone: (212) 471-6691 Fax: (212) 841-2144 nancy.faingar@us.bnpparibas.com	0	603,906	0	603,906
ATC Realty One, LLC Address: Jeannette DeLaGarza Wells Fargo REMAG Commercial ORE 333 Market Street, 17th Floor San Francisco, CA 94105 Phone: 415.371.3438 Fax: 415.371.3210 Jeannette.V.Delagarza@wellsfargo.com	0	362,344	0	362,344
JPMorgan Chase Bank, N.A. Address: JPMorgan Chase Bank, N.A. ATTN: Douglas A. Kravitz 383 Madison Avenue, 23rd Floor New York, NY 10179 Phone: (212) 270-1262 Fax: (212) 622-4557 Douglas.A.Kravitz@jpmorgan.com	0	301,953	0	301,953

Member	Class A-1Units	Class A-2 Units	Pass Though Votes for Underlying Class A-1 Common Stock	Pass Though Votes for Underlying Class A-2 Common Stock
Morgan Stanley & Co. Incorporated Address: Deborah Mullin 1300 Thames St. Thames Street Wharf Baltimore, MD 21231	0	301,953	0	301,953
Deutsche Bank Trust Company Americas Address: Gerry Dupont Deutsche Bank Securities, Inc. 200 Crescent Court, Suite 550 Dallas, Texas 75201 Phone: (214) 740-7913 Fax: (214) 740-7910 gerard.k.dupont@db.com	0	241,563	0	241,563
Totals:	4,393,750	5,606,250	26,362,500	5,606,250

Schedule 2

Schedule of Initial Capital Account Balances

(as of March [   ], 2011)

Member	Class A-1 Capital Account Balance	Class A-2 Capital Account Balance
CT Legacy Holdings, LLC	$[ ]	$[ ]
Five Mile Capital II CT Equity SPE LLC	$[ ]	$[ ]
Totals:	$[ ]	$[ ]

Schedule of Initial Capital Account Balances

 (following transfer of Units to Members executing Joinders to the Agreement as of March [    ], 2011)

Member	Class A-1 Capital Account Balance	Class A-2 Capital Account Balance
CT Legacy Holdings, LLC	$[ ]	$[ ]
Five Mile Capital II CT Equity SPE LLC	$[ ]	$[ ]
CT Legacy Series 1 Note Issuer, LLC	$[ ]	$[ ]
CT Legacy Series 2 Note Issuer, LLC	$[ ]	$[ ]
WestLB CapTrust Holding LLC	$[ ]	$[ ]
BNP Paribas VPG CT HOLDINGS, LLC	$[ ]	$[ ]
ATC Realty One, LLC	$[ ]	$[ ]
JPMorgan Chase Bank, N.A.	$[ ]	$[ ]
Morgan Stanley & Co. Incorporated	$[ ]	$[ ]
Deutsche Bank Trust Company Americas	$[ ]	$[ ]
Totals:	$[ ]	$[ ]

Schedule 3

Initial Officers

Name	Office
Stephen D. Plavin	President and Chief Executive Officer
Geoffrey G. Jervis	Chief Financial Officer, Treasurer and Secretary
Thomas C. Ruffing	Chief Credit Officer and Head of Asset Management
Douglas Armer	Director
Ryan Totaro	Director
Jai Agarwal	Director
Peter Smith	Director
Robert Brennan	Vice President
Deborah Ginsberg	Vice President
Kevin Wachter	Vice President
Brendan Thorpe	Vice President
Anthony Marone, Jr.	Vice President and Controller
Taylor Collison	Vice President

Annex A

UNIT CERTIFICATE FOR
UNITS OF CT LEGACY REIT HOLDINGS, LLC

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES UNDER THE ACT OR (II) OR ANY AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO DISPOSITION OF SECURITIES.

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER SET FORTH IN ARTICLE V OF THE OPERATING AGREEMENT (AS DEFINED BELOW).  ANY PURPORTED TRANSFER OF SHARES OF UNITS THAT, IF EFFECTIVE, WOULD (I) RESULT IN UNITS BEING HELD BY PERSONS THAT ARE NOT “QUALIFIED PURCHASERS” WITHIN THE MEANING OF SECTION 3(C)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND AS SUCH TERM IS DEFINED IN SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT, (II) BE MADE TO A PROPOSED TRANSFEREE WHO IS A “BENEFIT PLAN INVESTOR” AS DEFINED IN SECTION 3(42) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (III) RESULT IN THE COMPANY’S OR CT LEGACY REIT MEZZ BORROWER, INC’S ASSETS BEING DEEMED “PLAN ASSETS” FOR PURPOSES OF ERISA OR SECTION 4975 OF THE CODE (AS DEFINED IN THE OPERATING AGREEMENT), (IV) RESULT IN THE DISQUALIFICATION OF CT LEGACY REIT MEZZ BORROWER, INC. AS A REAL ESTATE INVESTMENT TRUST FOR PURPOSES OF THE CODE (AS DEFINED IN THE OPERATING AGREEMENT) OR OTHERWISE VIOLATE THE CHARTER OF CT LEGACY REIT MEZZ BORROWER, INC. OR (V) CAUSE THE LEGACY ASSET CONTRIBUTION TRANSACTION (AS DEFINED IN THE OPERATING AGREEMENT) TO FAIL TO QUALIFY FOR NON-RECOGNITION TREATMENT UNDER SECTION 351 OF THE CODE (AS DEFINED IN THE OPERATING AGREEMENT), SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE VOID AB INITIO AND THE INTENDED TRANSFEREE SHALL ACQUIRE NO RIGHTS IN SUCH UNITS.

THE UNITS REPRESENTED BY THIS CERTIFICATE AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS AND AGREEMENTS CONTAINED IN THAT CERTAIN UNIT RIGHT OF FIRST OFFER AGREEMENT, BY AND AMONG CAPITAL TRUST, INC. AND CERTAIN OF THE MEMBERS OF THE COMPANY. A COPY OF SUCH AGREEMENT WILL BE FURNISHED BY THE COMPANY TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

Certificate Number _____	_____ Class __ Units

CT LEGACY REIT HOLDINGS, LLC, a Delaware limited liability company (the “Company”), hereby certifies that ______________________ (together with any permitted assignee of this Certificate, the “Holder”) is the registered owner of ______ Class __ Units in the Company (the “Units”).  The rights, powers, preferences, restrictions and limitations of the Units are set forth in, and this Unit Certificate and the Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability Company Operating Agreement of the Company dated as of March __, 2011, as the same may be amended or restated from time to time (the “Operating Agreement”).  By acceptance of this Unit Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the Units evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Operating Agreement and to be admitted to the Company as a member of the Company, as of the date hereof.  The Company will furnish a copy of the Operating Agreement to the Holder without charge upon written request to the Company at its principal place of business.  The Company maintains books for the purpose of registering the transfer of Units.

Each Unit shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

This Unit Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed as of the date set forth below.

CT LEGACY REIT HOLDINGS, LLC By: CT Legacy Manager, LLC, its manager

Dated:	By:
Name: Title:

 (REVERSE SIDE OF UNIT CERTIFICATE
FOR UNITS OF CT LEGACY REIT HOLDINGS, LLC)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________________________ (print or typewrite name of Transferee), __________________ (insert Social Security or other taxpayer identification number of Transferee), the following specified number of Units: _____ Class __ Units (identify the number and class of Units being Transferred) effective as of the date specified below, and irrevocably constitutes and appoints __________________________ and its authorized officers, as attorney-in-fact, to transfer the same on the books and records of the Company, with full power of substitution in the premises.

Dated:	Signature:

(Transferor)
Address:

EXHIBIT E-2

FORM OF LLC AGREEMENT OF CT SERIES 1 NOTE ISSUER

LIMITED LIABILITY COMPANY AGREEMENT
OF
CT LEGACY SERIES 1 NOTE ISSUER, LLC

This Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of CT Legacy Series 1 Note Issuer, LLC (the “Company”), is entered into by CT Legacy Holdings, LLC, as the sole equity member (the “Member”), and Kathryn A. Widdoes (“Springing Member 1”), as Independent Manager and as a Springing Member, and Geoffrey G. Jervis (“Springing Member 2”), as a Springing Member (each as defined on Schedule A hereto).  Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

The Member, by execution of this Agreement, hereby forms the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. §18-101 et seq.), as amended from time to time (the “Act”), and this Agreement, and the Member, the Independent Manager and Springing Member 1 and Springing Member 2 hereby agree as follows:

Section 1.                      Name.

The name of the limited liability company formed hereby is CT Legacy Series 1 Note Issuer, LLC.

Section 2.                      Principal Business Office.

The principal business office of the Company shall be located at c/o Capital Trust, Inc., 410 Park Avenue, New York, NY 10022 or such other location as may hereafter be determined by the Member.

Section 3.                      Registered Office.

The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.  At any time, the Member may designate another registered office for the Company.

Section 4.                      Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.  At any time, the Member may designate another registered agent for the Company.

E-II-1

Section 5.                      Members.

(a)           The mailing address of the Member is set forth on Schedule B attached hereto.  The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this Agreement.

(b)           Subject to Section 9(j), the Member may act by written consent.

(c)           Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 20 and 22, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 21 and 22) (a “Member Cessation Event”), Springing Member 1 shall, without any action of any Person and simultaneously with the Member Cessation Event, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution.  If, however, at the time of a Member Cessation Event, Springing Member 1 has died or is otherwise no longer able to step into the role of Special Member, then in such event, Springing Member 2 shall, concurrently with the Member Cessation Event, and without any action of any Person and simultaneously with the Member Cessation Event, automatically be admitted to the Company as Special Member and shall continue the Company without dissolution.  It is the intent of these provisions that the Company never have more than one Special Member at any particular point in time.  No Special Member may resign from the Company or transfer its rights as Special Member unless a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement.  The Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member.  The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets.  Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company.  A Special Member, in its capacity as Special Member, may not bind the Company.  Except as required by any mandatory provision of the Act, a Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company.  In order to implement the admission to the Company of the Special Member, each of Springing Member 1 and Springing Member 2 shall execute a counterpart to this Agreement.  Prior to its admission to the Company as Special Member, each person acting as a Springing Member 1 or Springing Member 2 shall not be a member of the Company.

E-II-2

(d)           The Company shall at all times have a Springing Member 1 and a Springing Member 2.  No resignation or removal of a Springing Member, and no appointment of a successor Springing Member, shall be effective unless and until such successor shall have executed a counterpart to this Agreement and, should the resigning or removed Springing Member also serve as the Independent Manager, accepted its appointment as Independent Manager pursuant to Section 10.  In the event of a vacancy in the position of Springing Member 1 or Springing Member 2, the Member shall, as soon as practicable, appoint a successor Springing Member to fill such vacancy.  By signing this Agreement, a Springing Member agrees that, should such Springing Member become a Special Member, such Springing Member will be subject to and bound by the provisions of this Agreement applicable to a Special Member.

Section 6.                      Certificates.

Keith M. Wixson is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware, which filing is hereby ratified and approved.  The Member and each Officer is hereby designated as an “authorized person” of the Company within the meaning of the Act and shall continue as a designated “authorized person” of the Company within the meaning of the Act.  The Member or an Officer shall execute, deliver and file, or cause to be executed, delivered, and filed, any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7.                      Purposes.

(a)           Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management or operation of the Company, the sole purpose to be conducted or promoted by the Company is to engage in the following activities:

(i)
to, acquire, own, hold, lease, operate, manage, maintain, develop, improve, sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the assets described on Schedule C hereto (the “Assets”); and

(ii)	to enter into and perform its obligations under the Basic Documents; and

(iii)
to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

(b)           The Company, and the Member, or any Manager or Officer on behalf of the Company, may enter into and perform their obligations under the Basic Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto and any amendments thereto, all without any further act, vote or approval of any Member, Manager, Officer or other Person notwithstanding any other provision of this Agreement (including, without limitation, Sections 9(j)(iv) and 9(j)(v)), the Act or applicable law, rule or regulation.  The foregoing authorization shall not be deemed a restriction on the powers of the Member or any Manager or Officer to enter into other agreements on behalf of the Company.

E-II-3

Section 8.                      Powers.

Subject to Section 9(j), the Company, and the Board of Managers and the Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 9.                      Management.

(a)           Board of Managers.  Subject to Section 9(j), the business and affairs of the Company shall be managed by or under the direction of a Board of Managers designated by the Member.  Subject to Section 10, the Member may determine at any time in its sole and absolute discretion the number of Managers to constitute the Board.  The authorized number of Managers may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Managers, and subject in all cases to Section 10.  The initial number of Managers shall be four, one of which shall be an Independent Manager pursuant to Section 10.  Each Manager elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Manager’s earlier death, resignation, expulsion or removal.  Each Manager shall execute and deliver the Management Agreement.  Managers need not be a Member.  The initial Managers designated by the Member are listed on Schedule E hereto.

(b)           Powers.  Subject to Section 9(j), the Board of Managers shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise.  Subject to Sections 7 and 9, the Board of Managers has the authority to bind the Company.

(c)           Meeting of the Board of Managers.  The Board of Managers of the Company may hold meetings, both regular and special, within or outside the State of Delaware.  Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.  Special meetings of the Board may be called by the President on not less than one day’s notice to each Manager by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Managers.

(d)           Quorum:  Acts of the Board.  At all meetings of the Board, a majority of the Managers shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board.  If a quorum shall not be present at any meeting of the Board, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  Except as otherwise provided in any other provision of this Agreement, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a majority of the Managers or committee members, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

E-II-4

(e)           Electronic Communications.  Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all Persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in Person at the meeting.  If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(f)           Committees of Managers.

(i)
The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Managers of the Company.  The Board may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(ii)
In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(iii)
Any such committee, to the extent provided in the resolution of the Board, and subject to, in all cases, Sections 9(j) and 10, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(g)           Compensation of Managers; Expenses.  Except as specifically provided for herein, none of the Managers shall be entitled to receive any salary or other compensation from the Company in exchange for such Person’s provision of any services to the Company pursuant to this Agreement; provided that the Managers may be paid their expenses, if any, of attendance at meetings of the Board.  Notwithstanding the foregoing, the Independent Manager may be paid certain compensation by the Company as provided for in a separate agreement with C T Corporation Staffing, Inc., a Delaware corporation.

E-II-5

(h)           Removal of Managers.  Unless otherwise restricted by law and subject to Section 10, any Manager or the entire Board of Managers may be removed or expelled, with or without cause, at any time by the Member, and, subject to Section 10, any vacancy caused by any such removal or expulsion may be filled by action of the Member.

(i)           Managers as Agents.  To the extent of their powers set forth in this Agreement and subject to Section 9(j), the Managers are agents of the Company for the purpose of the Company's business, and the actions of the Managers taken in accordance with such powers set forth in this Agreement shall bind the Company.  Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Managers, a Manager may not bind the Company.

(j)	Limitations on the Company’s Activities.

(i)	This Section 9(j) is being adopted to comply with certain provisions necessary to qualify the Company as a Special Purpose Entity.

(ii)
Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management or operation of the Company, for so long as any Obligation is outstanding, neither the Member nor the Company shall amend, alter, change any of Sections 1, 5(b), 5(c), 5(d), 6, 7, 8, 9, 10, 11, 12, 14, 16, 19(b), 19(f), 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31 or 32 or Schedule A of this Agreement (to the extent that the terms defined in Schedule A are used in any of the foregoing sections) (collectively, the “Special Purpose Provisions”), or any other provision of this or any other document governing the formation, management or operation of the Company in a manner that is inconsistent with any of the Special Purpose Provisions, unless each of the Holders consent in writing.  Subject to this Section 9(j), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 31.  In the event of any conflict between any of the Special Purpose Provisions and any other provision of this or any other document governing the formation, management or operation of the Company, the Special Purpose Provisions shall control.

(iii)
Notwithstanding any other provision of this Agreement or any other document governing the formation, management or operation of the Company, and notwithstanding any provision of law that otherwise so empowers the Company the Member, the Board, any Officer or any other Person, so long as any Obligation is outstanding, neither the Member nor the Board nor any Officer nor any other Person shall be authorized or empowered, nor shall they authorize or permit the Company to, and the Company shall not, without the prior unanimous written consent of the Member and the Board (including the Independent Manager), take any Material Action, provided, further, that, so long as any Obligation is outstanding, the Board may not vote on, or authorize the taking of, any Material Action unless there is at least one Independent Manager then serving in such capacity and the Independent Manager consents thereto.

E-II-6

(iv)
The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises.  Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management or operation of the Company, the Board also shall cause the Company to and the Company shall:

(A)	maintain its books, records and bank accounts separate from those of any other Person;

(B)	at all times hold itself out to the public and all other Persons as a legal entity separate from the Member and from any other Person;

(C)	have its own Board of Managers;

(D)
file its own tax returns separate from those of any other Person, except to the extent that the Company is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, and pay any taxes required to be paid under applicable law; provided that the Company shall be permitted to file a consolidated tax return;

(E)	hold its assets in its own name and not commingle its assets with the assets of any other Person;

(F)	conduct its business only in its own name and comply with all organizational formalities necessary to maintain its separate existence;

(G)
maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the Company’s assets may be included in a consolidated financial statement of its Affiliate provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Company from such Affiliate and to indicate that the Company’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on the Company’s own separate balance sheet;

E-II-7

(H)	pay its own liabilities and expenses only out of its own funds; provided, however, the foregoing shall not require the Member to make any additional capital contributions to the Company;

(I)
except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Company, not enter into any transaction with an Affiliate of the Company except on terms that are commercially reasonable and substantially similar to those that would be available to unaffiliated parties in an arm’s-length transaction;

(J)
maintain a sufficient number of employees in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds; provided however, the foregoing shall not require the Member to make any additional capital contributions to the Company;

(K)	not hold out its credit or assets as being available to satisfy the obligations of any other Person, except as otherwise provided by the Transaction Documents;

(L)	allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space and for services performed by an employee of an affiliate;

(M)	use separate stationery, invoices and checks bearing its own name;

(N)	correct any known misunderstanding regarding its separate identity and not identify itself as a department or division of any other Person;

(O)	conduct its business in its own name so as not to mislead others as to its identity;

(P)
maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require the Member to make additional capital contributions to the Company;

(Q)
cause its Board of Managers to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;

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(R)	except for the Assets, not acquire any obligation or securities of the Member or of any Affiliate of the Company;

(S)	maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(T)	maintain its existence in good standing under the applicable jurisdiction of its formation;

(U)
enter into any contract or agreement with any general partner, member, shareholder, principal, guarantor of the obligations of the Company, or any Affiliate of the foregoing, as the case may be, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties; and

(V)
cause the Managers, Officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.

Failure of the Company, or the Member or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Managers.

(v)
Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management or operation of the Company, the Board shall not cause or permit the Company to and the Company shall not:

(A)
guarantee any obligation of any Person, including any Affiliate or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person, other than pursuant to the Transaction Documents;

(B)	engage, directly or indirectly, in any business other than as required or permitted to be performed under Section 7, the Basic Documents or this Section 9(j);

(C)
incur, create or assume any indebtedness or liabilities other than indebtedness and liabilities incurred in the ordinary course of its business that are related to the ownership and operation of the Assets and are expressly permitted under the Transaction Documents;

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(D)
make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Company may own and acquire the Assets and invest in those investments permitted under the Transaction Documents;

(E)
to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of the Company’s business other than such activities as are expressly permitted pursuant to the Transaction Documents;

(F)	buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities or as otherwise permitted under the Transaction Documents);

(G)
except for REIT Holdings (as defined in Schedule C) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any entity other than REIT Holdings; or

(H)
except as permitted under the Transaction Documents, own any asset or property other than the Assets, cash generated from the repayment or other disposition of the Assets, and incidental personal property necessary for the ownership or operation of the Assets.

Section 10.                      Independent Manager.

(a)           Duties.  As long as any Obligation is outstanding, the Member shall cause the Company at all times to have at least one Independent Manager who will be appointed by the Member.  To the fullest extent permitted by law, including Section 18-1101(c) of the Act, and notwithstanding any duty otherwise existing at law or in equity, the Independent Manager shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 9(j)(iii).  Except for duties to the Company as set forth in the immediately preceding sentence (including duties to the Member and the Company’s creditors solely to the extent of their respective economic interests in the Company but excluding (i) all other interests of the Member, (ii) the interests of other Affiliates of the Company, and (iii) the interests of any group of Affiliates of which the Company is a part), the Independent Manager shall not have any fiduciary duties to the Member, any Officer or any other Person bound by this Agreement; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.  To the fullest extent permitted by law, including Section 18-1101(e) of the Act, the Independent Manager shall not be liable to the Company, the Member or any other Person bound by this Agreement for breach of contract or breach of duties (including fiduciary duties), unless the Independent Manager acted in bad faith or engaged in willful misconduct.  All right, power and authority of the Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement.  Notwithstanding any other provision of this Agreement to the contrary, the Independent Manager, in its capacity as Independent Manager, may only act, vote or otherwise participate in those matters referred to in Section 9(j)(iii) or as otherwise specifically required by this Agreement.  The Independent Manager shall not at any time serve as trustee in bankruptcy of any Affiliate of the Company.

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(b)           Removal.  Subject to the other provisions of this Section 10, the Independent Manager may be removed by the Member only for Cause.  No resignation or removal of the Independent Manager permitted by the preceding sentence shall be effective until (1) the Company has provided the Holders with five (5) business days’ prior written notice of such resignation or removal, and (2) a successor Independent Manager is appointed and such successor shall have accepted his or her appointment as an Independent Manager by a written instrument, which may be a counterpart signature page to the Management Agreement.  In the event of a vacancy in the position of Independent Manager, the Member shall, as soon as practicable, appoint a successor Independent Manager.

Section 11.                      Officers.

(a)           Officers.  The initial Officers of the Company shall be designated by the Member.  The additional or successor Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer.  The Board of Managers may also choose one or more Vice Presidents, Directors, Assistant Secretaries and Assistant Treasurers.  Any number of offices may be held by the same person.  The Board may appoint such other Officers and agents and assign any titles to such Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.  The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board.  The Officers of the Company shall hold office until their successors are chosen and qualified.  Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board.  Any vacancy occurring in any office of the Company shall be filled by the Board.  The initial Officers of the Company designated by the Member are listed on Schedule F hereto.

(b)           President.  The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company at the direction of the Board and shall see that all orders and resolutions of the Board are carried into effect.  The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts approved by the Board, except:  (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 7(b); (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company, and (iii) as otherwise permitted in Section 11(c).

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(c)           Vice President.  In the absence of the President or in the event of the President's inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Managers, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(d)           Secretary and Assistant Secretary.  The Secretary shall be responsible for filing legal documents and maintaining records for the Company.  The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(e)           Treasurer and Assistant Treasurer.  The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board.  The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(f)           Officers as Agents.  The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and, subject to Section 9(j) and this Section 11, the actions of the Officers taken in accordance with such powers shall bind the Company.

(g)           Duties of Board and Officers.  Except to the extent otherwise modified herein (including, without limitation, in Section 10), each Manager and Officer shall have fiduciary duties identical to those of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

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Section 12.                      Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Member nor any Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Manager of the Company.

Section 13.                      Capital Contributions.

The Member has contributed to the Company the Assets.  In accordance with Section 5(c), the Special Member shall not be required to make any capital contributions to the Company.

Section 14.                      Additional Contributions.

The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member.  To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this Agreement.  The Member and the Special Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 15.                      Allocation of Profits and Losses.

The Company’s profits and losses shall be allocated to the Member.

Section 16.                      Distributions.

Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or the terms of any Basic Document or would constitute a default under the Transaction Documents.

Section 17.                      Books and Records.

The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business.  The books of the Company shall at all times be maintained by the Board.  The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours.  The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act.  The Company’s books of account shall be kept using the method of accounting determined by the Member.  The Company’s independent auditor, if any, shall be an independent public accounting firm selected by the Member.

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Section 18.                      Other Business.

The Member, the Special Member, the Managers, the Officers and any Affiliate of the foregoing may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others notwithstanding any duty otherwise existing at law or at equity.  The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.  The foregoing rights of the Member and its Affiliates shall be subject to any restrictions thereon set forth in the Transaction Documents.

Section 19.                      Exculpation and Indemnification.

(a)           None of the Member, the Special Member or the Independent Manager nor any Officer, Manager, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member, the Special Member or the Independent Manager (collectively, the “Covered Persons”) shall, to the fullest extent permitted by law, be liable to the Company or any other Person that is a party to or is otherwise bound by this Agreement, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s bad faith or willful misconduct.

(b)           To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s bad faith or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 19 by the Company shall be provided out of and to the extent of Company assets only, and the Member, the Special Member and the Springing Members shall not have personal liability on account thereof; and provided further, that so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 19 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

(c)           To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 19.

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(d)           A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e)           To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person.  The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to the Company or its members otherwise existing at law or in equity, are agreed by the Member, the Managers, the Springing Members and the Special Member to replace such other duties and liabilities of such Covered Person.

(f)           Notwithstanding the foregoing provisions, any indemnification set forth herein shall be fully subordinate to the Obligations and, to the fullest extent permitted by law, shall not constitute a claim against the Company in the event that the Company’s cash flow is insufficient to pay its Obligations.

(g)           The foregoing provisions of this Section 19 shall survive any termination of this Agreement.

Section 20.                      Assignments.

(a)           Subject to Section 22 and, so long as any Obligation is outstanding, any transfer restrictions contained in the Transaction Documents, the Member may assign in whole or part its limited liability company interest in the Company.  Subject to Section 22, the transferee of a limited liability company interest in the Company shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 20, such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company.  Notwithstanding anything in this Agreement to the contrary, any successor to a Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

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(b)           Notwithstanding anything to the contrary contained in this Agreement for so long as any Obligation remains outstanding, the Company shall always have one and only one Member.

Section 21.                      Resignation.

So long as any Obligation is outstanding, the Member may not resign, except as permitted under the Basic Documents and with the consent in writing of each Holder and if an additional Member is admitted to the Company pursuant to Section 22.  If the Member is permitted to resign pursuant to this Section 21, an additional member of the Company shall be admitted to the Company, subject to Section 22, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 22.                      Admission of Additional Members.

One or more additional Members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that, for so long as the Obligations remain outstanding, notwithstanding the foregoing, no additional Member may be admitted to the Company pursuant to Sections 20, 21 or 22, other than pursuant to Section 23(a) or Section 5(c), except as may be expressly provided otherwise in the Transaction Documents.

Section 23.                      Dissolution.

(a)           The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner required under Section 5(c) or this Section 23(a) or otherwise permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.  Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon (i) an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 20 and 22, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 21 and 22), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company or the Member in the Company.

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(b)           Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member or any additional member shall not cause the Member or Special Member or additional member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

(c)           Notwithstanding any other provision of this Agreement, each of the Member, the Special Member and any additional member waive any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member, Special Member or additional member, or the occurrence of an event that causes the Member, Special Member or additional member to cease to be a member of the Company.

(d)           In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(e)           The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 24.                      Waiver of Partition; Nature of Interest.

Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member, the Special Member, the Springing Members, and any additional member admitted to the Company hereby irrevocably waives any right or power that such Person might have (a) to cause the Company or any of its assets to be partitioned, and (b) except as expressly provided otherwise in Section 9(j)(iii) of this Agreement, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company.  The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 16 hereof.  The interest of the Member in the Company is personal property.

Section 25.                      Tax Status.

It is intended that the Company shall be a disregarded entity for federal, state, and local income tax purposes.

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Section 26.                      Benefits of Agreement; No Third-Party Rights.

Except for the Holders, their successors or assigns with respect to the Special Purpose Provisions (for so long as any Obligation is outstanding), (1) none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or a Special Member, and (2) nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (other than Covered Persons), except as provided in Section 29.  So long as any Obligation is outstanding, the Holders and their successors or assigns are intended third-party beneficiaries of this Agreement and may enforce the Special Purpose Provisions.

Section 27.                      Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 28.                      Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 29.                      Binding Agreement.

The Member agrees that this Agreement, including, without limitation, the Special Purpose Provisions, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Manager, in accordance with its terms.  In addition, the Independent Manager shall be intended beneficiaries of this Agreement.

Section 30.                      Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 31.                      Amendments.

Subject to Section 9(j), this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member.  Notwithstanding anything to the contrary in this Agreement, so long as any Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless the Holders consent in writing except:  (i) to cure any ambiguity or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Basic Documents.

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Section 32.                      Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 33.                      Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 34.                      Effectiveness.

Pursuant to Section 18-201 (d) of the Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation with the Office of the Delaware Secretary of State on March 11, 2011.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the ___ day of March, 2011.

MEMBER: CT Legacy Holdings, LLC By: Capital Trust, Inc., as member

By:
Name: Title:

SPRINGING MEMBERS/INDEPENDENT MANAGER:

Name: Kathryn A. Widdoes Springing Member 1/Independent Manager

Name: Geoffrey J. Jervis Springing Member 2

 [Signature Page to Limited Liability Company Operating Agreement of CT Legacy Series 1 Note Issuer, LLC]

SCHEDULE A

Definitions

A.           Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

“Act” has the meaning set forth in the preamble to this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person or any Person who has a direct familial relationship, by blood, marriage or otherwise with the Company or any Affiliate of the Company.

“Agreement” means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

“Assets” shall have the meaning given thereto in Section 7(a) of this Agreement.

“Bankruptcy” means, with respect to any Person, (A) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (B) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.  The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

“Basic Documents” means the Transaction Documents, the REIT Holdings LLC Agreement (as defined in Schedule C hereto), that certain exchange agreement, by and between the Member and the Company, and all documents and certificates contemplated thereby or delivered in connection therewith.

“Board” or “Board of Managers” means the Board of Managers of the Company.

“Cause” means, with respect to the Independent Manager, (i) acts or omissions by the Independent Manager that constitute willful disregard of, or bad faith or gross negligence with respect to, the Independent Manager’s duties under this Agreement, (ii) that the Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a felony under any law applicable to the Independent Manager, (iii) that the Independent Manager is unable to perform his or her duties as Independent Manager due to death, disability or incapacity, or (iv) that the Independent Manager no longer meets the definition of Independent Manager.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on March 11, 2011, as amended or amended and restated from time to time.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings.  Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, 49% or more of the ownership interests.

“Covered Persons” has the meaning set forth in Section 19(a).

“Holder” means each of the holders of the Notes.

“Independent Manager” means an individual who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Managers, another nationally-recognized company reasonably approved by the Holders, in each case that is not an Affiliate of the Company and that provides professional Independent Managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Manager and is not, and has never been, and will not while serving as Independent Manager be, any of the following:

(a)           a member (other than a special member or a springing member), partner, equity holder, manager, director, officer or employee of the Company, the Member, or any of their respective equity holders or Affiliates (other than as an Independent Manager of the Company or the Member, or an Independent Manager of an Affiliate of the Company that is not in the direct chain of ownership of the Company and that is required by a creditor to be a single purpose bankruptcy remote entity; provided that such Independent Manager is employed by a company that routinely provides professional independent managers or directors in the ordinary course of its business);

(b)           a creditor, supplier or service provider (including provider of professional services) to the Company, the Member or any of their respective equity holders or Affiliates (other than an Independent Manager provided by a nationally-recognized company that routinely provides professional independent managers and other corporate services to the Company, the Member or any of its Affiliates in the ordinary course of its business);

(c)           a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or

(d)           a Person that Controls any of (a), (b) or (c) above.

A natural person who otherwise satisfies the foregoing definition other than subparagraph (a) by reason of being the independent manager of a “special purpose entity” affiliated with the Company shall be qualified to serve as an Independent Manager of the Company, provided that the fees that such individual earns from serving as independent manager of Affiliates of the Company in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

For purposes of this paragraph, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to the Special Purpose Provisions of this Agreement.

“Management Agreement” means the agreement of the Managers in the form attached hereto as Schedule D.  The Management Agreement shall be deemed incorporated into, and a part of, this Agreement.

“Managers” means the Persons elected to the Board of Managers from time to time by the Member, including the Independent Manager, in their capacity as managers of the Company.  A Manager is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

“Material Action” means to file any insolvency or reorganization case or proceeding, to institute proceedings to have the Company be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law against the Company, to seek any relief for the Company under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against the Company, to file a voluntary bankruptcy petition or any other petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for the Company or a substantial part of its property, to make any assignment for the benefit of creditors of the Company, to admit in writing the Company’s inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing.

“Member” means CT Legacy Holdings, LLC, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term “Member” shall not include the Special Member or the Springing Members.

“Member Cessation Event” shall have the meaning given thereto in Section 5(c) of this Agreement.

“Note” means each of those certain Series 1 Secured Notes, between the Company, as issuer, and the holder thereof, as amended from time to time.

“Obligations” shall mean the indebtedness, liabilities and obligations of the Company under or in connection with the Transaction Documents.

“Officer” means an officer of the Company described in Section 11.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“Pledge Agreement” shall mean each of those certain Pledge and Security Agreements, among the Company, U.S. Bank, National Association, as collateral agent, and the Holder named therein, as amended from time to time.

“Special Member” means, upon such person’s admission to the Company as a member of the Company pursuant to Section 5(c), a person acting as either Springing Member 1 or Springing Member 2, in such person’s capacity as a member of the Company.  A Special Member shall only have the rights and duties expressly set forth in this Agreement.

“Special Purpose Entity” means an entity, whose organizational documents contain restrictions on its purpose and activities and impose requirements intended to preserve the separateness that are substantially similar to the Special Purpose Provisions of this Agreement.

“Special Purpose Provisions” shall have the meaning given thereto in Section 9(j) of this Agreement.

“Springing Member” means a Person who is not a member of the Company but who has signed this Agreement in order that, upon the conditions described in Section 5(c), such Person can become the Special Member without any delay in order that at all times the Company shall have at least one member.

“Springing Member 1” shall have the meaning set forth in the preamble to this Agreement.

“Springing Member 2” shall have the meaning set forth in the preamble to this Agreement.

“Transaction Documents” means (i) the Notes and any documents contemplated therein, each as amended from time to time, (ii) each of the Pledge Agreements and any documents contemplated therein, each as amended from time to time, (iii) that certain Exchange Agreement, between CT Legacy Holdings, LLC and the Company, as amended from time to time, (iv) that certain Exchange Agreement, among Capital Trust, Inc., CT Legacy Holdings, LLC, CT Legacy REIT Holdings, LLC, the Company, WestLB AG New York Branch, BNP Paribas, Wells Fargo Bank, N.A., JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. and Deutsche Bank Trust Company Americas, as amended from time to time, (v) any Unit Powers or similar documents to be entered into by the Company or any officer thereof for purposes of transferring Units (as defined in the REIT Holdings LLC Agreement), as amended from time to time, (vi) that certain Security and Control Agreement relating to the Dividends Account (as defined in the Pledge Agreement) among the Company, U.S. Bank, National Association, as deposit account bank, and U.S. Bank, National Association, as collateral agent, as amended from time to time, and (vii) that certain Security and Control Agreement relating to the Sales Proceeds Account (as defined in the Pledge Agreement) among the Company, U.S. Bank, National Association, as deposit account bank, and U.S. Bank, National Association, as collateral agent, as amended from time to time.

B.           Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms.  The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.”  The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision.  The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement.  All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

SCHEDULE B

Member

Name	Mailing Address	Capital Contribution	Limited Liability Company Interest
CT Legacy Holdings, LLC	c/o Capital Trust, Inc., 410 Park Avenue, New York, NY 10022	Assets described on Schedule C	100%

SCHEDULE C

Assets

The 1,287,946 Class A-1 Units and the 437,500 Class A-2 Units (each as defined in the amended and restated limited liability company operating agreement of CT Legacy REIT Holdings, LLC, a Delaware limited liability company (“REIT Holdings”), as amended from time to time (the “REIT Holdings LLC Agreement”)), owned by the Company.

SCHEDULE D

Management Agreement

March 31, 2011

CT Legacy Series 1 Note Issuer, LLC
c/o Capital Trust, Inc.
410 Park Avenue
New York, NY 10022

Re:  Management Agreement -- CT Legacy Series 1 Note Issuer, LLC

Ladies and Gentlemen:

For good and valuable consideration, each of the undersigned Persons, who have been designated as managers of CT Legacy Series 1 Note Issuer, LLC, a Delaware limited liability company (the “Company”), in accordance with the Limited Liability Company Agreement of the Company, dated as of the date hereof, as it may be amended or restated from time to time (the “LLC Agreement”), hereby agree as follows:

1.           Each of the undersigned accepts such Person’s rights and authority as a Manager under the LLC Agreement and agrees to perform and discharge such Person’s duties and obligations as a Manager under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such Person’s successor as a Manager is designated or until such Person’s resignation or removal as a Manager in accordance with the LLC Agreement.  Each of the undersigned agrees and acknowledges that it has been designated as a “manager” of the Company within the meaning of the Delaware Limited Liability Company Act.

2.           So long as any Obligation is outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining an involuntary case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

3.           THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Initially capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.

Stephen D. Plavin

Geoffrey G. Jervis

Thomas C. Ruffing

Kathryn A. Widdoes

[Signature Page to Management Agreement of CT Legacy Series 1 Note Issuer, LLC]

SCHEDULE E

MANAGERS

1.  Stephen D. Plavin

2.  Geoffrey G. Jervis

3.  Thomas C. Ruffing

4.  Kathryn A. Widdoes

SCHEDULE F

Initial Officers

Name	Office

Stephen D. Plavin	President and Chief Executive Officer

Geoffrey G. Jervis	Chief Financial Officer, Treasurer and Secretary

Thomas C. Ruffing	Chief Credit Officer and Head of Asset Management

Douglas Armer	Director

Ryan Totaro	Director

Jai Agarwal	Director

Peter Smith	Director

Robert Brennan	Vice President

Deborah Ginsberg	Vice President

Kevin Wachter	Vice President

Brendan Thorpe	Vice President

Anthony Marone, Jr.	Vice President and Controller

Taylor Collison	Vice President

EXHIBIT F

NOTICE INFORMATION

Party to the Credit Agreement	Tax Residency and TIN of Entity	Entity to Hold Class A-2 Units of CT Legacy REIT Holdings	Contact Information of Entity to Hold Class A-2 Units of CT Legacy REIT Holdings	Entity to Hold Series 1 LLC Interest Secured Note	Contact Information of Entity to Hold Series 1 LLC Interest Secured Note
WestLB AG, New York Branch	W8-BEN TIN: 45-0818701	WestLB CapTrust Holding LLC	Peter J. Pasqua Director WestLB AG FU PEG 7 World Trade Center New York, NY 10007 Phone: (212)-597-1449 Peter_Pasqua@westlb.com	WestLB CapTrust Holding LLC	Peter J. Pasqua Director WestLB AG FU PEG 7 World Trade Center New York, NY 10007 Phone: (212)-597-1449 Peter_Pasqua@westlb.com
BNP Paribas	W-8ECI TIN: 94-1677765	BNP Paribas VPG CT Holdings, LLC	Nancy Faingar BNP Paribas Private Equity Portfolio Management 520 Madison Avenue, 2nd Floor New York, NY 10022 Phone: (212) 471-6691 Fax: (212) 841-2144 nancy.faingar@us.bnpparibas.com	BNP Paribas	Robert Melendez BNP Paribas RCC Inc. Loan Servicing 525 Washington Blvd, 8th Floor Jersey City, NJ 07310 Phone: (201) 850-8186 Fax: (201) 850-4014 robert.melendez@americas.bnpparibas.com
Morgan Stanley Senior Funding, Inc.	W-9 TIN: 13-2655998	Morgan Stanley & Co. Incorporated	Deborah Mullin 1300 Thames St. Thames Street Wharf Baltimore, MD 21231	Morgan Stanley & Co. Incorporated	Deborah Mullin 1300 Thames St. Thames Street Wharf Baltimore, MD 21231
JPMorgan Chase Bank, N.A.	W-9 (Columbus, Ohio) TIN: 13-4994650	JPMorgan Chase Bank, N.A.	Douglas A. Kravitz 383 Madison Avenue, 23rd Floor New York, NY 10179 Phone: (212) 270-1262 Fax: (212) 622-4557 Douglas.A.Kravitz@jpmorgan.com	JPMorgan Chase Bank, N.A.	Douglas A. Kravitz 383 Madison Avenue, 23rd Floor New York, NY 10179 Phone: (212) 270-1262 Fax: (212) 622-4557 Douglas.A.Kravitz@jpmorgan.com

F-1

Deutsche Bank Trust Company Americas	W-9 (New York) TIN: 13-4941247	Deutsche Bank Trust Company Americas	Gerry Dupont Deutsche Bank Securities, Inc. 200 Crescent Court, Suite 550 Dallas, Texas 75201 Phone: (214) 740-7913 Fax: (214) 740-7910 gerard.k.dupont@db.com	Deutsche Bank Trust Company Americas	Gerry Dupont Deutsche Bank Securities, Inc. 200 Crescent Court, Suite 550 Dallas, Texas 75201 Phone: (214) 740-7913 Fax: (214) 740-7910 gerard.k.dupont@db.com
Wells Fargo Bank, N.A.	W-9 TIN: 94-1347393	ATC Realty One, LLC	Jeannette DeLaGarza Wells Fargo REMAG Commercial ORE 333 Market Street, 17th Floor San Francisco, CA 94105 Phone: 415.371.3438 Fax: 415.371.3210 Jeannette.V.Delagarza@wellsfargo.com	Wells Fargo Bank, N.A.	Sam Supple Wells Fargo Bank, N.A. Real Estate Managed Assets 8601 N. Scottsdale Rd. - Suite 200 Scottsdale, AZ 85253 Phone: 480-348-5317 Fax: 866-394-8642 Sam.Supple@wellsfargo.com
The CT Entities	N/A	N/A	N/A	N/A	N/A

F-2

EXHIBIT G

FORM OF PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of March [___], 2011, among CT Legacy Series 1 Note Issuer, LLC, a Delaware limited liability company (the “Pledgor”), U.S. Bank, National Association, as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) for the benefit of the Holder (as herein after defined, and together with the Collateral Agent, the “Secured Parties”), and the Holder.

RECITALS

A.           The Pledgor, as issuer, issued that certain Series 1 Secured Note, dated as of the date hereof (the “Note”), to CT Legacy Holdings, LLC, as the initial holder of the Note.

B.           Pursuant to that certain Bond Power dated the date hereof, CT Legacy Holdings, LLC has transferred the Note to [___], as the holder of the Note (the “Holder”).

C.           For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Pledgor has agreed to pledge and grant, and, pursuant to this Agreement, does hereby pledge and grant, a first priority security interest in the Collateral (as defined below) as security for the Obligations (as defined below).

Accordingly, the parties hereto agree as follows:

Section 1.                      Definitions.

“Account Control Agreements” shall mean the Dividends Account Control Agreement and the Sales Proceeds Account Control Agreement.

“Agreement” shall have the meaning ascribed thereto in the Preamble.

“Business Day” shall mean any day except Saturday, Sunday or any day on which the principal places of business, operation or administration of the Collateral Agent are not open for business.

“Collateral” shall have the meaning ascribed thereto in Section 2.1 hereof.

“Collateral Agent” shall have the meaning ascribed thereto in the Preamble.

“Collateral Agent Expenses” shall mean any and all amounts due or accrued and owing to the Collateral Agent in connection with its taking any action in respect of its rights, powers, duties or obligations under this Agreement or under the Account Control Agreements, including, without limitation, any and all fees, expenses (including legal fees and expenses) and indemnities.

“Debt” shall have the meaning ascribed thereto in Section 2.1 hereof.

“Deposit Account Bank” shall mean U.S. Bank, National Association, as deposit account bank pursuant to the Dividends Account Control Agreement and the Sales Proceeds Account Control Agreement.

“Dividends Account” shall have the meaning ascribed thereto in Section 4.6 hereof.

“Dividends Account Control Agreement” shall have the meaning ascribed thereto in Section 4.6 hereof.

“Electing Holder” shall have the meaning ascribed thereto in Section 7.2 hereof.

“Election Notice” shall have the meaning ascribed thereto in Section 7.2 hereof.

“Entity Agreement” means the limited liability company operating agreement of the Pledged Entity.

“Event of Default” shall have the meaning ascribed thereto in the Note.

“Fee and Indemnification Agreement” shall mean that certain Fee and Indemnification Agreement dated as of March 31, 2011 between CT Legacy Holdings, LLC and U.S. Bank, National Association, as Collateral Agent and Deposit Account Bank.

“Holder” shall have the meaning ascribed thereto in Recital B.

“Interested Holder” shall mean any holder of any Series 1 Secured Note issued by the Pledgor on the date hereof with respect to which the Collateral Agent acts as a collateral agent pursuant to a Pledge and Security Agreement, dated as of the date here of, by and among the Pledgor, the Collateral Agent and such holder.

“Indemnitee” shall have the meaning ascribed thereto in Section 13.6 hereof.

“Lien” means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code.

“Membership Interests” shall have the meaning ascribed thereto in Section 7.2 hereof.

“No-Action Letters” shall mean any of those letters issued by the U.S. Securities and Exchange Commission staff indicating that it would not recommend that the U.S. Securities and Exchange Commission take enforcement action against the requester based on the facts and representations described in the individual’s or entity’s original letter.

“Note” shall have the meaning ascribed thereto in Recital A.

“Obligations” shall have the meaning ascribed thereto in the Note.

“Officer’s Payoff Certificate” shall have the meaning ascribed thereto in Section 9 hereof.

“Person” shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government, or any agency or political subdivision thereof, or any other entity of whatever nature.

“PIK Interest” shall have the meaning ascribed thereto in the Note.

“Pledged Entity” shall mean CT Legacy REIT Holdings, LLC, a Delaware limited liability company.

“Pledged Securities” shall mean the limited liability company membership interests of Pledgor in the Pledged Entity as described on Schedule 1, together with all limited liability company membership interest certificates evidencing such foregoing membership interests, and options or rights of any nature whatsoever which may be issued or granted by the Pledged Entity to Pledgor while this Agreement is in effect.

“Pledgor” shall have the meaning ascribed thereto in the Preamble.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect on the date hereof and, in any event, shall include all dividends or other income from the Pledged Securities, collections thereon or distributions with respect thereto.

“Sale Date” shall have the meaning ascribed thereto in Section 7.2 hereof.

“Sale Date Notice” shall have the meaning ascribed thereto in Section 7.2 hereof.

“Sale Notice” shall have the meaning ascribed thereto in Section 7.2 hereof.

“Sales Proceeds Account” shall have the meaning ascribed thereto in Section 4.7 hereof.

“Sales Proceeds Account Control Agreement” shall have the meaning ascribed thereto in Section 4.7 hereof.

“Secured Parties” shall have the meaning ascribed thereto in the Preamble.

“Securities Rights” means all voting and other rights and remedies in respect of any of the Pledged Securities, and all securities, interest or other distributions and any other right or property which the Pledgor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in replacement for, in substitution for or in exchange for any of the Pledged Securities, in which the Pledgor now has or hereafter acquires any right.

“Series 1 Secured Note” means any Series 1 Secured Note issued by the Pledgor on the date hereof.

“UCC-1 Financing Statements” shall mean the UCC-1 Financing Statements filed by the Pledgor to perfect the security interests in the Collateral granted herein.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unit Power” shall have the meaning ascribed thereto in Section 2.2 hereof.

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Note.

Section 2.                      Pledge and Delivery of Collateral.

2.1           The Pledge.  Pledgor hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, including without limitation, the payment of the outstanding Principal Amount  (including the Prepayment Amount (as defined in the Note)) of the Note, together with all interest (including PIK Interest) accrued and unpaid thereon and any and all other amounts due and payable under the Note (collectively, the “Debt”), a first priority security interest in all of Pledgor’s right, title and interest to the following property whether now owned or existing or hereafter acquired or arising wherever located (all being referred to collectively herein as “Collateral”):

(i)           all Pledged Securities and all Securities Rights;

(ii)           all readily-marketable securities substituted for the Pledged Securities pursuant to Section 12 hereof;

(iii)           all securities, moneys or property representing dividends or interest on any of the Pledged Securities, or representing a distribution in respect of the Pledged Securities, or resulting from a split up, revision, reclassification or other like change of the Pledged Securities or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Securities;

(iv)           all right, title and interest of Pledgor in, to and under any policy of insurance payable by reason of loss or damage to the Pledged Securities and any other Collateral;

(v)           the capital of Pledgor in the Pledged Entity and any and all profits, losses, distributions and allocations attributable thereto as well as the proceeds of any distribution thereof, whether arising under the terms of any of the following documents: the Entity Agreement, the Pledged Entity’s certificate of formation, any certificates of limited liability company membership interests of the Pledged Entity, and all amendments or modifications of any of the foregoing;

(vi)           all other payments, if any, due or to become due to Pledgor in respect of the Collateral, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise;

(vii)           all equity interests or other property now owned or hereafter acquired by Pledgor as a result of exchange offers, recapitalizations of any type, contributions to capital, options or other rights relating to the Collateral;

(viii)           all “Investment Property”, “Accounts”, “Document of Title”, “General Intangibles” and “Instruments” (as each such item is defined in the Uniform Commercial Code) constituting or relating to any of the Collateral described in clauses (i) through (vii) above;

(ix)           all Proceeds of any of the foregoing (including any proceeds of insurance thereon); and

in each case whether now owned or hereafter acquired, now existing or hereafter created and wherever located.

2.2           Delivery of the Collateral.  All certificates representing or evidencing the Pledged Securities shall be delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant hereto and shall be accompanied by duly executed instruments of transfer in blank.  Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent, at the written direction of the Holder, shall have the right, at any time, in the Holder’s discretion, upon notice to Pledgor and otherwise in accordance with applicable law, to transfer to or to register in the name of the Collateral Agent, for the benefit of the Secured Parties, any or all of the Pledged Securities.  Concurrently with the execution and delivery of this Agreement, Pledgor is delivering to the Collateral Agent a unit power related to the limited liability company interest endorsed by the Pledgor in blank (a “Unit Power”), in the form set forth on Exhibit A hereto, for the Pledged Securities, transferring all of such Pledged Securities in blank, duly executed by Pledgor and undated.  The Holder shall have the right, at any time in its discretion upon the occurrence and during the continuance of an Event of Default and without notice to Pledgor, to direct the Collateral Agent in writing to transfer to, and to designate on the Pledgor’s Unit Power, the Collateral Agent, for the benefit of the Secured Parties, or any Person to whom the Pledged Securities are sold in accordance with the provisions hereof.

Section 3.                      Representations and Warranties.  The Pledgor represents and warrants as of the date hereof that:

(a)           the execution and delivery of this Agreement and the performance of the obligations hereunder (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any Person, except such as have been obtained or made and are in full force and effect or the filing of UCC-1 Financing Statements, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Pledgor or any order of any Governmental Authority, and (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Pledgor or its assets, or give rise to a right thereunder to require any payment to be made by the Pledgor.

(b)           Schedule 1 sets forth an accurate description of the Pledged Securities.  The Pledgor has not assigned, pledged or otherwise conveyed or encumbered the Collateral to any other Person other than the Collateral Agent under this Agreement, and the Pledgor is the record and beneficial owner of, and has good and marketable title to, the Collateral free and clear of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Agreement;

(c)           the provisions of this Agreement are effective to create in favor of the Collateral Agent a valid security interest in all right, title and interest of the Pledgor in, to and under the Collateral;

(d)           upon receipt by the Collateral Agent of the Pledged Securities pursuant to Section 2.2 of this Agreement, by virtue of this Agreement, the Lien granted pursuant to this Agreement will constitute a valid, perfected first-priority Lien on the Collateral, enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any of such Collateral;

(e)           the principal place of business and chief executive office of the Pledgor is 410 Park Avenue, 14th Floor, New York, New York 10022-9442;

(f)           the exact legal name of the Pledgor is CT Legacy Series 1 Note Issuer, LLC; and

(g)           the Pledgor has delivered to the Holder a true, correct and complete copy of the Entity Agreement.

Section 4.                      Covenants.  In furtherance of the grant of the pledge and security interest pursuant to Section 2 hereof, the Pledgor hereby agrees with the Collateral Agent, for the benefit of the Holder, as follows:

4.1           Delivery and Other Perfection.  The Pledgor shall, and hereby authorizes the Collateral Agent to, give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers as may be necessary or advisable (or as the Collateral Agent may reasonably request) to create, preserve or perfect the security interest granted pursuant hereto or, upon the occurrence and during the continuance of an Event of Default, to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Collateral Agent or its nominee.

4.2           Sale of Collateral; Liens.  Without the prior written consent of the Holder, the Pledgor shall not, directly or indirectly, except as otherwise expressly permitted by this Agreement (i) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral,  (ii) create, incur, authorize or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for the benefit of the Secured Parties by this Agreement, or (iii) impair the Collateral in any manner including, without limitation, taking any action, or omitting to take any action, that would dilute the relative ownership, rights and participation interest in the Pledged Entity or the dividends or distributions payable in respect of the Collateral (it being agreed that a Permitted Change in Form of Organization (as defined below) shall be deemed to not constitute any such impairment).

4.3           Pledged Securities.

(a)           Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be permitted to exercise all voting and regular limited liability company membership interests or rights with respect to the Pledged Securities, provided that no vote shall be cast or right exercised or other action taken, or omitted to be taken, which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Note or this Agreement; provided further, that the foregoing proviso shall not prevent the Pledgor from exercising its rights to vote on or to provide consent with respect to any matter presented for a vote or consent of the stockholders of CT Legacy REIT Mezz Borrower, Inc. (“Mezz Borrower”) by the board of directors of Mezz Borrower with respect to a change in the form of organization of Mezz Borrower consistent with Section 5.9 of the charter of Mezz Borrower that does not otherwise change relative ownership, rights and participation interests in Mezz Borrower (a “Permitted Change in Form of Organization”).

(b)           The Pledgor agrees that it shall cause all cash dividends and other cash distributions received by it on or with respect to the Collateral to be remitted to the Dividends Account.

(c)           The Pledgor will not make or agree to make any discount, credit or other reduction in the original amount owing to any Pledged Securities or accept in satisfaction of any Pledged Securities less than the original amount thereof.

(d)           Except as otherwise provided in this Agreement, the Pledgor will collect and enforce, at the Pledgor’s sole expense, all amounts due or hereafter due to the Pledgor under the Pledged Securities.

(e)           If to the knowledge of the Pledgor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any Pledged Securities, the Pledgor will promptly disclose such fact to the Collateral Agent and the Holder in writing, electronic or otherwise.

(f)           Except as otherwise permitted under the terms hereof, the Pledgor shall not, directly or indirectly, without the prior written consent of the Holder, attempt to or otherwise waive, alter, amend, modify, supplement or change in any way, or release, subordinate, terminate or cancel in whole or in part, or give any consent under, any of the instruments, documents, policies or agreements constituting or governing the Collateral (including, without limitation, the Entity Agreement or any other organizational document of the Pledged Entity) or any of the rights or interests of the Pledgor thereunder.

(g)           The Pledgor represents and warrants that the Pledged Securities constitute “securities” (as defined in Section 8-102(a)(15) of the Uniform Commercial Code), and the Pledgor represents, warrants, covenants and agrees that (i) the Pledged Securities are not and will not be dealt in or traded on securities exchanges or securities markets, (ii) the terms of the Entity Agreement and the terms of the Pledged Securities provide and shall continue to provide that the Pledged Securities constitute “certificated securities” within the meaning of, and governed by, Article 8 of the Uniform Commercial Code, and (iii) the Pledged Securities are and shall continue to be evidenced by a certificate, which certificate shall be delivered to and held by the Collateral Agent, for the benefit of the Holder, as additional security for the repayment of the Obligations.

4.4           Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name.  The Pledgor will:

(a)           preserve its existence and limited liability company structure as in effect on the date hereof;

(b)           not change its jurisdiction or type of organization from that in effect on the date hereof;

(c)           not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than the location specified in the Note; and

(d)           not change its name or its mailing address;

unless, in each such case, the Pledgor shall have given the Collateral Agent and the Holder not less than thirty (30) days prior written notice of such event or occurrence and shall have represented to the Collateral Agent and the Holder in writing that (x) such event or occurrence will not adversely affect the validity, perfection or priority of the Collateral Agent’s security interest in the Collateral, or (y) the Pledgor has taken such steps as are necessary or advisable to properly maintain the validity, perfection and priority of the Collateral Agent’s security interest in the Collateral owned by the Pledgor.

4.5           Rights of Holder.  Subject to the terms of the Note, the Holder shall have the right to receive any and all income, cash dividends, distributions, proceeds or other property received or paid in respect of the Pledged Securities and make application thereof to the Debt, in accordance with this Agreement and the Note.  If an Event of Default shall have occurred and be continuing, then all such Pledged Securities at the Holder’s written election, shall be registered in the name of the Collateral Agent, for the benefit of the Holder, and the Collateral Agent, at the written direction of the Holder, may thereafter exercise (i) all voting, and all regular limited liability company membership and other rights pertaining to the Pledged Securities and/or the other Collateral and (ii) any and all rights of conversion, exchange, and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including the right to exchange at the written direction of the Holder any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of the Pledged Entity or upon the exercise by Pledgor or the Holder of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Holder may direct in writing), all without liability except to account for property actually received by it, but the Holder shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

4.6           Dividends Account.  The Pledgor shall establish and maintain a deposit account with the Deposit Account Bank into which all income, cash dividends, distributions, Proceeds or other property received or paid in respect of the limited liability membership interests of the Pledged Entity (other than with respect to any income, dividends, distributions, Proceeds or other property received or paid with respect to the sale by the Collateral Agent of the limited liability membership interests of the Pledged Entity) are to be paid or deposited (the “Dividends Account”).  The Dividends Account shall be subject to an agreement, in form and substance reasonably satisfactory to the Collateral Agent and the Holder, among the Collateral Agent, the Deposit Account Bank, and the Pledgor, effective to grant a security interest in and “control” (as defined under the Uniform Commercial Code) over the Dividends Account to the Collateral Agent (the “Dividends Account Control Agreement”).  All amounts received in the Dividends Account related to the Pledged Securities shall be remitted, or caused to be remitted, by the Collateral Agent to the Holder in accordance with the percentage set forth on Schedule 1 to the Dividends Account Control Agreement at the account designated by the Holder on Schedule 2 hereto, or any other account subsequently designated by the Holder by providing written notice to the Pledgor in accordance with Section 9(j) of the Note and to the Collateral Agent in accordance with Section 13.3 hereof; provided, however, that prior to making any such remittance to the Holder, the Collateral Agent shall have the right, without notice to the Pledgor or the Holder, to pay or cause to be paid to itself any and all Collateral Agent Expenses, to the extent such amounts have not been previously paid to it in accordance with the terms of the Fee and Indemnification Agreement.

4.7           Sales Proceeds Account.  The Pledgor shall establish and maintain a deposit account with the Deposit Account Bank into which all income, dividends, distributions, Proceeds or other property received or paid in respect of a sale of any limited liability membership interests of the Pledged Entity by the Collateral Agent pursuant to the terms hereof or any other agreement relating to the pledge to the Collateral Agent of limited liability membership interests of the Pledged Entity are to be paid or deposited (the “Sales Proceeds Account”).  The Sales Proceeds Account shall be subject to an agreement, in form and substance reasonably satisfactory to the Collateral Agent and the Holder, among the Collateral Agent, the Deposit Account Bank, and the Pledgor, effective to grant a security interest in and “control” (as defined under the Uniform Commercial Code) over the Sales Proceeds Account to the Collateral Agent (the “Sales Proceeds Account Control Agreement”).  Any amounts received in the Sales Proceeds Account with respect to the Pledged Securities shall be remitted by the Collateral Agent to the Holder at the account designated by the Holder on Schedule 2 hereto, or any other account subsequently designated by the Holder by providing written notice to the Pledgor in accordance with Section 9(j) of the Note and to the Collateral Agent in accordance with Section 13.3 hereof; provided, however, that prior to making any such remittance to the Holder, the Collateral Agent shall have the right, without notice to the Pledgor or the Holder, to pay or cause to be paid to itself any and all Collateral Agent Expenses, to the extent such amounts have not been previously paid to it in accordance with the terms of the Fee and Indemnification Agreement.

4.8           Tax.           Coincident with the delivery of the Pledged Collateral, the Pledgor will provide the Collateral Agent and the Deposit Account Bank with a duly completed original IRS Form W-9.  In addition, at any time reasonably requested by the Collateral Agent or the Deposit Account Bank, each Holder shall provide a duly completed original IRS Form W-8BEN, W-8ECI, W-8IMY or W-9 or successor applicable form, as appropriate.  Each person required to deliver any such IRS form further undertakes to deliver to the Collateral Agent and the Deposit Account Bank two further copies of such IRS forms, or successor applicable IRS forms, on or before the date that any such IRS form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it.

Section 5.                      Events of Default, Remedies, etc.   At any time when the Pledgor or the Holder shall discover or receive notice that (i) an Event of Default has occurred and is continuing or (ii) the Obligations under the Note have been declared by the Holder to be immediately due and payable, the Pledgor or the Holder, as applicable, shall promptly notify the Collateral Agent and the Deposit Account Bank in writing thereof.  For the avoidance of doubt, it is expressly understood and agreed by the parties hereto that neither the Collateral Agent nor the Deposit Account Bank will have any knowledge of an Event of Default absent receipt of written notice thereof from the Pledgor or the Holder. During the period in which an Event of Default shall have occurred and be continuing, in addition to the rights and remedies set forth in the Note:

(a)           The Collateral Agent, at the written direction and in the sole discretion of the Holder, for the benefit of the Secured Parties, in addition to the rights and remedies set forth herein, shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent, for the benefit of the Secured Parties, were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right);

(b)           The Collateral Agent, at the written direction and in the sole discretion of the Holder, may make any reasonable compromise or settlement deemed desirable by the Holder with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c)           The Collateral Agent, at the written direction and in the sole discretion of the Holder, in its name or in the name of the Pledgor or otherwise, may demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(d)           The Collateral Agent may, at the written direction and in the sole discretion of the Holder, upon ten (10) days prior written notice to the Pledgor of the time and place (which notice the Pledgor acknowledges as reasonable and sufficient), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent or any of its agents, sell, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent shall determine, and for cash or on credit or for future delivery, at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Collateral Agent or anyone else may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgor, any such demand, notice or right and equity being hereby expressly waived and released.  Unless prohibited by applicable law, the Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned;

(e)           The Collateral Agent may exercise all rights, powers and privileges to the same extent as the Pledgor is entitled to exercise such rights, powers and privileges with respect to the Pledged Securities;

(f)           The Collateral Agent shall not be required to take steps necessary or advisable to preserve any rights against prior parties to any of the Collateral;

(g)           In enforcing any rights hereunder, the Collateral Agent shall not be required to resort to any particular security, right or remedy through foreclosure or otherwise or to proceed in any particular order of priority, or otherwise act or refrain from acting, and, to the extent permitted by law, the Pledgor hereby waives and releases any right to a marshaling of assets or a sale in inverse order of alienation;

(h)           The Collateral Agent may register any or all of the Pledged Securities in the name of the Collateral Agent or its nominee without any further consent of the Pledgor;

(i)           The Collateral Agent or its nominee at any time, without notice, may exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral owned by the Pledgor or any part thereof, and to receive all interest and distributions in respect of such Collateral;

(j)           The Pledgor shall assemble and make available to the Collateral Agent the Collateral and all records relating thereto at any place or places specified by the Collateral Agent; and

(k)           The Collateral Agent, on behalf of the Holder, may be required to comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

The proceeds of each collection, sale or other disposition under this Section 5 shall be applied by the Collateral Agent to the Obligations pursuant to Section 6 hereof.

Section 6.                      Application of Proceeds.  During any period in which an Event of Default shall have occurred and be continuing, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under this Agreement, shall be applied (or caused to be applied) by the Collateral Agent:

(a)           First, to the extent not otherwise paid in accordance with the terms of the Fee and Indemnification Agreement, to the payment of any and all Collateral Agent Expenses and any other Obligations owing to the Collateral Agent in respect of costs and expenses of such collection, sale or other realization or the preservation of the security interest granted pursuant to this Agreement, including, without limitation, costs and expenses of the Collateral Agent and the fees and expenses of its agents and counsel, and all expenses incurred by the Collateral Agent in connection therewith, until paid in full;

(b)           Second, to the payment in full of the Obligations; and

(c)           Third, to the payment to the Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 6, “proceeds” of Collateral shall include cash, securities and other property realized in respect of, and distributions in kind of, the Collateral.

Section 7.                      Sale of Collateral.

7.1           Private Sales.

(a)           Each of the Pledgor and the Holder recognizes that the Collateral Agent, for the benefit of the Secured Parties, may be unable to effect a public sale of any or all of the Pledged Securities, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each of the Pledgor and the Holder acknowledges and agrees that any private sale may result in prices and other terms less favorable to the Pledgor and the Holder than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale. Neither the Holder nor the Collateral Agent shall be under any obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Pledged Entity or Pledgor to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the Pledged Entity or Pledgor would agree to do so.

(b)           The Collateral Agent, at the direction and in the sole discretion of the Holder, for the benefit of the Secured Parties, shall have the right to conduct any foreclosure sale of any part of the Collateral.  If an Event of Default shall have occurred and be continuing, the Holder may, in its sole and absolute discretion but only to the extent permitted by applicable law, direct the Collateral Agent in writing to retain and acquire for the Holder and/or its designees or nominees, the Collateral by instructing the Pledgor and/or the Pledged Entity to register on its ledgers and books the Collateral Agent’s acquisition of the Collateral and each certificate which embodies the Pledged Securities, subject to any rights of the Pledgor to object in accordance with the Uniform Commercial Code, if the Pledgor has not renounced or waived such rights in accordance with the Uniform Commercial Code. In connection therewith, the Collateral Agent, at the written direction of the Holder, shall have the right to complete any Unit Power in its favor.

(c)           The Pledgor further shall use its commercially reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Pledged Securities pursuant to this Section 7.1 valid and binding and in compliance with any and all other requirements of applicable law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 7.1 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.1 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Note.

(d)           The Collateral Agent and the Holder shall not incur any liability as a result of the sale of any Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner, it being agreed that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value and that are not customarily sold in a recognized market. Each of the Pledgor and the Holder hereby waives any claims against the Collateral Agent and the Holder arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Debt, even if the Collateral Agent, for the benefit of the Secured Parties, accepts the first offer received and does not offer any Collateral to more than one offeree.

(e)           The Pledgor acknowledges that Securities and Exchange Commission staff personnel have issued various No-Action Letters describing procedures which, in the view of the Securities and Exchange Commission staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Article 9 of the Uniform Commercial Code, yet not public for purposes of Section 4(2) of the Securities Act of 1933.  The Uniform Commercial Code permits the Pledgor to agree on the standards for determining whether the Collateral Agent, for the benefit of the Secured Parties, has complied with its obligations under Article 9 of the Uniform Commercial Code.  Pursuant to the Uniform Commercial Code, the Pledgor specifically agrees (x) that it shall not raise any objection to the Collateral Agent’s or the Holder’s purchase of the Pledged Securities (through bidding on the obligations or otherwise) and (y) that a foreclosure sale conducted in conformity with the principles set forth in the No-Action Letters (i) shall be considered to be a “public” sale for purposes of the Uniform Commercial Code; (ii) will be considered commercially reasonable notwithstanding that the Collateral Agent has not registered or sought to register the Pledged Securities under the applicable securities laws, even if the Pledgor or any Pledged Entity agrees to pay all costs of the registration process; and (iii) shall be considered to be commercially reasonable notwithstanding that the Collateral Agent or the Holder purchases the Pledged Securities at such a sale.

(f)           Each of the Pledgor and the Holder agrees that the Collateral Agent shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any Pledged Securities sold by the Collateral Agent pursuant to the terms of this Agreement.

(g)           To the extent that provisions of the Uniform Commercial Code or other applicable law impose duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, it is hereby agreed by all the parties hereto that it is commercially reasonable for the Collateral Agent to do any of the following:

(i)           not incur significant costs, expenses or other liabilities reasonably deemed as such by the Collateral Agent to prepare any Collateral for disposition;

(ii)           not obtain consents for the collection or disposition of any Collateral (other than a Sale Notice or an Election Notice, as the case may be);

(iii)           to the extent any sale of the Collateral is conducted through a public sale, to advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature or to contact other persons for expressions of interest in acquiring any such Collateral;

(iv)           to the extent any sale of the Collateral is conducted through an auction, to appoint one or more other qualified auctioneers as directed by the Interested Holder delivering a Sale Notice to the Collateral Agent to act as auction agent to assist in the disposition of all or any portion of the Collateral, whether or not such Collateral is of a specialized nature or, to the extent deemed appropriate by the Collateral Agent, obtain the services of other brokers, investment bankers, consultants, legal advisors, agents and other professionals to assist the Collateral Agent in the collection or disposition of any Collateral (the reasonable fees and expenses of such service providers to constitute Collateral Agent Expenses hereunder), utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral, or solicit bids wanted in competition to effect a disposition of all or any portion of the Collateral;

(v)           dispose of the Collateral in wholesale rather than retail markets;

(vi)           disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(vii)           sell Collateral at a price that may be less than the market price quoted by any valuation service provider or market-maker; provided, that the Collateral Agent has used commercially reasonable efforts to sell at such market price.

Each of the Pledgor and the Holder acknowledges that the purpose of this Section 7.1(g) is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being listed in this Section 7.1(g).  Without limitation upon the foregoing, nothing contained in this Section 7.1(g) shall be construed to grant any rights to the Pledgor or the Holder or to impose any duties on the Collateral Agent that would not have been granted or imposed by provisions of this Agreement, the Uniform Commercial Code or other applicable law in the absence of this Section 7.1(g).  It is expressly understood and agreed by the parties hereto that the Collateral Agent shall not under any circumstances be deemed to be a broker, dealer or investment advisor in connection with any disposition or any Collateral pursuant to the terms of this Agreement or applicable law.

7.2           Procedures for Sale of Collateral.

(a)           If the Collateral Agent shall be notified in writing by an Interested Holder that such Interested Holder wishes to exercise its remedies by directing the Collateral Agent to sell or cause the sale of limited liability membership interests of the Pledged Entity (“Membership Interests”) pledged to such Interested Holder on a sale date at least ten (10) Business Days after the date of such notice (a “Sale Date”, and such notice, a “Sale Notice”) in the manner set forth with specificity in such Sale Notice, the Collateral Agent shall, within two (2) Business Days of its receipt of any such Sale Notice, provide notice of such Sale Date (a “Sale Date Notice”) to each other Interested Holder.  Each Interested Holder receiving a Sale Date Notice shall have the right to elect and direct the Collateral Agent, by written notice to the Collateral Agent at least two (2) Business Days prior to the Sale Date (an “Election Notice”), to sell or cause the sale of the Membership Interests pledged to it in the same manner (each an “Electing Holder”).  The delivery of a Sale Notice or an Election Notice by an Interested Holder in respect of a Sale Date shall constitute an irrevocable and binding election and direction to the Collateral Agent from such Interested Holder and its successors and assigns to sell or cause the sale of its Membership Interests on such Sale Date.  Notwithstanding anything contained herein to the contrary, in no event shall the Collateral Agent be required to conduct more than one sale of Membership Interests within a fourteen (14) Business Day period, nor shall it conduct any sale of the Collateral or any Membership Interest if it shall receive a Sale Notice from an Interested Holder less than ten (10) days prior to any Sale Date.  If less than all the Membership Interests to be offered for sale in any sale are sold, the Proceeds of the sale of such Membership Interests that are actually sold shall be allocated pro rata among the Interested Holders whose Membership Interests were the original subject of such proposed sale.

(b)           The Sale Date may be postponed at any time by the Collateral Agent.  In the case of any such postponement, the Sale Date shall be rescheduled to a date as shall be mutually agreed upon in writing by the Collateral Agent and each Interested Holder who delivered a Sale Notice for such Sale Date.  The Collateral Agent shall thereafter provide notice to each Electing Holder of the rescheduled Sale Date and each Electing Holder shall have the right to withdraw its Election Notice so long as such Electing Holder provides the Collateral Agent with written notice of its election to withdraw at least two (2) Business Days prior to any such rescheduled Sale Date.

(c)           By its acceptance of the Note, the Holder hereby waives any right, remedy or claim it may have, whether at law or in equity, against the Collateral Agent in connection with any sale of the Collateral pursuant to the terms of this Agreement, including, without limitation, in connection with any price accepted by the Collateral Agent or any timing of any sale (other than its right to select a Sale Date if it is sending the Collateral Agent a Sale Notice) and hereby releases the Collateral Agent from any and all liability arising under or in connection with any such sale.

Section 8.                      Attorney in Fact.  Without limiting any rights or powers granted by this Agreement to the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall be deemed appointed, which appointment as attorney-in-fact is irrevocable and coupled with an interest, the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof.  Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 8 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Pledgor representing any payment in respect of the Collateral or any part thereof and to give full discharge for the same.

Section 9.                      Termination and Release.  When the Obligations hereunder and under the Note shall have been paid in full in cash, and the Note has been cancelled, the Collateral Agent shall, upon receipt of written confirmation from the Holder that the Obligations hereunder and under the Note have been paid in full in cash and the Note has been cancelled, forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever any remaining Collateral and money received in respect thereof, to or on the order of the Pledgor.  Subject to the confirmation from the Holder described in the immediately preceding sentence, upon the payment in full of the Obligations, the Lien granted hereunder shall automatically terminate and the Collateral Agent shall promptly take any actions, as requested in writing by the Pledgor, to terminate and release the security interest in the Collateral granted to the Collateral Agent hereunder and any financing statements filed in connection herewith, and to cause the Pledged Collateral and any instrument of transfer previously delivered to the Collateral Agent to be delivered to the Pledgor, all at the cost and expense of the Pledgor.  If the Holder does not notify the Collateral Agent of the cancellation of the Note within five Business Days of payment in full of the Obligations hereunder and under the Note, the Pledgor may notify the Collateral Agent of such payment in full by sending a certificate of an officer of the Pledgor certifying that the Obligations under the Note have been paid in full (the “Officer’s Payoff Certificate”).  The Officer’s Payoff Certificate shall be delivered to the Collateral Agent by overnight courier, with a copy to the Holder (and to any additional party designated in writing by the Holder, including the party set forth on Exhibit B hereto) by overnight courier.  So long as the Holder does not notify the Collateral Agent in writing that it disagrees with the Officer’s Payoff Certificate within seven Business Days of the Holder’s receipt thereof, the Collateral Agent shall be entitled to rely on the Officer’s Payoff Certificate as conclusive evidence that the Obligations hereunder and under the Note have been paid in full.

Section 10.                      Further Assurances.  The Pledgor agrees that, from time to time upon the written request of the Collateral Agent, the Pledgor will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

Section 11.                      Additional Agreements Concerning UCCs.  The Pledgor hereby agrees to file UCC-1 Financing Statements describing the Collateral and as may be necessary or desirable for purposes of perfecting the security interest in the Collateral granted by the Pledgor to the Collateral Agent pursuant to this Agreement.

Section 12.                      Substitution of Collateral.  At any time while this Agreement is in force and effect, unless an Event of Default shall have occurred and be continuing, the Pledgor may on ten Business Days prior written notice to the Collateral Agent and the Holder substitute for the Pledged Securities in whole, but not in part, (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government or (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; provided that (x) the fair market value of the substituted Collateral referred to in this Section 12(a) and (b) at all times shall be at least equal to the amount of the outstanding Prepayment Amount under the Note, as determined by the Pledgor pursuant to the terms thereof, and shall pay interest, dividends or other distributions no more than 12 times annually, (y) the Pledgor shall have taken all such necessary or desirable action to ensure that the Collateral Agent shall have a perfected first priority security interest in the substituted Collateral prior to directing the Collateral Agent to (A) release its Liens on the existing Collateral and (B) return the existing Collateral to the Pledgor, and (z) the Collateral Agent, at the Pledgor’s request and expense, and the Pledgor shall enter into appropriate documentation to grant the Collateral Agent a first priority security interest in the substituted Collateral, in form reasonably acceptable to Collateral Agent, which documentation shall include, without limitation, a customary opinion from counsel to the Pledgor related to the grant and perfection of the security interest in the substituted Collateral.  The Pledgor hereby agrees that any direct or indirect increase in the administrative costs or expenses of the Collateral Agent or the Deposit Account Bank due to any substitution of Collateral pursuant this Section 12 shall be paid by the Pledgor.

Section 13.                      Miscellaneous.

13.1           No Waiver.  No failure or delay by the Collateral Agent or the Holder in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Collateral Agent and the Holder hereunder and in the case of the Holder, under the Note, are cumulative and are not exclusive of any rights or remedies that they would otherwise have.

13.2           Governing Law; Jurisdiction; Consent to Service of Process.  THIS AGREEMENT SHALL BE BINDING UPON PLEDGOR AND ITS SUCCESSORS AND PERMITTED ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, THE COLLATERAL AGENT AND ITS SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF THE COLLATERAL AGENT AND PLEDGOR. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED ON OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THE PLEDGOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE COLLATERAL AGENT OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY TO THIS NOTE IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES HEREIN. NOTHING IN THIS NOTE WILL AFFECT THE RIGHT OF ANY PARTY TO THIS NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

13.3           Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person or sent by registered or certified mail, return receipt requested, with proper postage prepaid, or by facsimile transmission and confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided herein:

If to the Pledgor:	CT Legacy Holdings, LLC 410 Park Avenue 14th Floor New York, New York 10022 Attention: Geoffrey G. Jervis Telephone No.: 212-655-0220 Facsimile No.: 212-655-0044
with a copy to:	Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street New York, New York 10022 Attention: Michael L. Zuppone, Esq. Telephone No.: 212-696-6000 Facsimile No.: 212-319-4090
If to the Collateral Agent:	U.S. Bank Corporate Trust Services 214 North Tryon Street, 26th Floor Charlotte, North Carolina 28202 Attention: Brand Hosford Telephone No.: 704-335-4600 Facsimile No.: 704-335-4678
If to the Holder:	[●] Attention: [●] Telephone No.: [●] Facsimile No.: [●]

with a copy to:	[●] Attention: [●] Telephone No.: [●] Facsimile No.: [●]

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 13.3, (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.  The Collateral Agent shall receive any amendments or other modifications to the Note within five (5) Business Days of the effectiveness thereof.

13.4           Waivers, etc.  No waiver of any provision of this Agreement or consent to any departure by the Pledgor therefrom shall in any event be effective unless the same shall be permitted in writing by the Holder and the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, no action or inaction by the Holder or the Collateral Agent shall be construed as a waiver of any Event of Default, regardless of whether the Collateral Agent or the Holder may have had notice or knowledge of such Event of Default at the time.

13.5           Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Pledgor may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Holder and the Collateral Agent (and any attempted assignment or transfer by the Pledgor without such consent shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.  Simultaneously with any sale, transfer or assignment of the Note, (i) the Holder shall promptly deliver to the Collateral Agent evidence of assignment of this Agreement by the Holder to the Person to which such Note is being sold, transferred or assigned and (ii) the Person to which the Note has been sold, transferred or assigned (x) shall thereafter be bound by this Agreement as if it were an original party hereto and agrees that each reference in this Agreement to the “Holder” shall mean and be a reference to such Person, without the execution or filing of any paper or any further action by any party hereto and (y) shall promptly provide the Collateral Agent with any and all relevant tax information, including the applicable items referenced in Section 4.8, and any other contact or identifying information that the Collateral Agent reasonably requests.

13.6           Indemnification.  The Pledgor shall indemnify each of the Secured Parties (each such Person, including its respective officers, directors, employees, affiliates and agents being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder, (ii) relating to or arising out of the acts or omissions of the Pledgor under this Agreement, (iii) resulting from the ownership of or lien on any Collateral, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by final and nonappealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. The obligations of the Pledgor under this Section 13.6 shall survive the termination of this Agreement and the earlier resignation or removal of the Collateral Agent.

13.7           Taxes and Expenses.  Any taxes (including income taxes) payable or ruled payable by a federal or state authority in respect of this Agreement shall be paid by the Pledgor, together with interest and penalties, if any, subject to Pledgor’s right to contest such taxes. For the avoidance of doubt, in no event shall the Holder or the Collateral Agent be responsible for the preparation or filing of any tax-related items or the payment of any taxes in connection with this Agreement, the Pledgor or the Collateral. The Pledgor shall reimburse the Holder and the Collateral Agent for any and all reasonable expenses (including reasonable attorneys’, auditors’ and accountants’ fees) paid or incurred by the Holder and the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Agreement and in the administration, collection, preservation or sale of the Collateral.  Any and all costs and expenses incurred by the Pledgor in the performance of actions required pursuant to the terms hereof shall be borne solely by the Pledgor.  The obligations of the Pledgor under this Section 13.7 shall survive the termination of this Agreement and the earlier resignation or removal of the Collateral Agent

13.8           Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

13.9           Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

13.10           Trial by Jury.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

13.11           Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

13.12           Collateral Agent Performance of Pledgor’s Obligations.  Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which the Pledgor has agreed to perform or pay in this Agreement and the Pledgor shall reimburse the Collateral Agent for any reasonable amounts paid by the Collateral Agent pursuant to this Section 13.12.  The Pledgor’s obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

Section 14.                      Collateral Agent.

14.1         (a)           Appointment of Collateral Agent.  The Holder hereby appoints U.S. Bank, National Association (together with any successor pursuant to Section 14.8) as the Collateral Agent hereunder, and U.S. Bank, National Association hereby accepts such appointment by the Holder as the Collateral Agent hereunder.  The Holder hereby authorizes the Collateral Agent to (i) execute and deliver documents related hereto and accept delivery thereof on its behalf from the Pledgor, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to the Collateral Agent hereunder and (iii) exercise such powers as are reasonably incidental thereto.

(b)           Duties as Collateral and Disbursing Agent.  Without limiting the generality of clause (a) above, the Holder agrees that the Collateral Agent and the Deposit Account Bank, as applicable, shall have the right and authority, and are hereby authorized, to (i) act as the disbursing and collecting agents for the Holder with respect to all income, cash dividends, distributions, Proceeds or other property received in respect of the Pledged Securities, and each Person making any such payment is hereby authorized to make such payment to the Collateral Agent or the Deposit Account Bank, as applicable, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Holder with respect to any Obligation in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such the Holder), (iii) act as collateral agent for the benefit of the Secured Parties for purposes of the perfection of all Liens created by this Agreement and all other purposes stated herein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by this Agreement, (vi) except as may be otherwise specified herein, exercise all remedies given to the Collateral Agent and the Holder with respect to the Collateral and (vii) execute any amendment, consent or waiver related hereto for the benefit of the Secured Parties, so long as the Holder has consented in writing to such amendment, consent or waiver.

14.2           Binding Effect.  The Holder agrees that (i) any action taken by the Collateral Agent in accordance with the provisions hereof, (ii) any action taken by the Collateral Agent in reliance upon the instructions of the Holder and (iii) the exercise by the Collateral Agent of the powers set forth herein, together with such other powers as are reasonably incidental thereto, shall be authorized by and binding upon the Holder.

14.3           Use of Discretion.  (a)           No Action without Instructions.  The Collateral Agent shall not be required to exercise any discretion or take, or omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under the express terms hereof or (ii) pursuant to written instructions from the Holder, as the case may be.

(b)           Right Not to Follow Certain Instructions.  Notwithstanding clause (a) above, the Collateral Agent shall not be required to take, or omit to take, any action (i) unless, upon demand, the Collateral Agent receives an indemnification satisfactory to it from the Holder against all liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Collateral Agent or (ii) that is, in the opinion of the Collateral Agent or its counsel, contrary to the terms hereof or applicable requirements of law.

14.4           Delegation of Rights and Duties.  The Collateral Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action by or through any trustee, co-agent, employee, attorney-in-fact, custodian or nominee and any other Person and the Collateral Agent shall not be responsible for any negligence or misconduct of ay such Person appointed with due care by it hereunder.  Any such Person shall benefit from this Section 14 to the extent provided by the Collateral Agent.

14.5           Reliance and Liability. The Collateral Agent shall not be liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement, and the Holder hereby waives and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of the Collateral Agent in connection with the duties expressly set forth herein.  Without limiting the foregoing, the Collateral Agent:

(i)           shall not be responsible or otherwise incur liability to the Holder for any action or omission taken in reliance upon the instructions of the Holder; and

(ii)           shall not be responsible to the Holder for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement;

and, for each of the items set forth in clauses (i) through (ii) above, the Holder hereby waives and agrees not to assert any right, claim or cause of action it might have against the Collateral Agent based thereon.

14.6           Collateral Agency.  (a)           The Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Collateral Agent.

(b)           The Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting in good faith and in accordance with the terms hereof upon any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(c)           The Collateral Agent may consult with counsel (which counsel may be counsel to the Collateral Agent, the Pledgor or any of its affiliates, and may include any of its employees) and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(d)           The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, indenture, note or other paper or document, but the Collateral Agent in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Collateral Agent shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Pledgor, personally or by agent or attorney.

(e)           Whenever in the administration of this Agreement the Collateral Agent shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action with respect to enforcing any remedy or right hereunder, the Collateral Agent (i) may request instructions from the Holder, (ii) may refrain from enforcing such remedy or right or taking such action until such instructions are received and (iii) shall be protected in acting in accordance with such instructions.

(f)           Without prejudice to any other rights available to the Collateral Agent under applicable law, when the Collateral Agent incurs expenses or renders services in connection with any bankruptcy, insolvency or other proceeding, such expenses (including legal fees and expenses of its agents and counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy laws or law relating to creditors rights generally.

(g)           The Collateral Agent shall not be charged with knowledge of any Event of Default unless a responsible officer of the Collateral Agent shall have actual knowledge thereof.

(h)           No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(i)           In no event shall the Collateral Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)           In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

(k)           Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to all or substantially all of the collateral agency business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(l)           The recitals contained herein and in the Note shall be taken as the statements of the Pledgor, and the Collateral Agent assumes no responsibility for their correctness.  The Collateral Agent makes no representations as to the validity or sufficiency of this Agreement or of the Note.  The Collateral Agent shall not be accountable for the use or application by the Pledgor of the Collateral or the proceeds thereof.  The Collateral Agent shall not be responsible for or in respect of and makes no representations as to the form, character, collectability, genuineness, sufficiency, value or validity of any of the Collateral.

(m)           None of the provisions contained in this Agreement shall in any event require the Collateral Agent to perform, or be responsible or liable for the manner of performance of, any obligations of the Pledgor hereunder.  The Collateral Agent shall have no duty to (i) file any financing or continuation statements, or amendments thereto, under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby or (ii) monitor the effectiveness or perfection of any security interest in any Collateral or the performance of the Pledgor hereunder, any service provider or any other party to this Agreement, nor shall it have any liability in connection with the appointment of any service provider, or the malfeasance or nonfeasance by such parties.  The Collateral Agent shall not make or be deemed to have made any representations or warranties with respect to the Collateral or the validity or sufficiency of any assignment or other disposition of the Collateral.

(n)           The Collateral Agent shall have no obligations or duties in connection with the Note.  It is expressly understood by the parties hereto that the Collateral Agent shall not be responsible for or in respect of, has no knowledge of and makes no representations as to the form, character, collectability, genuineness, sufficiency, value or validity of the Note.  By its acceptance of the Note, the Holder hereby waives any right, remedy or claim it may have, whether at law or in equity, against the Collateral Agent under or pursuant to the express or implied terms of the Note.

14.7           Expenses; Indemnities.  To the extent not reimbursed by the Pledgor or CT Legacy Holdings, LLC, the Holder agrees to indemnify the Collateral Agent  from and against any and all liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of the Holder) and related expenses (including the fees, charges and disbursements of counsel to the Collateral Agent) that may be imposed on, incurred by or asserted against the Collateral Agent related to any action taken or omitted to be taken by the Collateral Agent at the direction of the Holder under or with respect to this Agreement; provided, however, that the Holder shall not be liable to the Collateral Agent to the extent such liability has resulted from the gross negligence or willful misconduct of the Collateral Agent.  The obligations of the Holder under this Section 14.7 shall survive the termination of this Agreement and the earlier resignation or removal of the Collateral Agent.

14.8           Resignation of Collateral Agent.  (a) The Collateral Agent may resign at any time by delivering thirty (30) days prior written notice of such resignation to the Holder and the Pledgor, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of Section 13.3 hereof.  If the Collateral Agent delivers any such notice, the Holder shall have the right to appoint a successor Collateral Agent. Each appointment under this clause (a) shall be subject to the prior consent of the Pledgor, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.  The Collateral Agent acknowledges and agrees that if it resigns as Collateral Agent hereunder it shall return to the Pledgor any portion of the fees prepaid by the Pledgor that are required to be returned to the Pledgor pursuant to the terms of the Fee and Indemnification Agreement.

(b)           Effective immediately upon its resignation, (i) the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, (ii) the Holder shall assume and perform all of the duties of the Collateral Agent until a successor Collateral Agent shall have accepted a valid appointment hereunder, (iii) the retiring Collateral Agent shall no longer have the benefit of any provision of this Agreement (except any provisions which survive the termination of this Agreement and resignation or removal of the Collateral Agent) other than with respect to any actions taken or omitted to be taken while such retiring Collateral Agent was, or because such Collateral Agent had been, validly acting as Collateral Agent hereunder and (iv) the retiring Collateral Agent shall take such action as may be reasonably requested in writing by the Holder to assign to the successor Collateral Agent its rights as Collateral Agent hereunder.  Effective immediately upon its acceptance of a valid appointment as Collateral Agent, a successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Collateral Agent hereunder.

14.9           Collateral Agent Fees, Etc.  All fees and expenses and indemnities of the Collateral Agent shall be paid by the Pledgor or CT Legacy Holdings, LLC in accordance with the terms of the Fee and Indemnification Agreement.  For the avoidance of doubt, except to the extent specifically provided under Section 14.7, the Holder shall not be liable to the Collateral Agent for any fees, expenses, indemnities or other amounts due to Collateral Agent hereunder or with respect to the subject matter hereof.

[THE REMAINDER OF THE PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PLEDGOR CT LEGACY SERIES 1 NOTE ISSUER, LLC a Delaware limited liability company

By:
Name: Title:

HOLDER [_____] a [_______]

By:
Name: Title:

Account Information: [________________] [________________]

COLLATERAL AGENT U.S. Bank, National Association, as Collateral Agent

By:
Name: Title:

SCHEDULE 1

(LLC Membership Interests)

SCHEDULE 2

(Account Information)

Exhibit A

Form of Unit Power

Unit Power

FOR VALUE RECEIVED, the undersigned does hereby irrevocably sell, assign and transfer to ______________________, [●] ([●]) CLASS [●] UNITS of CT Legacy REIT Holdings, LLC (the “Company”), standing in the name of the undersigned on the books of the Company and represented by Certificate No. [●], and does hereby irrevocably constitute and appoint _______________________ as attorney to transfer said units on the books of the Company with full power of substitution in the premises.

Dated:  ____________________

CT Legacy Series 2 Note Issuer, LLC

Name: Geoffrey G. Jervis Title: Chief Financial Officer

Exhibit B

[additional parties]

EXHIBIT H

FORM OF PAY-OFF LETTER

[WESTLB AG, NEW YORK BRANCH]

March [  ], 2011

Re:           Payoff Letter

Dear Ladies and Gentlemen:

Reference hereby is made to the Amended and Restated Credit Agreement (heretofore amended, restated, supplemented or otherwise modified, the “Credit Agreement”), dated as of March 16, 2009, among CAPITAL TRUST, INC., a Maryland corporation (the “Borrower”), the banks and financial institutions listed on the signature pages hereto (each as a “Lender” and collectively, the “Lenders”), and WESTLB AG, NEW YORK BRANCH, for itself as a Lender, and as agent for the Lenders (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

The Borrower has informed the Lenders and the Administrative Agent that Borrower expects to pay, issue and/or deliver, as applicable, to the Lenders an aggregate of (i) $22,932,203.89 in cash in immediately available funds (the “Cash”), (ii) 2,415,625 Class A-2 Units of CT Legacy REIT Holdings, LLC (the “Units”), and (iii) $2,777,775.75 principal amount of 8.19% series 1 secured notes due 2016 of CT Legacy Series 1 Note Issuer, LLC (the “Series 1 LLC Interest Secured Notes,” together with the Cash and Units, the “Payoff Amount”), which Payoff Amount the Lenders and Administrative Agent have agreed to accept in exchange for and in full satisfaction of the Obligations under the Credit Agreement.

1.           This letter (this “Payoff Letter”) will confirm that upon:

(a)	receipt by the Lenders of immediately available funds constituting the Cash amount, paid in accordance with the wire instructions set forth in Exhibit A hereto;

(b)	receipt by the Lenders of the Units;

(c)	receipt by the Lenders of the Series 1 LLC Interest Secured Notes; and

(d)	receipt by the Administrative Agent of a fully executed counterpart of this Payoff Letter signed by the Borrower,

(the date on which all of the foregoing conditions shall first be satisfied herein called the “Payoff Date”), all of the Obligations (other than the Obligations of the Borrower described in Section 4 of this Payoff Letter) shall be paid and satisfied in full.

2.           The Borrower:

(a)           acknowledges and agrees that:

(i)           the amounts referred to in Section 1 above are enforceable obligations of such Borrower, payable to the Lenders and Administrative Agent pursuant to the provisions of the Credit Agreement and the other Loan Documents without any deduction, offset, defense or counterclaim;

(ii)           prior to the Payoff Date, nothing contained herein shall constitute a waiver of any Default or Event of Default or of the Lenders’ and Administrative Agent’s rights and remedies under the Credit Agreement or any other Loan Documents;

(iii)           as of the Payoff Date, the Lenders and Administrative Agent shall have no further (A) commitment to provide Loans or other financial accommodations under the Credit Agreement or the other Loan Documents and (B) obligation, duty or responsibility under the Credit Agreement, any other Loan Documents or any other document or agreement executed and/or delivered in connection therewith, except as expressly set forth in Sections 3(c) and 3(d) below; and

(b)           upon satisfaction of the conditions to the Payoff Date set forth in Section 1 hereof, irrevocably and without further action releases each of the Lenders and the Administrative Agent, together with each of their respective predecessors, successors, assigns, subsidiaries, affiliates and agents and all of their respective past, present and future officers, directors, shareholders, employees, contractors and attorneys and their respective predecessors, heirs, successors and assigns, from any and all claims, actions and liabilities with respect to the Credit Agreement and all transactions related thereto arising prior to the date hereof.

3.           Upon satisfaction of the conditions to the Payoff Date set forth in Section 1 hereof, each of the Lenders and the Administrative Agent acknowledges and agrees, on and with effect from the Payoff Date:

(a)           that all of the Lenders’ and Administrative Agent’s security interests in and other Liens on any and all properties and assets of the Borrower whether personal, real or mixed, tangible or intangible granted by or arising under the Credit Agreement or any other Loan Documents shall be, without further action, terminated, released and discharged, and shall be automatically reassigned to the Borrower, as applicable;

(b)           that the Credit Agreement and the other Loan Documents (including, without limitation, any rights of any Lender or the Administrative Agent under any control agreement, in each case entered into in connection with the Credit Agreement) shall, without further action, terminate and be of no further force or effect, except for those provisions of the Credit Agreement and the other Loan Documents that by their terms survive such termination and except as expressly provided herein;

(c)           the Administrative Agent shall promptly deliver to the Borrower an executed notice of termination of the Securities Account Control Agreement, dated as of March 16, 2009, among Borrower, the Administrative Agent and Bank of America, National Association (the “Control Agreement”), substantially in the form attached hereto as Exhibit B; and

(d)           at the reasonable request of the Borrower (such request to be reasonable in all respects, including, without limitation, with respect to the form and substance of such additional instruments or writings), to execute such additional instruments and other writings, and take such other action, as the Borrower may reasonably request to effect or evidence the satisfaction of the Obligations, the termination of the effectiveness of the Credit Agreement, the other Loan Documents or any instruments executed pursuant thereto (other than those provisions that by their terms survive such termination), or the release of any Liens in favor of the Administrative Agent described in paragraph 3(a) above or that now or hereafter arise under the Credit Agreement or the other Loan Documents, but, in each case, without recourse to the Lenders or Administrative Agent, and without any representation or warranty of any kind, express or implied, and at the sole cost and expense of the Borrower; and

(e)           that each of the Lenders irrevocably and without further action releases the Borrower, together with its predecessors, successors, assigns, subsidiaries, affiliates and agents and all of their respective past, present and future officers, directors, shareholders, employees, contractors and attorneys and their respective predecessors, heirs, successors and assigns, from any and all claims, actions and liabilities with respect to the Credit Agreement Obligations, the Control Agreement, and that certain Pledge and Security Agreement, dated as of March 16, 2009 between the Borrower and the Administrative Agent, arising prior to the date hereof; provided, however, that none of the foregoing shall be released of claims, actions and liabilities arising from fraud, mutual mistake, misrepresentation, misappropriation or omission of any material fact.

4.           Notwithstanding anything to the contrary contained herein, nothing in this Payoff Letter shall terminate or otherwise impair any provision of any Loan Documents that survives termination thereof or payment of the Obligations.  Without limiting the preceding sentence, nothing in this Payoff Letter shall terminate or otherwise impair the Obligations with respect to the indemnification provisions and expense reimbursement provisions of the Loan Documents that survive the termination thereof and the payment of all amounts owing thereunder (including, without limitation, the expenses, indemnity and damage waiver provisions set forth in Section 9.03 of the Credit Agreement).

5.           The Borrower shall pay on demand all of the fees, costs and expenses incurred by the Administrative Agent (including, without limitation, the fees, costs and expenses of counsel to the Administrative Agent) in connection with the preparation, execution, delivery and performance of this Payoff Letter and the documents and instruments referred to in Sections 3(c) and 3(d) hereof.

6.           If any payment, issuance and/or delivery of the Payoff Amount as contemplated herein (or any portion thereof) to any Lender or the Administrative Agent shall be subsequently invalidated, declared to be fraudulent or a fraudulent conveyance or preferential, avoided, rescinded, set aside or otherwise required to be returned or repaid, whether in bankruptcy, reorganization, insolvency or similar proceedings involving the Borrower or otherwise, then the Obligations shall immediately be reinstated, without need for any action by any Person, and shall be enforceable against the Borrower and its successors and assigns as if such payment had never been made (in which case this Payoff Letter shall in no way impair the claims of the Lenders and Administrative Agent with respect to such payment or transfer).

7.           The Borrower confirms its agreement to the terms and provisions of this Payoff Letter by returning to the Administrative Agent a signed counterpart of this Payoff Letter.  This Payoff Letter may be amended, modified or waived only in a writing signed by each of the parties hereto.  This Payoff Letter may be executed by each party hereto on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one agreement.  Delivery of an executed counterpart by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

8.           This Payoff Letter shall be binding on and shall inure solely to the benefit of the Lenders, Administrative Agent, Borrower and their respective successors and assigns, and no other Person shall have any rights herein as a third party beneficiary or otherwise.

9.           If the Payoff Date does not occur on or before 5:00 pm (New York City time) on [     , 2011], this Payoff Letter shall automatically terminate and shall have no further force or effect.

10.          Section headings used herein are for convenience of reference only, are not part of this Payoff Letter and shall not affect the construction of, or be taken into consideration in interpreting, this Payoff Letter.

11.          This Payoff Letter may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

12.          THIS PAYOFF LETTER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PAYOFF LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

[Signatures appear on following pages]

Very truly yours, ADMINISTRATIVE AGENT: WESTLB AG, NEW YORK BRANCH

By:
Name: Title:

By:
Name: Title:

LENDERS: WESTLB AG, NEW YORK BRANCH

By:
Name: Title:

By:
Name: Title:

BNP PARIBAS

By:
Name: Title:

By:
Name: Title:

MORGAN STANLEY SENIOR FUNDING, INC.

By:
Name: Title:

JPMORGAN CHASE BANK, N.A., successor to BEAR STEARNS CORPORATE LENDING, INC.

By:
Name: Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name: Title:

By:
Name: Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name: Title:

BORROWER CAPITAL TRUST, INC., a Maryland corporation

By:
Name: Geoffrey G. Jervis Title: Chief Financial Officer

EXHIBIT A

[WIRE INSTRUCTIONS]

[WIRE INSTRUCTIONS CONT.]

EXHIBIT B
FORM OF NOTICE OF TERMINATION

WestLB AG, New York Branch
7 World Trade Center
250 Greenwich Street
New York, NY 10007

March __, 2011

Bank of America, National Association,
as Securities Intermediary
135 South LaSalle Street, Suite 1625
Chicago, IL 60603
Attention: Kristen Packwood

Re:	Termination of Securities Account Control Agreement

You are hereby notified that the Securities Account Control Agreement dated as of March 16, 2009 among you, Capital Trust, Inc., a Maryland corporation (the “Debtor”), and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such agreement.  Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number [***] the “Securities Account”) from the Debtor.  This notice terminates any obligations you may have to the undersigned with respect to such Securities Account however nothing contained in this notice shall alter any obligations which you may otherwise owe to the Debtor pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile transmission to the Debtor.

Very truly yours, WESTLB AG, New York Branch, as Collateral Agent

By:
Name: Title:

By:
Name: Title:

SCHEDULE A

Significant Subsidiaries of CT Legacy Holdings and CT Legacy REIT Holdings

CT Legacy REIT Mezz Borrower, Inc.

CT Legacy Asset, LLC

CT Legacy JPM SPV, LLC

CT Legacy MS SPV, LLC

CT Legacy Citi SPV, LLC

Sch. A

ANNEX A-I

Form of Paul, Hastings, Janofsky & Walker LLP Opinion

[opinion paragraphs]

1.           Each CT Entity has duly delivered the Transaction Documents to which it is a party under New York Law.

2.           The Exchange Agreement constitutes a valid and binding obligation of each CT Entity under New York law enforceable against each CT Entity in accordance with its terms. The Pledge Agreements and the Security and Control Agreements constitute valid and binding obligations under New York law of CT Series 1 Note Issuer, enforceable against CT Series 1 Note Issuer in accordance with their terms.

3.           The Series 1 LLC Interest Secured Notes, when duly authorized, executed and delivered by CT Series 1 Note Issuer and issued in exchange for and in full satisfaction of the Credit Agreement Obligations and the release of the Collateral and Liens and the termination and discharge of the Credit Agreement and the Security Agreements in accordance with the terms of the Exchange Agreement, will constitute valid and binding obligations of CT Series 1 Note Issuer under New York law,  enforceable against CT Series 1 Note Issuer in accordance with their terms.

4.           No registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Series 1 LLC Interest Secured Notes or the Units is required in connection with the issuance of the Series 1 LLC Interest Secured Notes or the Units to the WestLB Lenders, all as contemplated by the Exchange Agreement, in each case assuming (i) that the WestLB Lenders are “accredited investors” as defined in Rule 501 promulgated under the Securities Act, (ii) the accuracy of the WestLB Lenders’ representations and warranties made in Section 5 of the Exchange Agreement and those of the CT Entities contained in the Exchange Agreement regarding the absence of a general solicitation in connection with the delivery of such Units and Series 1 LLC Interest Secured Notes to the WestLB Lenders pursuant to the Exchange Agreement and (iii) the due performance by the WestLB Lenders of the agreements of the WestLB Lenders set forth in the Exchange Agreement.

5.           The performance by each CT Entity of its obligations under the Transaction Documents to which it is a party does not cause such CT Entity to violate any United States federal or New York State law, regulation or rule applicable to such CT Entity.

6.           No consent, approval, authorization or order of, or filing or registration with, any United States federal or State of New York court or governmental agency or body is required for the performance of the Transaction Documents or for the consummation of the transactions contemplated thereby by each of the CT Entities which are parties thereto, except such as may be required under or by the Securities Act.

7.           Neither CT nor CT Legacy REIT Holdings is and, immediately after the closing of the transaction contemplated by the Exchange Agreement, neither CT nor CT Legacy REIT Holdings will be, an “investment company,” as defined in the Investment Company Act of 1940, as amended.

Annex A-1-1

8.             (a)           The Pledge Agreements create in favor of the Collateral Agent, for the benefit of the respective Holder (as defined in the Pledge Agreements) party thereto, valid security interests the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”) in the rights of CT Series 1 Note Issuer in such of the Series 1 Collateral in which security interests can be created under Article 9 of the New York UCC.

(b)           The Pledge Agreements, together with the delivery to the Collateral Agent in the State of New York of all security certificates representing the Pledged Units accompanied by unit powers in blank and duly executed by or on behalf of the appropriate persons, will create in favor of the Collateral Agent, for the benefit of the respective Holder party thereto, a perfected security interest under Article 9 of the New York UCC in the Pledged Units.

(c)           Assuming (i) the “Bank” as defined in both of the Security and Control Agreements is a “bank” within the meaning of Section 9-102(a)(8) of the New York UCC, (ii) each “Account” as defined in the Security and Control Agreements constitutes a “deposit account” within the meaning of Section 9-102(a)(29) of the New York UCC and is in the name of CT Series 1 Note Issuer, as the Bank’s sole “customer” (within the meaning of Section 4-104 of the New York UCC) with respect to such Account, and (iii) the State of New York is the “bank’s jurisdiction” (within the meaning of Section 9-304 of the New York UCC) with respect to the Account, then (i) the Security and Control Agreements are effective to perfect the security interest of the Series 1 LLC Interest Secured Note Collateral Agent in each Account under the New York UCC and (ii) assuming no other person has “control” (within the meaning of Section 9-104 of the New York UCC) with respect to such Account, then except with respect to the security interest of the Bank, such perfected security interest has priority over all other security interests created in such Account under the New York UCC.

Annex A-1-2

ANNEX A-II

Form of Venable Opinion

[opinion paragraphs]

1.           The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.  The Company has the corporate power to (a) carry on its business and to own or lease and operate its properties in all material respects as described in the 10-K under the under the caption “Item 1. Business” and (b) enter into and perform its obligations under the Agreement.

2.           The execution and delivery by the Company of the Agreement have been duly authorized by all necessary corporate action on the part of the Company.

3.           The Company has duly executed and, so far as known to us, delivered the Agreement.

4.           The execution and delivery by the Company of the Agreement, and the performance of its obligations thereunder, do not conflict with or violate (i) the Charter or the Bylaws or (ii) the Maryland General Corporation Law (the “MCGL”).

Annex A-II-1

ANNEX A-III

Form of RLF Opinion

[opinion paragraphs]

Authority to File Voluntary Bankruptcy Petition
CT LEGACY SERIES 1 NOTE ISSUER, LLC

Based upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that a federal bankruptcy court would hold that Delaware law, and not federal law, governs the determination of what persons or entities have authority to file a voluntary bankruptcy petition on behalf of the Company.  Our opinion is based on the assumption that in any case in which this question is considered, the question will be competently briefed and argued.  Our opinion is reasoned and also presumes that any decision rendered will be based on existing legal precedents, including those discussed below.

Annex A-III-1

State Law Opinion
CT LEGACY SERIES 1 NOTE ISSUER, LLC

1.           The Company has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

2.           Under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, etseq. (the “LLC Act”), and the LLC Agreement, the Company has all necessary limited liability company power and authority to execute and deliver the Transaction Documents, and to perform its obligations thereunder.

3.           Under the LLC Act and the LLC Agreement, the execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Company.

4.           No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by the Company solely in connection with the execution and delivery by the Company of the Transaction Documents, or the performance by the Company of its obligations thereunder.

5.           The execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations thereunder, do not violate (i) any Delaware law, rule or regulation, or (ii) the LLC Certificate or the LLC Agreement.

6.           The LLC Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member, in accordance with its terms.

7.           If properly presented to a Delaware court, a Delaware court applying Delaware law would conclude that (i) so long as any Obligation is outstanding, in order for a Person to file a voluntary bankruptcy petition on behalf of the Company, the prior written consent of the Independent Manager, as provided for in Section 9(j)(iii) of the LLC Agreement, is required, and (ii) such provision, contained in Section 9(j)(iii) of the LLC Agreement, that requires, so long as any Obligation is outstanding, the prior written consent of the Independent Manager in order for a Person to file a voluntary bankruptcy petition on behalf of the Company, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member, in accordance with its terms.

8.           While under the LLC Act, on application to a court of competent jurisdiction, a judgment creditor of the Member may be able to charge the Member’s share of any profits and losses of the Company and the Member's right to receive distributions of the Company's assets (the “Member's Interest”), to the extent so charged, the judgment creditor has only the right to receive any distribution or distributions to which the Member would otherwise have been entitled in respect of such Member's Interest.  Under the LLC Act, no creditor of the Member shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Company.  Thus, under the LLC Act, a judgment creditor of the Member may not satisfy its claims against the Member by asserting a claim against the assets of the Company.

Annex A-III-2

9.           Under the LLC Act (i) the Company is a separate legal entity, and (ii) the existence of the Company as a separate legal entity shall continue until the cancellation of the LLC Certificate.

10.           Under the LLC Act and the LLC Agreement, the Bankruptcy or dissolution of the Member will not, by itself, cause the Company to be dissolved or its affairs to be wound up.

Annex A-III-3

Form of UCC Opinion

1.           The Financing Statement is in an appropriate form for filing with the Division.

2.           Insofar as Article 9 of the Uniform Commercial Code as in effect in the State of Delaware on the date hereof (the “Delaware UCC”) is applicable (without regard to conflict of laws principles), upon the filing of the Financing Statement with the Division, the Collateral Agent will have a perfected security interest in the Company's rights in that portion of the Collateral described in the Financing Statement in which a security interest may be perfected by the filing of a UCC financing statement with the Division (the “Filing Collateral”) and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof.

Annex A-III-4

State Law Opinion
CT LEGACY HOLDINGS, LLC
CT LEGACY REIT HOLDINGS, LLC

1.           Each Company has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.

2.           Under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, etseq. (the “LLC Act”), the Legacy Holdings Consent and the Legacy Holdings LLC Agreement, Legacy Holdings has the requisite limited liability company power and authority to execute and deliver the Transaction Documents to which it is a party, and to perform its obligations thereunder.  Under the LLC Act and the REIT Holdings LLC Agreement, REIT Holdings has the requisite limited liability company power and authority to execute and deliver the Transaction Documents to which it is a party, and to perform its obligations thereunder.

3.           Under the LLC Act, the Legacy Holdings Consent and the Legacy Holdings LLC Agreement, the execution and delivery by Legacy Holdings of the Transaction Documents to which it is a party, and the performance by Legacy Holdings of its obligations thereunder, have been duly authorized by the requisite limited liability company action on the part of Legacy Holdings.  Under the LLC Act and the REIT Holdings LLC Agreement, the execution and delivery by REIT Holdings of the Transaction Documents to which it is a party, and the performance by REIT Holdings of its obligations thereunder, have been duly authorized by the requisite limited liability company action on the part of REIT Holdings.

4.           No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by a Company solely in connection with the execution and delivery by such Company of the Transaction Documents to which it is a party, or the performance by such Company of its obligations thereunder.

5.           The execution and delivery by a Company of the Transaction Documents to which it is a party, and the performance by such Company of its obligations thereunder, do not violate (i) any Delaware law, rule or regulation, or (ii) the applicable LLC Certificate or the applicable LLC Agreement.

Annex A-III-5